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                  DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,
                  ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT
                   (PERSONAL PROPERTY INCLUDING HYDROCARBONS),
                               AND FIXTURE FILING


          THIS DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT (PERSONAL PROPERTY INCLUDING HYDROCARBONS), AND FIXTURE FILING (this "Instrument"), dated as of June 3, 1994 at 9:00 a.m., Mountain Time (the "Effective Date"), is given by FOREST OIL CORPORATION, a New York corporation (the "Mortgagor"), with an address at 1500 Colorado National Building, 950 17th Street, Denver, Colorado 80202 to:

          1. THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), with an address at One Chase Manhattan Plaza, New York, New York 10081, as agent for each bank referred to below (in such capacity, the "Agent") (the Agent, together with its successors in such capacity, is hereinafter referred to as the "Secured Party"), as to any and all portions of the Collateral (as hereinafter defined) EXCEPT those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) constitute interests in or to real property under the law of the State of Texas (the "DT Collateral"); and

          2. Bettylou J. Robert, with an address at 1 Chase Manhattan Plaza, New York, New York 10081, as trustee (in such capacity, together with her successors and assigns in such capacity, the "Trustee"), but only as to the DT Collateral.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER
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OF SALE MAY ALLOW THE SECURED PARTY TO TAKE THE COLLATERAL AND SELL IT WITHOUT
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GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS
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INSTRUMENT.
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THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

TO COMPLY WITH THE REQUIREMENTS OF THE UNIFORM COMMERCIAL CODE IN SEVERAL STATES, (A) THE NAMES OF THE MORTGAGOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE MORTGAGOR AND OTHER RELEVANT INFORMATION ARE SET FORTH IN THE INTRODUCTORY PARAGRAPHS HEREOF AND
SECTION 8.06 HEREOF AND (B) A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL IS SET FORTH IN RECITAL 3 HEREOF.

PORTIONS OF THE COLLATERAL ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR

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REFERRED TO IN EXHIBIT A HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR
RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF EACH COUNTY (OR, TO THE EXTENT SIMILAR RECORDS ARE MAINTAINED AT THE CITY OR TOWN LEVEL INSTEAD OF THE COUNTY LEVEL, EACH SUCH CITY OR TOWN) IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED. THE MORTGAGOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES, IT BEING CONTEMPLATED THAT THE MORTGAGOR MAY HEREAFTER BECOME INDEBTED TO THE SECURED PARTY IN FURTHER SUM OR SUMS.

PURSUANT TO THE PROVISIONS OF SECTION 8.13 HEREOF, THOSE PORTIONS OF THE COLLATERAL WHICH ARE HYDROCARBONS OR OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS), AND THE ACCOUNTS RELATING THERETO, WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE LAND DESCRIBED OR REFERENCED TO IN EXHIBIT A ATTACHED HERETO WHICH IS INCORPORATED HEREIN AND MADE A PART HEREOF BY THIS REFERENCE.

THE AMOUNT INVOLVED IS $200 OR MORE.


                                    RECITALS


          1. Pursuant to the terms of the Credit Agreement dated as of December 1, 1993, as amended by Amendment No. 1 dated as of December 28, 1993, Amendment No. 2 dated as of January 27, 1994 and Amendment No. 3 dated as of June 3, 1994 among the Mortgagor, certain banks (collectively, the "Banks"), the Subsidiary Borrowers, the Subsidiary Guarantors and the Secured Party (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement"), the Banks have agreed to make loans from time to time under a revolving credit facility to the Mortgagor and the aggregate principal or stated amount of which shall not exceed $50,00,000.00 at any one time (maturing December 31, 1996), and issue or acquire participation interests in letters of credit for the account of the Mortgagor.

          2. The Secured Party, for the benefit of itself and the Banks, is intended to have the benefit of the security provided hereby and of the proceeds hereinafter assigned. The Secured Party is to act hereunder for the benefit of itself and the Banks and the Trustee is to act hereunder for the benefit of the Secured Party in accordance with the terms of this Instrument.

          3. The following are hereinafter collectively referred to as the "Collateral":

               A. All rights, titles and interest of the Mortgagor (but at a minimum the undivided interests specified in Exhibit A attached hereto and incorporated herein by this reference) in and to the oil and gas leases, the oil, gas and mineral leases and other mineral properties or interests described in Exhibit A hereto (collectively, the "Leases") and in the lands and premises covered or affected thereby (the "Lands"), except the rights, titles and interests of the Mortgagor expressly excluded in Exhibit A hereto;

               B. without limitation of the foregoing, all other right, title and interest of the Mortgagor of whatever kind or character in and to the Leases and Lands described in Exhibit A hereto, or lands which are otherwise described in any of the Leases or other instruments described in Exhibit A hereto, even though such lands may be incorrectly described in, or omitted from, Exhibit A hereto, except the rights, titles and interests of the Mortgagor expressly excluded in Exhibit A hereto;

               C. all rights, titles, interests and estates owned by the Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements, orders and/or declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction and so called "working interest units" crated under operating agreements, surface use agreements, support agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to in Exhibit A hereto; and (iii) all operating agreements, farmout agreements, farmin agreements, development agreements, participation agreements, area of mutual interest agreements, equipment leases, purchase agreements, sale agreements, option agreements and other agreements which cover, affect or otherwise relate to any of the Leases or Lands or interests in the Leases or Lands described or referred to herein or in Exhibit A hereto or to the production, sale, purchase, exchange, processing, handling, storing, transporting or marketing of the Hydrocarbons (as defined in Section 6.02 hereof) produced from or attributable to such Leases or Lands or interests therein;

                D. any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by the Mortgagor or by anyone on the Mortgagor's behalf; and the Secured Party on behalf of the Banks is hereby authorized to receive the same at any time as additional security hereunder;

                E. all of the rights, titles and interests of every nature whatsoever now owned by the Mortgagor (as the same may be enlarged by the removal of any prior Encumbrance) in and to the Lands, Leases, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, the Lands, Leases, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (as defined in Section 2.02 hereof) to which any of the Lands, Leases, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of the Lands, Leases, rights, titles, interest or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by the Mortgagor in and to such Lands, Leases, rights, titles, interests and estates, excluding any additional undivided interests in such Lands, Leases, rights, titles, interests and estates, hereafter acquired by the Mortgagor;

                  F. all tenements, hereditaments, appurtenances and properties in any way appertaining, belonging, affixed or incidental to the Lands, Leases, rights, titles, interests and estates described or referred to in paragraphs A, B, C, D and E above, which are now owned or, except with respect to any additional undivided interests as provided in paragraph E above, which may hereafter be acquired (by operation of law or otherwise) by the Mortgagor, including, without limitation, any and all property, real or personal, equipment, improvements, fixtures and other property now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of the Leases or the lands covered thereby or pooled or unitized therewith including, without limitation, any and all of the Mortgagor's rights, titles and interests in oil wells, gas wells, injection wells or other wells (including, without limitation, the wells described in Exhibit A hereto) or well equipment, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering lines, field gathering systems, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power, telephone and telegraph lines, surface leases, rights-of-way, easements, servitudes and other surface rights situated upon, used, held for use or useful in connection with the operation and development of the Leases and the Lands covered thereby or pooled or unitized therewith, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties (the foregoing rights, interests, and properties described in paragraphs A, B, C, D, E and this paragraph F above, and all rights, estates, powers and privileges appurtenant thereto are referred to herein collectively as the "Mortgaged Properties": and, individually, as a "Mortgaged


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     Property"); and

               G. all rights, titles, interests and estates now owned by the Mortgagor in and to all Hydrocarbons in and under and which may be produced from or attributable to the Leases and the Lands or lands pooled or unitized therewith including, without limitation, all natural gas in tanks and all rents, issues, profits, proceeds (including without limitation, any prepayment for production not taken or payments in lieu of production), products, revenues and other income from or attributable to the Leases and the Lands covered thereby or pooled or unitized therewith which are subjected or required to be subjected to the liens and security interests of this Instrument; and further including, without limitation, any and all liens and security interests in the Hydrocarbons securing payment of proceeds from the sale of Hydrocarbons.

           To secure the performance of the Obligations (as hereinafter defined) and for and in consideration of the Loans made, and the Letters of Credit issued, pursuant to the Credit Agreement, the Mortgagor hereby:

               A. GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, PLEDGES, MORTGAGES, WARRANTS and CONVEYS, and grants a security interest in, the Collateral other than the DT Collateral to the Secured Party WITH POWER OF SALE pursuant to this Instrument and applicable law, for the benefit and security of the Secured Party, subject to the rights of the Secured Party under the assignment made in paragraph D below;

               B. GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS and CONVEYS the DT Collateral to the Trustee, IN TRUST, WITH POWER OF SALE pursuant to this Instrument and applicable law, for the benefit of the Secured Party; and

               C. without limiting the grant in paragraph A above, grants to the Secured Party a security interest in those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and
     (ii) do not constitute DT Collateral;

     TO HAVE AND TO HOLD the Collateral other than the DT Collateral unto the Secured Party, its successors and assigns, forever, and TO HAVE AND TO HOLD the DT Collateral unto the Trustee, its successors and assigns, forever, in trust, subject to all of the terms, conditions, covenants and agreements herein set forth, for the security and benefit of the Secured Party and its successors and assigns as holders of the Obligations (as hereinafter defined); and

               D. UNCONDITIONALLY AND ABSOLUTELY ASSIGNS, CONVEYS, TRANSFERS and SETS OVER to the Secured Party any and all of the Mortgagor's rights in respect of the Hydrocarbons, including, without limitation, all severed and extracted Hydrocarbons and other minerals produced from or attributable to the Mortgaged Property, including, without limitation, all of the proceeds thereof.

            AND, in furtherance thereof, the Mortgagor warrants, represents, covenants and agrees as follows:


                                    ARTICLE I

                               OBLIGATIONS SECURED


           Section 1.01 Obligations. This Instrument is executed, acknowledged and delivered by the Mortgagor to secure and enforce the following obligations (herein collectively called the "Obligations"):

                A. Payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks and evidenced by the Notes held by the Banks and all other amounts (including, without limitation, Reimbursement Obligations) from time to time owing to, and obligations to be performed in favor of, the Secured Party and the Banks by the Mortgagor under the Credit Agreement, the Notes and under any of the other Basic Documents (any reborrowings, future advances, readvances, modifications, extensions, substitutions, exchanges and renewals shall enjoy the same priority as the initial advances evidenced by the Notes);

                B. Payment of all sums advanced and costs and expenses (including, without limitation, all legal and engineering fees) incurred by the Secured Party (whether directly or indirectly on behalf of itself and any of the Banks) in connection with the Obligations or any part thereof, any reborrowing, future advance, readvance, modification, extension, substitution, exchange and renewal of the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of the Mortgagor or the Secured Party; and

                C. Payment of all other indebtedness and liabilities and performance of all other obligations of the Mortgagor to the Secured Party or the Trustee arising pursuant to this Instrument or in connection herewith, including without limitation all sums advanced by the Secured Party or the Trustee to protect the Collateral, each of which Obligation (unless otherwise specified in the writing creating such Obligation) shall be due and payable five days after demand for payment is made upon the Mortgagor by the Secured Party and shall bear interest at the Post-Default Rate.

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                                   ARTICLE II

                    WARRANTIES, REPRESENTATIONS AND COVENANTS


           The Mortgagor hereby represents, warrants and covenants as follows:

           Section 2.01 Performance of Obligations. The Mortgagor shall pay when due the principal of and the interest on the Obligations as the same shall become due and payable in accordance with the terms hereof and the Credit Agreement.

           Section 2.02  Warranty of Title.

           (a) The Mortgagor has good and marketable title in and to the undivided interests specified as fractional, percentage or decimal interest in Exhibit A hereto in the Lands and Leases identified in Exhibit A hereto. Any fractional, percentage or decimal interest specified in Exhibit A in referring to Mortgagor's interests in the Mortgaged Property are solely for the purposes of the representations and warranties set forth herein and shall in no manner limit the quantum of the interests of the Mortgagor in the Mortgaged Property mortgaged and pledged by the Mortgagor hereunder. All Leases are valid, subsisting and in full force and effect, none of such Leases is in default and no event has occurred and is continuing, and no condition exists that, after notice or the passage of time or both could become a default under any such Lease.

           (b) The Collateral is free and clear of (i) all Liens, and (ii) except as otherwise disclosed to Agent in writing prior to the date hereof, any and all preferential purchase rights or other rights, restrictions or limitations of any nature or kind (herein collectively called "Encumbrances"); other than (A) Permitted Liens described in Section 9.06 of the Credit Agreement, (B) the Liens in favor of the Trustee and the Secured Party created or provided herein and (C) any other Liens or Encumbrances that would not, either individually or in the aggregate, reduce the value or impair the marketability of the Mortgaged Properties or interfere with the use or operation of the Mortgaged Properties in the ordinary course of business of the Mortgagor.

          (c) Except as set forth in Exhibit A, none of the existing Encumbrances include "take or pay", "gas balancing" or other comparable obligations in accordance with which Hydrocarbons have heretofore been or may hereafter be produced and delivered from the Mortgaged Property without the Mortgagor then or thereafter having the right to receive full payment therefor, except as otherwise disclosed by any contractual or other arrangements whereby payment for production from such Mortgaged Property is to be deferred for a substantial period after the month in which such production is delivered (i.e., in the case of oil, not in

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excess of 60 days, and in the case of gas, not in excess of 90 days), other than any suspension of payments that is customary in the industry. No Mortgaged Property is subject to any contractual or other arrangement for the sale of crude oil that (i) provides for the sale of crude oil at a price that does not adjust from time to time at reasonable intervals to reflect currently prevailing crude oil prices in the market in which crude oil severed from such Mortgaged Property is sold and (ii) cannot be canceled upon 90 days (or less) notice. No Mortgaged Property is subject to a gas sales contract that contains terms which are not customary in the industry, which terms either individually or in the aggregate, reduce the value or impair the marketability of the Mortgaged Properties or the gas produced therefrom. No Mortgaged Property is subject to any contractual or other arrangement for the sale of oil or gas to any affiliate of Mortgagor. No Mortgaged Property is subject at the present time to any regulatory refund obligation and, to the best of the Mortgagor's knowledge, no facts exist which might cause the same to be imposed.

           (d) Except as set forth on Exhibit A, no Lien or Encumbrance on the Mortgaged Properties would cause the Mortgagor's (i) share of production from the wells or Leases and Lands described in Exhibit A to be less than the net revenue interest ("NRI") (expressed as a fraction, percentage or decimal) set forth in Exhibit A in connection with said wells or Leases and Lands or (ii) share of expenses of development, production and operation with respect to said well or Leases to be more than the working interest ("WI") (expressed as a fraction, percentage or decimal) set forth in Exhibit A in connection with said wells or Leases (unless there is also a proportionate increase in NRI).

           Section 2.03 Power to Create Lien and Security Interest. The Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage, and convey a security interest in all of the Collateral in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any lessor, sublessor, governmental or regulatory authority or agency or other party or parties whomsoever.

           Section 2.04 Defense of Title to Collateral. Subject to Section 2.02(b) hereof, the Mortgagor will warrant and defend the title to the Collateral against the claims and demands of all other persons whomsoever and will maintain and preserve the Lien created hereby so long as any of the Obligations secured hereby remain unpaid. If the title, interest or Lien, as the case may be, of the Mortgagor or the Secured Party to the Collateral (or the Trustee to the DT Collateral) or any part thereof, or the security of this Instrument, or the rights or powers of the Secured Party or the Trustee hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced involving the Mortgagor or its properties, the Mortgagor shall promptly give written notice thereof to the Secured Party (and the Trustee, if the Collateral is DT Collateral) and at the Mortgagor's own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys reasonably acceptable to the Secured Party; and the Secured Party and the Trustee may take such independent action in connection therewith as either of them may in their respective discretion deem advisable, and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred by the Secured Party and by the Trustee in connection therewith shall be a part of the Obligations described in
Section 1.01.C. above. Such obligation shall be payable on demand and shall bear interest from the date of demand therefor until paid at a per annum rate of interest equal to the Post-Default Rate, but in no event to exceed the maximum nonusurious rate allowed by applicable law.

           Section 2.05  First Lien.  Except for Liens permitted under Section
9.06 of the Credit Agreement this Instrument is, and the Mortgagor will ensure this Instrument is kept as, a direct and first Lien and security interest upon the Collateral and the Mortgagor will not create, incur, assume or suffer to be created or permit to exist any other Lien upon the Collateral or any part thereof or upon the rents, issues, revenues, profits and other income therefrom.

           Section 2.06 Identify; Chief Office. The Mortgagor will not change its employer identification number, the location of its chief executive office, its principal place of business or the place where it keeps its books and records concerning the Collateral (including, particularly, the proceeds from the sale of Hydrocarbons) without notifying the Secured Party or the Trustee of such change in writing at least 60 days prior to the effective date of such change.

           Section 2.07 Further Assurances; Recordation. The Mortgagor shall promptly and, insofar as not contrary to applicable law, at Mortgagor's own expense, file and refile, or cause to be filed or refiled, in such offices, at such times and as often as may be necessary, this Instrument and every other instrument in addition or supplemental hereto, including, without limitation, applicable financing statements, as may be necessary to create, perfect, maintain and preserve the Lien intended to be created hereby and the rights and remedies of the Secured Party and of the Trustee hereunder, and shall promptly furnish to the Secured Party evidence satisfactory to the Secured Party of all such filings and refilings and otherwise shall do or cause to be done all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the Lien intended to be created hereby as a first Lien on the real property and (in each case, except for Liens permitted under Section 9.06 of the Credit Agreement), as a first and prior security interest in the personal property which constitute the Collateral and to create, perfect, maintain and preserve the assignments made in paragraph D of the granting clause of this Instrument. The Mortgagor shall execute, acknowledge and deliver to the Secured Party such other and further instruments and do such other acts as in the reasonable opinion of the Secured Party may be necessary or desirable to more fully identify and subject to the Lien and assignment created hereby, any property intended by the terms hereof to be covered hereby, to assure the first priority thereof (except for liens permitted under Section 9.06 of the Credit Agreement), and otherwise to effect the intent of this Instrument, promptly upon request of the Secured Party and at the Mortgagor's expense.

           Section 2.08 Maintenance and Operations. The Mortgagor will promptly pay and discharge or cause to be paid and discharged all rentals, delay rentals, royalties and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, subject leases, subleases, contracts and agreements described or referred to herein or affecting the Mortgagor's interests in the Collateral, and will do or cause to be done all other things necessary to keep unimpaired the Mortgagor's interests in the Collateral, and will do or cause to be done all other things necessary to keep unimpaired the Mortgagor's rights with respect thereto and prevent any intentional forfeiture thereof or default with respect thereof other than a default which might occur as a result of cessation of production thereunder. The Mortgaged Property (and properties unitized therewith) have been, to the extent the same could adversely affect the ownership or operations of the Collateral after the Effective Date, maintained, operated and developed in full repair, working order and efficiency; specifically in this connection, (i) no Mortgaged Property is subject to having allowable production after the Effective Date reduced below the full and regular allowable (including, without limitation, the maximum permissible tolerance) because of any over production (whether or not the same was permissible at the time) prior to the Effective Date and (ii) none of the wells located on the Mortgaged Property (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Mortgaged Property (or, in the case of wells located on properties pooled or unitized therewith, such pooled or unitized properties). The Mortgagor will operate the Mortgaged Property in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable spacings proration and conservation laws of the jurisdiction in which the Mortgaged Property is situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons and other minerals produced therefrom. The Mortgagor will do or cause to be done, or shall participate in, such development work as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property in accordance with the approved practices of prudent operators in the industry, including, without limitation, all to be done that may be appropriate to protect from diminution the productive capacity of the

Mortgaged Property and each producing well thereon. Upon the request of either the Secured Party or the Trustee, the Mortgagor will (a) permit the Secured Party or the Trustee, as the case may be, and its respective designated representatives to enter upon any part of the Mortgaged Property under the control of the Mortgagor, and (b) use its best efforts to cause the operator of any part of the Mortgaged Property not under the control of the Mortgagor to permit the Secured Party or Trustee, as the case may be, and its designated representatives to enter upon the same (to the extent and subject to the conditions under which the Mortgagor may so enter), for the purposes of inspecting the condition and operation thereof.

          Section 2.09  Abandonment; Sales or Dispositions.

           (a) Notwithstanding anything contained herein to the contrary, the Mortgagor shall not abandon or permit to be abandoned all or any portion of the Mortgaged Properties, except to the extent that the production and sale of Hydrocarbons therefrom, under then current market conditions and using production techniques then customary in the oil and gas industry for wells of such type, have ceased to be produced in paying quantities.

           (b) The Mortgagor will not sell, lease, assign, transfer or otherwise dispose of any part of the Mortgaged Property except as permitted by the Credit Agreement or this Instrument. The Mortgagor will not sell, lease, assign, transfer or otherwise dispose of, or create, incur, assume or suffer to exist any Lien upon, the Mortgagor's interest in any Hydrocarbon transmission lines and any gas processing plants not constituting Mortgaged Property used, necessary or intended to be used in connection with the production or marketing of any Hydrocarbons from the Mortgaged property or lands pooled or unitized therewith, except Liens which would be Permitted Liens if such transmission lines or gas processing plants were Mortgaged Property and dispositions or Liens which do not impair the deliverability of any Hydrocarbons utilizing such transmission liens or gas processing plants.

           Section 2.10 Maintenance of Insurance. The Mortgagor shall purchase and maintain in full force and effect policies of insurance in such form and amounts covering such risks, and issued by such companies, in each case in the manner and to the extent required pursuant to Section 9.04 of the Credit Agreement. The Secured Party or the Trustee shall have the right to collection, and the Mortgagor hereby assigns to the Secured Party or the Trustee, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Mortgaged Property, and the Secured Party to the Trustee may apply all or any part of the sums so collected, as the Secured Party or the Trustee elects, toward payment of the Obligations, whether or not such Obligation is then due and payable, in such manner as the Secured Party or the Trustee may elect.

           Section 2.11  Reporting.  In addition to the
reporting requirements of Section 9.01 of the Credit Agreement, the Mortgagor will, upon request of either the Secured Party on behalf of any Bank or the Trustee, furnish or cause to be furnished to the Secured Party or the Trustee, as the case may be, reports prepared by or for the Mortgagor concerning the expediency of any change in methods of treatment or operation of all or any well included in the Mortgaged Property; any new drilling or development; any abandonment or proposed abandonment of any well; any plugging of any well or reopening of same at a different level and any method of repressuring in the field or any other action with respect to the Mortgaged Property.

           Section 2.12 Expenses; Indemnification. The Mortgagor will promptly upon demand by the Secured Party pay all reasonable costs and expenses heretofore or hereafter incurred by the Secured Party for legal, engineering, geological or accounting services rendered to the Banks in connection with the enforcement of any of the rights hereunder. The Mortgagor will indemnify the Secured Party and the Trustee and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by any of them arising out of or by reason of any investigation or litigation or proceeding (including any threatened investigation or litigation or other proceeding) on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Collateral through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Collateral or with this Instrument (but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Any amount to be paid hereunder by the Mortgagor shall be a demand obligation owing by the Mortgagor and shall bear interest from the date such obligation is due until such obligation is paid, at a per annum rate of interest equal to the Post-Default Rate.

           Section 2.13 Non-Operated Interests. All or portions of the Collateral may be comprised of interests in the Leases or Lands or lands pooled or unitized therewith which are other than working interests or which may be operated by a party or parties other than the Mortgagor and with respect to all such portions of the Collateral, the Mortgagor's covenants as expressed in this
Article II are modified to require that the Mortgagor use its best efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such Leases, Lands or properties.

           Section 2.14 Failure to Perform. The Mortgagor agrees that if the Mortgagor fails to perform any act or to take any action which the Mortgagor is required to perform or take hereunder or pay any money which the Mortgagor is required to pay hereunder, each of the Secured Party and the

Trustee in the Mortgagor's name or its or their own name may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by the Mortgagor to the Secured Party or the Trustee, as the case may be, and each of the Secured Party and the Trustee, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to each of the Secured Party and the Trustee pursuant to this Instrument shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to such Person until paid at the Post-Default Rate, and all such amounts together with such interest thereon shall be a part of the Obligations described in Section 1.01.C. hereof.

           Section 2.15 Compliance with Environmental Laws. The Mortgagor will not cause or permit the Collateral to be in violation of, or do anything or permit anything to be done which will subject the Collateral to, any remedial obligations under any Environmental Law. The Mortgagor will not use the Collateral in a manner which will result in (i) the disposal or other release of any solid waste or hazardous substance on or to the Collateral, (ii) a release of a hazardous substance on or to the Collateral in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, or (iii) the release of any hazardous substance on or to the Collateral so as to pose an imminent and substantial endangerment to public health or welfare or the environment and covenants and agrees to keep or cause the Collateral to be kept free of any hazardous waste or contaminants and to remove the same (or if removal is prohibited by law, to take whatever action is permitted by law), promptly upon discovery and at its sole expense. In the event the Mortgagor fails to do so, after notice to the Mortgagor, the Secured Party upon the request of the Majority Banks may either declare an Event of Default under this Instrument and exercise any and all remedies hereunder or cause the Collateral to be freed from the hazardous waste or contaminants (or if removal is prohibited by law, to take whatever action is permitted by law), and the cost of the removal or such other action shall be a demand obligation owing by the Mortgagor to the Secured Party (or the Trustee) pursuant to this Instrument and shall bear interest at the Post-Default Rate. The Mortgagor grants to the Secured Party and the Trustee and its agents and employees access to the Collateral and the license to remove the hazardous waste or contaminants (or if removal is prohibited by law, to take whatever action is required by law) and agrees to indemnify and save the Secured Party and the Trustee harmless from all costs and expense involved and from all claims (including, without limitation, consequential damages) asserted or proven against the same by any party in connection therewith. From time to time, but not more frequently than once during any period of twelve calendar months unless at the time a Default shall have occurred and be continuing, upon the reasonable request of the Secured Party, the Mortgagor will provide at the

Mortgagor's sole expense an inspection or audit of the Collateral from an engineering or consulting firm selected by the Mortgagor and approved by the Agent, which approval shall not be unreasonably withheld, indicating the presence or absence of such substances on the Collateral. If the Mortgagor fails to provide same after 10 days' notice, the Secured Party may order same, and the Mortgagor grants to the Secured Party and its employees and agents access to the Collateral and a license to undertake the testing. The cost of such tests shall be a demand obligation owing by the Mortgagor to the Secured Party pursuant to this Instrument and shall bear interest at the Post-Default Rate.

            Section 2.16 Environmental Indemnity. The Mortgagor agrees to indemnify the Secured Party and the Trustee and their respective shareholders, directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (including, without limitation, attorneys' fees and court costs), asserted against or incurred by any of the Secured Party and the Trustee at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of the Mortgagor set forth in Section 8.13 of the Credit Agreement, (b) the failure of the Mortgagor to perform any obligation herein required to be performed by the Mortgagor regarding Environmental Laws,
(c) any violation on or before the Release Date (as hereinafter defined) of any Environmental Law in effect on or before the Release Date, and (d) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including, without limitation, the presence on the Collateral or release from the Collateral of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Collateral, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The foregoing indemnity shall not apply with respect to matters solely caused by or arising out of the gross negligence or willful misconduct of any of the Secured Parties and the Trustee. As used in this paragraph, the terms "Secured Party" and "the Trustee" shall collectively mean and include not only the Secured Party or the Trustee respectively described herein but also any Bank, and any respective persons or entities owned or controlled by or affiliated with the Secured Party or the Trustee. The "Release Date" as used herein shall mean the earlier of: (i) the date on which the Obligations secured hereby have been irrevocably paid and performed in full and this Instrument has been released and (ii) the date on which the lien of this Instrument is foreclosed or a deed in lieu of such foreclosure is fully effective. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

           Section 2.17 Action during Event of Default. To the fullest extent that it lawfully may, the Mortgagor hereby agrees that, during the continuance of an Event of

Default, the Secured Party or the Trustee shall be entitled at any time or from time to time to exercise all of the rights, remedies, powers and privileges vested in the Mortgagor under the releases, contracts and Properties comprising the Collateral, and to give or withhold or make all consents, directions, notices, approvals and waivers required or permitted therein which the Mortgagor would otherwise be entitled to give or withhold.


                                   ARTICLE III

                      COLLECTION OF PRODUCTION AND PROCEEDS


            Section 3.01 Assignment of Hydrocarbons. Pursuant to the assignment made by the Mortgagor in paragraph D of the granting clause of this Instrument, the Secured Party is entitled to receive all of the Hydrocarbons (other than such portion of the Hydrocarbons that are subject to Volumetric Production Payments permitted under the Credit Agreement) in and under which may be produced and saved from or attributable to the Mortgaged Properties, together with all of the proceeds thereof, effective as of the date of this Instrument at 9:00 a.m., Mountain Time. The Mortgagor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest therein or assignment as additional security. The Mortgagor hereby authorizes and directs any owner, lessor or party to a lease or other contract comprising or affecting the Collateral and their respective successors and assigns (herein collectively called "Payors") to treat and regard the Secured Party as the party entitled, in the Mortgagor's place and stead, to receive said Hydrocarbons and proceeds and to exercise all rights of the Mortgagor with respect thereto; and said parties shall be fully protected in so treating and regarding the Secured Party and shall be under no obligation to see to the application by the Secured Party of any such proceeds received by it. For its convenience, the Secured Party may, with respect to any or all such Hydrocarbons or proceeds, permit the Mortgagor to receive such Hydrocarbons or proceeds until the occurrence of and during the continuance of any Event of Default. The exercise of the rights granted to the Secured Party hereunder to permit the Mortgagor to receive such Hydrocarbons prior to the occurrence and continuance of an Event of Default shall not in any way waive the right of the Secured Party to demand and receive such Hydrocarbons and proceeds thereafter attributable to the Collateral and shall not in any way diminish the absolute and unconditional right of the Secured Party to receive all of the said Hydrocarbons and proceeds and cash proceeds not theretofore expended or distributed by the Mortgagor. Notwithstanding the above, Agent hereby represents to Mortgagor that it will not make any demand to receive any such Hydrocarbons or proceeds unless and until an Event of Default has occurred. The Mortgagor hereby agrees that upon (i) written notice from the Secured Party or (ii) the occurrence and during the continuance of an Event of Default, whichever shall first occur all cash, proceeds, instruments and other property, of whatever kind or character, received by the Mortgagor on account of the Collateral, whether received by the Mortgagor in the exercise of its collection rights hereunder or otherwise, shall be remitted to the Secured Party or deposited to an account with the Secured Party in the form received (properly assigned or endorsed to the order of the Secured Party or for collection and in accordance with the Secured Party's instructions) not later than the first banking business day following the day of receipt, to be applied as provided in Section 3.02 hereof and, until so applied, may be held by the Secured Party in a separate account under the dominion and control of the Secured Party on which the Mortgagor may not draw. The Mortgagor agrees not to commingle any such property, following the occurrence of any such Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for the Secured Party until remitted to the Secured Party.

          Section 3.02 Application of Proceeds. All of the proceeds received by the Secured Party pursuant to Section 3.01 hereof during a particular calendar quarter shall be promptly applied by the Secured Party in satisfaction of Obligations during that calendar quarter, in such order of application as the Secured Party shall determine in its sole and absolute discretion, on the date of the due date of such Obligations or the date of receipt of such proceeds.
Any proceeds received by the Secured Party pursuant to Section 3.01 hereto shall, pending the application thereof in satisfaction of the Obligations, be deposited in an interest bearing account and any interest earned thereon shall likewise be applied by Secured Party in satisfaction of the Obligations. If an Event of Default has occurred and is continuing, any balance remaining after such application of such proceeds as set forth in Section 5.11.A. and B. shall be applied first to the creation of such reserves for the satisfaction of Obligations to become due within the next two succeeding calendar quarters as the Secured Party reasonably determines to be necessary to satisfy such Obligations as they become due (provided that to the extent the proceeds are set aside for the satisfaction of Obligations which, at the time such reserves are created, are not reasonably anticipated to be due within the next succeeding calendar quarter, such proceeds shall be invested in one or more certificates of deposit of one or more banks or financial institutions having capital surplus or undivided profits of at least $500,000,000, and shall be held to maturity, and all interest accruing thereon shall be applied by the Secured Party to Obligations as they become due); and the remainder, if any, shall be paid to the Mortgagor. If no Event of Default has occurred and is continuing, any such balance shall be paid to the Mortgagor.

          Section 3.03 Status of Hydrocarbons after Sale of Collateral. Upon any sale of any of the Collateral by the Secured Party for the benefit of the Banks pursuant to Article V, the Hydrocarbons thereafter produced from and attributed to the part of the Collateral so sold, and the proceeds thereof, shall be included in such sale and shall pass to the purchaser free and clear of the provisions of this Article.

           Section 3.04 No Liability of Agent and Trustee. The Secured Party and the Trustee are hereby absolved from all liability for failure to enforce collection of any such proceeds and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for proceeds actually received.

            Section 3.05 Indemnification of Agent and Trustee. The Mortgagor shall indemnify the Secured Party and the Trustee and their respective shareholders, directors, officers, employees and agents against all claims, actions, liabilities, judgments, costs, attorneys' fees and other charges of whatsoever kind or nature (herein called "Claims") made against or incurred by any of them as a consequence of the assertion, either before or after the payment in full of the Obligations, that the Secured Party and the Trustee received Hydrocarbons or proceeds pursuant to this Article which were claimed by or due to third persons. The Secured Party and the Trustee shall have the right to employ attorneys and to defend against any Claims, and unless furnished with reasonable indemnity, the Secured Party or the Trustee, in the case of claims asserted against the Trustee, shall have the right to pay or compromise and adjust all Claims. The Mortgagor shall indemnify and pay to the Secured Party and the Trustee all such amounts as may be paid in respect thereof or as may be successfully adjudicated against the Secured Party or the Trustee. The liabilities of the Mortgagor as set forth in this Section shall survive the termination of this Instrument.

           Section 3.06 Right to Receive Payments. The Secured Party shall have the immediate and continuing right pursuant to the assignment made in
Section 3.01 above, to demand, collect, receive and receipt for all production, proceeds and payments assigned hereunder, and the Secured Party is hereby irrevocably appointed agent and attorney-in-fact of the Mortgagor for the purpose of executing any release, receipt, division order, transfer order, relinquishment or other instrument that the Secured Party deems necessary in order for the Secured Party to collect and receive such production, proceeds and payments from any of the Payors. In addition, the Mortgagor agrees that upon the Secured Party's request made in accordance with the terms of this Article III it will promptly execute and deliver to the Secured Party such transfer orders, payment orders, division orders and other instruments as the Secured Party may deem necessary, convenient or appropriate in connection with the payment and delivery directly to the Secured Party pursuant to the rights of Secured Party granted in the first sentence of this Section 3.06 of all proceeds, production, and payments assigned hereunder. The Mortgagor hereby authorizes and directs that, upon the request of the Secured Party, all of the Payors shall, until the Secured Party directs otherwise, pay and deliver such proceeds, production or amounts directly to the Secured Party for the account of the Banks at the Secured Party's address set forth in the introduction to this Instrument, or in such other manner as the Secured Party may direct such parties in writing, and this authorization shall continue until this Instrument is released. The Mortgagor agrees that all division orders, transfer orders, receipts and other instruments that the Secured Party may from time to time execute and deliver for the purpose of collecting and receipting for such proceeds, production or payments may be relied upon in all respects, and that the same shall be binding upon the Mortgagor and its successors and assigns. No Payor making payments to the Secured Party at its request under the assignment contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds, production or amounts to the Secured Party under such assignment shall be released thereby from any and all liability to the Mortgagor to the full extent and amount of all payments, production or proceeds so delivered. The Mortgagor agrees to indemnify and hold harmless any and all parties making payments to the Secured Party, at the Secured Party's request under the assignment contained herein, against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees resulting from the delivery of such payments to the Secured Party. The indemnity agreement contained in the previous sentence is made for the direct benefit of and shall be enforceable by all such persons. Should the Secured Party bring suit against any third party for collection of any amount or sums included within this assignment (and the Secured Party shall have the right to bring any such suit), it may sue either in its own name, in the names of the Banks or in the name of the Mortgagor, or any of the foregoing. As used in this paragraph, the terms "Secured Party" and "the Trustee" shall collectively mean and include not only the Secured Party or the Trustee respectively described herein but also any Bank, and any respective persons or entities owned or controlled by or affiliated with the Secured Party or the Trustee.

          Section 3.07 No Assumption of Mortgagor's Duties. Nothing in this Instrument shall be deemed or construed to create a delegation to or assumption by the Secured Party or the Trustee, of the duties and obligations of the Mortgagor under any agreement or contract relating to the Collateral or any portion thereof, and all of the parties to any such contract shall continue to look to the Mortgagor for performance of all covenants and other obligations and the satisfaction of all representations and warranties of the Mortgagor thereunder, notwithstanding the assignment of production and proceeds herein made or the exercise by the Secured Party or by the Trustee, prior to foreclosure, of any of its rights hereunder or under applicable law.

           Section 3.08 No Limitation of Remedies. The assignment of production and proceeds herein made shall not be construed to limit in any way the Secured Party's other rights hereunder, including, without limitation, its right to accelerate the indebtedness evidenced by the Obligations upon an Event of Default. Monies received under the assignments herein made shall not be deemed to have been applied in payments of Obligations unless and until such monies actually are applied thereto by the Secured Party, but such monies shall be applied by the Secured Party as required by and provided for in the Credit Agreement. The assignment of production made pursuant to this Instrument is limited to the rights, if any, of the Mortgagor, whether now owned or hereafter acquired, in and to such production.


                                   ARTICLE IV

                                   TERMINATION


           If all of the Obligations of the Mortgagor shall be paid or performed in full pursuant to the terms and conditions of this Instrument and the instruments evidencing the Obligations and the Credit Agreement terminated, the Secured Party shall, upon the request of the Mortgagor, execute, acknowledge and deliver to the Mortgagor proper instruments evidencing the termination of this Instrument. The Mortgagor shall pay all reasonable legal fees and other reasonable expenses incurred by the Secured Party for preparing and reviewing such instruments of termination and the execution and delivery thereof, and the Secured Party may require payment of the same prior to delivery of such instruments. Otherwise, this Instrument shall remain and continue in full force and effect.


                                    ARTICLE V

                                     DEFAULT


           Section 5.01 Nature of Events. Any of the following events shall constitute an "Event of Default" under this Mortgage (individually, an "Event of Default," and collectively, "Events of Default") (whether such event be voluntary or involuntary or occur or be effected by operation of law or otherwise):

                A. A default under Sections 2.03 through 2.16 inclusive shall occur and shall continue unremedied for a period of ten days; or

                B. Any Event of Default (as such term is defined in the Credit Agreement), other than an event described in paragraph A of this Section 5.01, shall occur.

           Section 5.02 Fixtures. Upon the occurrence and during the continuance of an Event of Default, the Secured Party or the Trustee may, to the extent permitted under applicable law, elect to treat the fixtures included in the Collateral either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto. With respect to any sale of real property included in the Collateral made under the powers of sale herein granted and conferred, the Secured Party or the Trustee may, to the extent permitted by applicable law, include in such sale any personal property and fixtures included in the Collateral and relating to such real property.

           Section 5.03  Rights and Powers of Trustee and Secured Party
Generally.

            (a) Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies herein conferred, the Secured Party shall have all of the rights and remedies of a mortgagee (the power of sale permitted and provided by applicable statute being hereby expressly granted by the Mortgagor to the Secured Party) as to all of the Collateral other than the DT Collateral granted, conferred or permitted by applicable law, and the Trustee shall have all of the rights and remedies of a mortgagee and trustee under a deed of trust as to the DT Collateral granted, conferred or permitted by applicable law, and the Secured Party shall have all of the rights of a beneficiary thereunder. The Secured Party (and the Trustee, with respect to the DT Collateral) shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the real property included in the Collateral or any part thereof, to exclude the Mortgagor therefrom, to hold, use, operate, manage and control such real property, to make all such repairs, replacements, alterations, additions and improvements to the same as the Secured Party may deem proper, and to demand, collect and retain the proceeds of production of several Hydrocarbons as provided in Article III hereof.

            (b) Upon the occurrence and during the continuance of an Event of Default, in addition to all other powers, rights and remedies herein granted or by law or equity conferred, the Secured Party shall have all of the rights and remedies of an assignee and secured party granted by applicable law, including the Uniform Commercial Code, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Collateral, and for that purpose the Secured Party may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom. The Secured Party may require the Mortgagor to assemble such personal property and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by the Secured Party of any of its remedies with respect to personal property:

          (i) If notice is required by applicable law, five days' prior written notice (unless applicable otherwise specifies) of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be reasonable notice to the Mortgagor. No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized marked.

          (ii) Without in any way limiting the rights and authority of the Secured Party to sell or otherwise dispose of Collateral in a commercially reasonable manner, the following, or any of them, shall be considered commercially reasonable: (A) the Secured Party may hold a public sale of the Collateral at such place or places and otherwise in such manner as the Trustee may elect, after having provided the Mortgagor with five days' notice of such sale; (B) the Collateral may be sold for cash; and (C) the Secured Party, any Bank or any other person owning, directly or indirectly, any interest in any of the Obligations may be a purchaser at such sale.

         (iii) If the Secured Party in good faith believes that the Securities Act of 1933 or any other state or Federal law prohibits or restricts the customary manner of sale or distribution of any of such property, the Secured Party may sell such property privately or in any other manner deemed advisable by the Secured Party at such price or prices as the Secured Party determines in the reasonable discretion of the Secured Party. The Mortgagor recognizes that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.

           Section 5.04 Election of Remedies. Upon the occurrence of any of the Events of Default, or at any time thereafter, the Secured Party (and the Trustee with respect to the DT Collateral), in lieu of or in addition to exercising any other power, right or remedy herein granted or by law or equity conferred (including, without limitation, as provided by law for the foreclosure of mortgage on real property), may, without notice, demand or declaration of default, which are hereby waived by the Mortgagor, (A) enter, take possession of and operate the Mortgaged Property in accordance with Section 5.03(a) hereof or
(B) proceed by an action or actions in equity or at law (i) for the seizure and sale of the real property included in the Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power, right or remedy herein granted or by law or equity conferred, (iii) for the foreclosure or sale of such real property or any part thereof under the judgment or decree of any court of competent jurisdiction, (iv) for the appointment of a receiver pending any foreclosure hereunder or the sale of such real property or any part thereof or (v) for the enforcement of any other appropriate equitable or legal remedy.

           Section 5.05 Sale of Collateral. Upon the occurrence of any of the Events of Default, or at any time thereafter, the Secured Party may, with respect to all or any portion of the Collateral other than the DT Collateral and the Trustee shall, with respect to all or any part of the DT Collateral, in response to the Secured Party's or any Bank's requests (which the Mortgagor agrees shall be presumed to have been made), subject to any mandatory requirements of applicable law, sell or have sold the Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by law or by this Instrument, or, in the absence of any such requirement, as the Secured Party (or the Trustee, as regards the DT Collateral) may reasonably deem appropriate. The Secured Party (or the Trustee, as regards the DT Collateral) shall make a conveyance to the purchaser or purchasers thereof, and the Mortgagor shall warrant title thereto to such purchaser or purchasers. The Secured Party (or the Trustee, as regards the DT Collateral) may postpone the sale of such Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of such Collateral or any defective or irregular sale hereunder will not exhaust the power of sale, and sales may be made from time to time until all such Collateral is sold without defect or irregularity or the Obligations are paid in full. The Secured Party (or the Trustee) shall have the right to appoint one or more substitute Trustee or attorneys-in-fact to act in conducting the foreclosure sale and executing a deed to the purchaser. It shall not be necessary for any of the Collateral at any such sale to be physically present or constructively in the possession of the Secured Party (or the Trustee, as regards the DT Collateral) and the Mortgagor shall deliver all of the Collateral to the purchaser at such sale on the date of sale, and if it should be impossible or impracticable to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

            Section 5.06 Secured Party and Banks as Purchasers. The Secured Party and any Bank (or any other person owning, directly or indirectly, any interest in any of the Obligations) shall have the right to become the purchaser at any sale made pursuant to the provisions of this Article V and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, non-payment of the Obligations and advertisement and conduct of such sale in manner provided herein or provided by law. The Mortgagor does hereby ratify and confirm all legal acts that the Secured Party and the Trustee may do in carrying out the provisions of this Instrument.

           Section 5.07 Mortgagor's Cooperation Required. Any sale of the Collateral or any part thereof pursuant to the provisions of this Article V will operate to divest all right, title, interest, claim and demand of the Mortgagor in and to the property sold and will be a perpetual bar against the Mortgagor. Nevertheless, if requested by the Secured Party so to do, the Mortgagor shall join in the execution, acknowledgement and delivery of all proper conveyances, assignments and transfers of the property so sold. Any purchaser at a foreclosure sale will receive immediate possession of the property purchased, and the Mortgagor agrees that if the Mortgagor retains possession of the property or any part thereof subsequent to such sale, the Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if the Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Mortgagor by reason thereof are hereby expressly waived by the Mortgagor.

           Section 5.08 Mortgagor's Waiver of Rights. The Mortgagor acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights, under applicable law, with respect to this Instrument, the Obligations and the Collateral. Nevertheless, the Mortgagor hereby waives and relinquishes, to the maximum extent permitted by law, and subject to any mandatory requirements of applicable law, and the Mortgagor hereby agrees that the Mortgagor shall not at any time hereafter have or assert, any right under any law pertaining to: marshalling, whether of assets or liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, valuation, stay, extension, redemption, the maturing or declaring due of the whole or any part of the Obligations, notice (whether of defaults, advances, the creation, existence, extension or renewal of Obligations, or otherwise), subrogation, or abatement, suspension, deferment, diminution or reduction of any of the Obligations (including, without limitation, setoff), now or hereafter in force. The Mortgagor hereby waives appraisement, or does not waive appraisement, at the option of the Secured Party, to be exercised at any time prior to or at entry of judgment in any action to foreclose this Instrument. The Mortgagor expressly agrees that the Trustee may offer the Collateral as a whole or in such parcels or lots as the Secured Party, in its sole discretion elects, regardless of the manner in which the Collateral may be described.

           Section 5.09 Additional Remedies. Upon the occurrence of an Event of Default, the Secured Party may exercise its rights of enforcement with respect to the Collateral under the Uniform Commercial Code in force in any state (to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies:

                A. the Secured Party may enter upon the Mortgagor's premises to take possession of, assemble and collect the Collateral or to render it unusable;

                B. the Secured Party may require the Mortgagor to assemble the Collateral and make it available at a place the Secured Party designates which is mutually convenient to allow the Secured Party to take possession or dispose of the Collateral;

                C. any sale made pursuant to the provisions of this section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Properties under power of sale as provided for in this Instrument;

                D. in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Collateral and the Mortgaged Properties may, at the option of the Secured Party, be sold as a whole;

                E. prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable fees and expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by the Secured Party;

                F. any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to the Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

                G. the Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Trustee.

           Section 5.10 Costs and Expenses. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, legal expenses, filing fees, and mortgage, transfer, stamp and other excise taxes) incurred by the Secured Party and by the Trustee in perfecting, protecting and enforcing its rights hereunder, whether or not an Event of Default shall have occurred, shall be a part of the Obligations described in Section 1.01.C. hereof.

           Section 5.11 Proceeds of Sale of Collateral. The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article V shall be applied as follows:

                A. First, to the payment of all costs and expenses of such collateral, sale or other realization, including reasonable out-of-pocket costs and expenses of the Secured Party and the Trustee and the fees and expenses of their respective agents and counsel, and all expenses incurred and advances made by the Secured Party and the Trustee in connection therewith; and

                B. Next, to the payment in full of the Obligations, equally and ratably in accordance with the amounts thereof due and owing or as of the Banks holding the same may otherwise agree, and/or prepayment of the Obligations, in such order as the Secured Party shall elect; and

                C. Finally, to the payment to the Mortgagor or its successors or assigns any surplus then remaining.

As used in this Article 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of any debt of the Mortgagor or any issuer of or obligor on any of the Collateral.

           Section 5.12 Protection of Purchasers. Upon any sale made under the powers of sale herein granted and conferred, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of the Trustee be obligated to see to the application thereof or be in any way answerable for any loss, misapplication or non-application thereof.

           Section 5.13 Foreclosure Rights. The Secured Party shall, to the extent permitted by applicable law, have the option to proceed with foreclosure or the exercise by the Trustee of the power of sale in satisfaction of any part of the Obligations without declaring the whole of the Obligations as immediately mature, and such foreclosure or sale may be made subject to the unmatured part of the Obligations, and it is agreed that such foreclosure, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of the Notes, this Instrument and the Credit Agreement shall remain in full force and effect just as though no foreclosure or sale had been made. Several foreclosures or sales may be made without exhausting the right of foreclosure or the power of sale for any unmatured part of the Obligations, it being the purpose to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power of foreclosure and the power to sell the Collateral for any other part of the Obligations.

            Section 5.14 Resignation of Operator. In addition to all rights and remedies under the Basic Documents, at law and in equity, if any Event of Default shall occur and the Trustee or the Agent shall exercise any remedies under the Security Documents with respect to any portion of the Collateral (or the Mortgagor shall transfer any Collateral "in lieu of" foreclosure), the Agent or the Trustee shall have the right to request that any operator of any Mortgaged Property which is either the Mortgagor or any Affiliate of the Mortgagor resign as operator under the joint operating agreement applicable thereto, and no later than 60 days receipt by the Mortgagor of any such request, the Mortgagor shall resign (or cause such other party to resign) as operator of such Mortgaged Property.


                                   ARTICLE VI

                                   DEFINITIONS


           Section 6.01 Certain Definitions. Terms defined in the Credit Agreement are used herein as defined therein, unless otherwise defined herein.

           Section 6.02 Additional Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 6.02 or in other provisions of this Instrument in the singular to have the same meanings when used in the plural and vice versa):

           "Agent" shall have the meaning given to such term in the second paragraph on page 1 hereof.

           "Banks" shall mean those banks listed on the signature pages of the Credit Agreement and all assignees thereof as provided in Section 12.06 of the Credit Agreement.

           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time.

           "Chase" shall mean The Chase Manhattan Bank (National Association).

           "Collateral" shall have the meaning given to such term in Recital 3 hereof.

           "Credit Agreement" shall have the meaning given to such term in Recital 1 hereof.

           "DT Collateral" shall have the meaning given to such term in the second paragraph on page 1 hereof.

           "Effective Date" shall have the meaning given to such term in the first paragraph on page 1 hereof.

           "Encumbrances" shall have the meaning given to such term in Section 2.02.

           "Event of Default" shall have the meaning given to such term in
Section 5.01 hereof.

           "Hydrocarbons" shall mean, collectively, oil, gas, casinghead gas, condensate, natural gas liquids, finished and unfinished petroleum products and other liquid or gaseous hydrocarbons (including, without limitation, all liquefiable hydrocarbons and other products that may be extracted from gas and gas condensate by processing thereof in a gas processing plant).

           "Instrument" shall have the meaning given to such term in the first paragraph on page 1 hereof.

           "Leases" shall have the meaning given to such term in Recital 3 hereof.

           "Mortgage" shall mean this Instrument.

           "Mortgaged Property" shall have the meaning given to such term in Recital 3 hereof.

           "Mortgagor" shall have the meaning given to such term in the first paragraph on page 1 hereof.

           "Obligations" shall have the meaning given to such term in Section
1.01 hereof.

           "Payors" shall have the meaning given to such term in Section 3.01 hereof.

           "Secured Party" shall mean the party so designated in the second paragraph on page 1 hereof.

           "Trustee" shall mean the party so designated in the second paragraph on page 1 hereof.

           "Volumetric Production Payments" shall mean production payment obligations of the Mortgagor which are payable from a specified share of production from specific Mortgaged Properties, together with all undertakings and obligations in connection therewith.


                                   ARTICLE VII

                                     TRUSTEE


           Section 7.01 Resignation or Removal of the Trustee. The Trustee may resign in writing addressed to the Secured Party or be removed at any time with or without cause by an instrument in writing duly executed by the Secured Party. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by the Secured Party without formality other than an appointment and designation in writing, unless otherwise required by applicable law. Such appointing and designation will be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation, this Instrument will vest in the named successor trustee all the right, title and interest of the Trustee in all of the DT Collateral, and said successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee; provided that the Secured Party may at its option, appoint and designate several successor trustees, and in such manner, appoint and designate a different successor trustee for each state wherein a portion of the DT Collateral is located, as described in such written appointment and designation, and upon the making of any such appointment and designation, this Instrument will vest in each such named successor trustee all of the right, title and interest of the Trustee in that portion of the DT Collateral ascribed to such named successor trustee, and each such named successor trustee will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee in that portion of the DT Collateral ascribed to such named successor trustee. All references herein to the Trustee will be deemed to refer to the trustee or trustees from time to time acting hereunder.

           Section 7.02 The Trustee's Powers. At any time, or from time to time without liability therefor and without notice, upon written request of the Secured Party and presentation of this Instrument and the Notes secured hereby for endorsement, and without affecting the personal liability of any person for payment of the Obligations secured hereby or the effect of this Instrument upon the remainder of the Collateral, the Trustee may (a) reconvey any part of the DT Collateral, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

           Section 7.03 Collateral Other Than DT Collateral. The signature of the Trustee shall not be necessary on any instrument affecting Collateral other than the DT Collateral, including any instrument evidencing the partial or full release or reconveyance of the lien of this Instrument on Collateral other than DT Collateral and the Trustee's signature shall be necessary on any instruments affecting the DT Collateral, including any instrument evidencing the partial or full release or reconveyance of the lien of this Instrument on the DT Collateral, only to the extent required by applicable law.

           Section 7.04 Indemnification of the Trustee. The Secured Party shall indemnify the Trustee and its shareholders, directors, officers, employees and agents against all claims, actions, liabilities, judgments, costs, attorneys fees or other charges of whatsoever kind or nature made against or incurred by any of them, and arising out of the performance by the Trustee of the duties of the Trustee hereunder.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


           Section 8.01  Lien on Remaining Collateral.  No
failure on the part of the Secured Party or the Trustee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Instrument preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            Section 8.02 Cumulative Rights; Waivers; Modifications. Each and every right, power and remedy hereby granted to the Secured Party (or to the Trustee) shall be cumulative (but not duplicative) and not exclusive, and each and every right, power and remedy whether specifically hereby granted or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party (or by the Trustee, as the case may be), and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Secured Party (or by the Trustee, as the case may be) in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any and all covenants of the Mortgagor in this Instrument may from time to time, by instrument in writing signed by the Secured Party, be waived to such extent and in such manner as the Secured Party may desire, but no such waiver will ever affect or impair the rights of the Secured Party (or the Trustee) hereunder, except to the extent specifically stated in such written instrument. All changes to and modifications of this Instrument must be in writing and signed by the Mortgagor and the Secured Party.

            Section 8.03 Severability of Provisions. If any provision hereof or of any of the other documents constituting, evidencing or creating all or any part of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of said documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof will be liberally construed in favor of the Secured Party and the Trustee in order to carry out the provisions hereof and of such other documents. The invalidity of any provision of this Instrument in any jurisdiction will not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Collateral is situated will be deemed inapplicable to, and not used in, the interpretation hereof. If any lien, encumbrance or security interest evidenced or created by this Instrument is invalid or unenforceable, in whole or in part, as to any part of the Obligations or Collateral, such portion, if any, of the Obligations as is not secured by the Collateral hereunder shall be paid prior to the payment of the secured portion of the Obligations, and all payments made on the Obligations (including, without limitation, cash and/or property received in connection with sales of Collateral pursuant to Article V hereof) shall, unless prohibited by applicable law or unless the Secured Party, in its sole and absolute discretion, otherwise elects, be deemed and considered to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

           Section 8.04 Substitution and Subrogation. This Instrument is made with full substitution and subrogation of the Secured Party and of the Trustee in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof. To the extent that proceeds of any Note are owed to pay any outstanding lien, charge or encumbrance against the Collateral, such proceeds have been or will be advanced by the Secured Party at the Mortgagor's request and the Secured Party shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

           Section 8.05 Nature of Instrument. This Instrument will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate under applicable state law. A carbon, photographic or other reproduction of this Instrument or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

           Section 8.06 Financing Statement; Fixture Filing. This Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Collateral and is to be filed for record in the real estate records of each county where any part of the Collateral (including said fixtures) are situated. This Instrument shall also be effective as a financing statement covering minerals or the like (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the Uniform Commercial Code as enacted in any other state where the Collateral is situated and is to be filed for record in the real estate records of each county where any part of the Collateral is situated. In addition, the Mortgagor shall execute and deliver to the Secured Party, upon the Secured Party's request, any financing statements or amendments thereof or continuation statements thereto that the Secured Party may require to perfect a security interest in said items or types of property. The Mortgagor shall pay all costs of filing such instruments. In that regard, the following information is provided:

   Name of Debtor:       FOREST OIL CORPORATION, a New York state corporation

   Address of Debtor:    See introductory paragraph of this

                         Instrument

   County of Residence/
   Principal Place of
   Business of Debtor:   1500  Colorado
                         National Bank
                         950 17th Street
                         Denver, Colorado  80202

   Tax I.D. Number of
   Debtor:               25-0484900

   Name of Secured
   Party:                THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

   Address of
   Secured Party:        See introductory paragraph of this Instrument

   Tax I.D. Number of
   Secured Party:        13-2633613

   Owner of Record
   of Real Property:     FOREST OIL CORPORATION, a New York state corporation

   Address of Owner
   of Record of
   Real Property:        See introductory paragraph of this Instrument

   Description of
   Real Property:        See Exhibit A of this Instrument

           Section 8.07 Interest. All interest required hereunder and under the Obligations shall be calculated as provided in the Credit Agreement and governed by the laws of the State of New York (excluding choice of law and conflict of law rules). Notwithstanding anything to the contrary contained herein, no rate of interest required hereunder or under the Obligations shall exceed the maximum legal rate under applicable law, and, in the event any such rate is found to exceed such maximum legal rate, the Mortgagor shall be required to pay only such maximum legal rate and any such excess shall be refunded to the Mortgagor. All agreements between the Mortgagor and the Secured Party are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Mortgagor for the use, forbearance, or detention of the money due under the Note secured hereby exceed the maximum amount permissible under applicable law. If, due to any circumstances whatsoever, fulfillment of any provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity.

          SECTION 8.08 GOVERNING LAW. INSOFAR AS PERMITTED BY OTHERWISE APPLICABLE LAW, THIS INSTRUMENT AND THE OBLIGATIONS SHALL BE CONSTRUED UNDER AND GOVERNED BY THE

LAWS OF THE STATE OF NEW YORK (EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW RULES); PROVIDED, HOWEVER, THAT, WITH RESPECT TO ANY PORTION OF THE COLLATERAL LOCATED OUTSIDE OF THE STATE OF NEW YORK THE LAWS OF THE PLACE IN WHICH SUCH PROPERTY IS LOCATED IN, OR OFFSHORE ADJACENT TO (AND STATE LAW MADE APPLICABLE AS A MATTER OF FEDERAL LAW), SHALL APPLY TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION, FORECLOSURE OF LIENS AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL. THE MORTGAGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND EACH OTHER STATE WHERE THE COLLATERAL IS LOCATED AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS INSTRUMENT, THE BASIC DOCUMENTS OR THE OBLIGATIONS IN THE CASE OF A PROCEEDING IN ANY OF SUCH STATES, BY SERVING THE SECRETARY OF STATE OF SUCH STATE IN ACCORDANCE WITH ANY APPLICABLE PROVISIONS OF SUCH STATE'S LAW GOVERNING SERVICE OF PROCESS UPON FOREIGN CORPORATIONS OR ENTITIES.

           Section 8.09 Counterparts. This Instrument may be executed in several original counterparts. To facilitate filing and recording, there may be omitted from certain counterparts parts of Exhibit A containing specific descriptions which relate to land under the jurisdiction of offices or located in counties other than the office or county in which the particular counterpart is to be filed or recorded; provided that the description of all lands located in, or offshore adjacent to, the State of Louisiana shall be filed in the Parish of St. Bernard. As to counterparts to be filed in certain states, the signatures and acknowledgments by the Agent, the Secured Party or the Trustee may be omitted if not required by applicable law. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

           Section 8.10 Recording References. Unless otherwise specified in Exhibit A, all recording references in Exhibit A are to the official real property records of the county or parish in which the affected land is located or is adjacent thereto. The reference in Exhibit A to liens, encumbrances and other burdens shall not be deemed to recognize or create any rights in third parties.

           Section 8.11 Notices. All notices, demands, consents, requests or other communications (collectively, "notices") permitted or required to be given by any party to any other hereunder shall be in writing and given in the manner specified in Section 12.02 of the Credit Agreement; provided that notices to the Trustee shall be addressed to the Trustee at its office set forth on page 1 hereof.

           Section 8.12 Successors and Assigns. This Instrument applies to, inures to the benefit of and binds the parties hereto and their respective successors and assigns and shall run with the Properties.

           Section 8.13  Financing of Extracted Minerals.

The above described minerals or other substances of value which may be extracted from the earth (including, without limitation, oil and gas), and the accounts relating thereto will be financed at the wellhead of the wells or wells located on the Mortgaged Property or on lands pooled or unitized therewith. This Instrument is to be filed for record in, among other places, the real estate records of each county in which the Mortgaged Property is located; to wit, all of those listed in Exhibit A.

           Section 8.14 Enforcement by the Agent. The Secured Party shall be entitled to enforce payment of any indebtedness and performance of any other of the Obligations secured hereby and to exercise all rights and powers under this Instrument or under any other Basic Documents or any laws now or hereafter in force, notwithstanding the fact that some or all of said indebtedness and other Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Instrument nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained shall prejudice or in any manner affect the Secured Party's right to realize upon or enforce any other security now or hereafter held by the Secured Party, it being agreed that the Secured Party shall be entitled to enforce this Instrument and any other security now or hereafter held by the Secured Party in such order and manner as it may in its absolute discretion determine.

          Section 8.15 Agent as Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default hereunder, the Mortgagor hereby irrevocably designates the Secured Party as its attorney-in-fact and grants to the Secured Party appropriate powers of attorney to act for and on behalf of the Mortgagor with the Department of Interior and all other agencies, departments and subdivisions of the United States of America and of all states, in all transactions relating to the Collateral or any part thereof. The Mortgagor hereby authorizes and directs all such agencies, departments and subdivisions to rely upon any writing from the Secured Party asserting that an Event of Default hereunder has occurred, without inquiry into whether or not such Event of Default actually occurred, and the Mortgagor agrees that the exercising by the Secured Party of such powers of attorney may be relied upon in all respects and, as between the Mortgagor and such agency, department or subdivision, shall be binding upon the Mortgagor.

           Section 8.16 Request of Notice of Sale. The Mortgagor hereby requests that a copy of any notice of sale hereunder be mailed to it at the address of the Mortgagor set forth in the Credit Agreement with a second copy mailed to it at 78 Main Street, Bradford, PA 16701, Attention: Daniel McNarara, Esq. and telecopied to it (telecopier number 814-362-5142).

           Section 8.17 Captions. The captions or headings at the beginning of Articles and Sections hereof are for the convenience of the parties and are not a part of this

Instrument.

           Section 8.18 Attorneys' Fees. If any Event of Default occurs and is continuing, the Mortgagor promises to pay all reasonable costs of enforcement and collection, including, but not limited to, attorneys' fees, whether or not such enforcement and collection includes the filing of a lawsuit.

           Section 8.19 Interpretation. In this Instrument the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

           Section 8.20 Purpose of the Loans. The loans evidenced by the Notes secured by this Instrument have been or will be obtained for business or commercial purposes, and the proceeds thereof will not be used for personal, family, leasehold or agricultural purposes.

           Section 8.21 Relationship of Parties. The relationship between the Mortgagor and the Secured Party is that of debtor and creditor only and neither the Mortgagor nor the Secured Party is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other.

           Section 8.22 The Secured Party's Powers. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Instrument upon any portion of the Premises not then or theretofore released as secured for the full amount of all unpaid Obligations, the Secured Party may, from time to time and without notice, (a) release any persons liable, (b) extend the maturity or alter any of the terms of any such obligation, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed at any time at the Secured Party's option any parcel, portion or all of the Collateral, (e) take or release any other or additional security for any obligation herein mentioned, or
(f) make compositions or other arrangements with debtors in relation thereto.

           Section 8.23 Rule Against Perpetuities. Notwithstanding any other provision contained herein, if any property interest granted by this Instrument does not vest on the execution and delivery of this Instrument, it shall vest, if at all, no later than 20 years and 364 days after the death of the last surviving descendant of George Herbert Walker Bush (41st President of the United States) who is alive on the execution and delivery of this Instrument.

           Section 8.24 Limitation on Collateral. To the extent any of the Collateral in which a lien, pledge, security interest or other encumbrance is purported to be granted hereby consists of leases from the United States of America (the "Federal Leases") or any Indian tribal leases ("Tribal Leases"), the grant of any such purported lien, pledge, security interest or other encumbrance in such Federal Leases or Tribal Leases pursuant to the terms hereof shall be effective to the extent permissible under the Mineral Leasing Act of 1920 Section 30 U.S.C. 181, et seq., all rules and regulations promulgated thereunder, 43 C.F.R. 3000, et seq., the Outer Continental Shelf Lands Act, 43 U.S.C., 1331 et seq., all rules and regulations promulgated thereunder, 30 C.F.R. Part 250, et seq., or other applicable law.


                                   ARTICLE IX

                          SPECIAL LOUISIANA PROVISIONS


           9.01 Collateral. Insofar as any portion of the Collateral situated in or offshore the State of Louisiana is concerned, or as to which the laws of the State of Louisiana would be applicable, (i) the general language of conveyance and hypothecation to the Secured Party in this Instrument is intended and shall be construed as words of mortgage and hypothecation and the granting of a security interest in favor of the Secured Party; and (ii) the maximum amount of the Obligations that may be outstanding at any time and from time to time that this Instrument secures is fixed at $100,000,000.00.

           9.02 Keeper. The Secured Party shall have the right to appoint a keeper of the Collateral pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq.

           9.03 Confession of Judgment. For purposes of executory process the Mortgagor acknowledges the Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon if not paid when due. Upon the occurrence of an Event of Default and any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted the Secured Party hereunder, it shall be lawful for and the Mortgagor hereby authorizes the Secured Party without making a demand or putting the Mortgagor in default, a putting in default being expressly waived, to cause all and singular the Collateral to be seized and sold after due process of law, the Mortgagor waiving the benefit of any and all laws or parts of laws relative to appraisement of Collateral seized and sold under executor process or other legal process, and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as the Secured Party may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. The Secured Party shall be granted all rights and remedies granted it hereunder as well as all rights and remedies granted a secured party under Louisiana law including the Uniform Commercial Code then in effect in Louisiana.

           9.04 Waivers. The Mortgagor hereby waives:

                               (a) The benefit of appraisement provided for in articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same;

                               (b)  The demand and three (3) days notice of
                    demand as provided in articles 2629 and 2721 of the Louisiana Code of Civil Procedure;

                               (c) The notice of seizure provided by articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

                               (d) The three (3) days delay provided for in articles 2331 and 2722 of the Louisiana Code of Civil Procedure.


           IN WITNESS WHEREOF, the Mortgagor, has, on the date set forth in the acknowledgment hereto, effective as of the date and time first above written caused this Instrument to be duly executed before me, the undersigned Notary Public in and for the County of Denver, State of Colorado, in the presence of competent witnesses, after due reading of the whole.

                              MORTGAGOR:

                              FOREST OIL CORPORATION,
                                a New York corporation

ATTEST:

                                By:  /s/Kenton M. Scroggs
/s/Richard W. Schelin              -------------------------------
- - - ------------------------         Name: Kenton M. Scroggs
Asst. Secretary                  Title: Vice President & Treasurer



WITNESSES:

/s/Michele M. Daily
- - - ------------------------

/s/Marti Valentine
- - - ------------------------


                    /s/Teresa J. Marano
                  --------------------------
                         Notary Public


                     My Commission Expires:

                      August 11, 1996
                   --------------------------

- - - -----------------------------------------------------------------
                         ACKNOWLEDGMENT



STATE OF COLORADO
COUNTY OF DENVER


           BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on June 2, 1994 there personally appeared before me, the following person, being the designated officer of the corporation set opposite his name, and such corporation being a party to the foregoing
Instrument:

          Kenton M. Scroggs, the Vice President & Treasurer of Forest Oil Corporation,

          This instrument was acknowledged before me on this 2nd day of June, 1994 by Kenton M. Scroggs, Vice President & Treasurer of Forest Oil Corporation, a New York corporation, on behalf of said corporation.


          LOUISIANA


           Who being by me duly sworn, deposed and said that he is the designated officer of said corporation described in and which executed the foregoing Instrument, that he signed his name thereto by order of the Board of Directors of said corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the free act and deed of said corporation.

           IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of Denver, State of Colorado, this 2nd day of June, 1994.



                                /s/Teresa J. Marano
                            ----------------------------------
                            Notary Public, State of Colorado
                            Notary's Printed Name:
                                   Teresa J. Marano
                            My commission Expires: Aug. 11, 1996

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I
OPERATOR: EXXON CORPORATION
FOC GWI: 0.05497370 (FROM ARCO)
FOC NRI: 0.04712300

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data        Description of Properties
_________          ______                   ______          ____      __________  ____________________________________
42-473-000008-001  Security Trust Company   John H. Wynne   06/06/33  Bk 61 P 591 W 1/2 of Section 99, Block 1, H&TC R.R. Co.
                                                                      Waller      Survey, Waller County, Texas, containing 320
                                                                                  acres of land, more or less.

42-473-000011-001  August Kridner, et al    W.S. McDowell   03/10/34  Bk 63 P 443 Being 20 acres of land out of the Southwest
                                                                      Waller      corner of the hereinafter described tract, said
                                                                                  20 acres to be taken in as near a square as
                                                                                  possible, said tract being described, as follows:
                                                                                  Know as the W 1/2 of Section 99, originally
                                                                                  granted to the H&TC R.R. Certificate No. 250,
                                                                                  BEGINNING at the Northwest corner of Section 9,
                                                                                  same being Northeast corner of Section 80, gas
                                                                                  pipe from which Cane Island brs. South .67-3/4
                                                                                  East a clump of trees at Leslies Station brs.
                                                                                  South 35 West and tall pine South of Pine Grove
                                                                                  brs. .73 West; THENCE South 1901 vrs to the
                                                                                  Southwest corner Section 99 and the Northeast
                                                                                  corner of Section 77; THENCE East 950 vrs to
                                                                                  corner; THENCE North 1901 vrs. to corner; THENCE
                                                                                  West 950 vrs. to place of beginning, being same
                                                                                  land described in deed recorded in Vol. 27, Page
                                                                                  155 Deed Records Waller County,including the 120
                                                                                  acres shown by deed recorded in Vol.32,Page 605,
                                                                                  Deed Records of Waller County to which reference
                                                                                  is here made.And being the same property reserved
                                                                                  in Deed dated Sept. 3, 1921, from August Kridner,
                                                                                  et al to M.P. Rochow, recorded in Vol.47,Page 105
                                                                                  Deed Records, Waller County,Texas,to which refer-
                                                                                  ence is also hereby made.

42-473-000012-001  W.E. Freeman, et ux      S.G. Harrison   05/27/33  Bk 59 P 433 All of the NE 1/4 of Section 99, Abstract 167 in
                                                                      Waller      H&TC R.R. Block 1 containing 160 acres more or
                                                                                  less of land situated in Waller County,.Texas and
                                                                                  being all the land owned by lessors in said
                                                                                  Section or survey.It is agreed if oil is produced
                                                                                  on said land that the increase on taxes 1/8 being
                                                                                  paid by lessors and lessee to pay 1/8.

42-473-000013-001  Claude W. Thorp, et al   Sam G. Harrison 05/25/33  Bk 60 P 53  The E 1/2 and the SW 1/4 of Section 100, Abstract
                                                                      Waller      280,patented to J.M.Bennett,containing 480 acres,



                                                                                  more or less, of land in Waller County,Texas,and
                                                                                  being all the land owned by Lessors in said
                                                                                  Section.

               _________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data        Description of Properties
_________          ______                   ______          ____      __________  ____________________________________
42-473-000014-001  The Illinois National    Humble Oil &    05/27/38  Bk 73 P 489 All of the S 1/2 of the NW 1/4 of Section 100,
                   Bank of Springfield,     Refining Company          Waller      H&TC R.R.Survey, Block 1, Waller County, Texas,
                   Illinois, as Trustee for                                       containing 80 acres of land, more or less, and
                   et al                                                          being all of the land owned by the above named
                                                                                  lessors in the said survey.


42-473-000015-001  Mrs.William H.Hargrave,  J. H. Meek, Jr. 09/02/33  Bk 62 P 359 The E 1/2 of Section110,T.S.Reese Survey,Block 1,
                   et vir                                             Waller      containing 320 acres,more or less,Waller County,
                                                                                  Texas.

42-473-000016-001  Albert B. Cohee, et al   W. O. Allen     01/12/34  Bk 63 P 291 The SW 1/4 of Section 109, Block 1 originally
                                                                      Waller      granted to the Houston & Texas Central R.R.Co. by
                                                                                  the State of Texas, by virtue of land scrip Cert.
                                                                                  No. 255, issued by the commissioner of claim
                                                                                  March 5, 1857, and more particularly described by
                                                                                  metes and bounds as follows, to-wit: BEGINNING at
                                                                                  a stake the Northwest corner of Section 110;
                                                                                  THENCE North 950.5 varas to the Northwest corner
                                                                                  of this tract; THENCE East 950.5 varas to the
                                                                                  Northeast corner of this tract;THENCE South 950.5
                                                                                  varas to the Southeast corner of this tract;
                                                                                  THENCE West 950.5varas to the place of beginning,
                                                                                  containing 160 acres of land.

42-473-000019-001  George J. Mellinger,     W. E. O'Neall   09/25/33  Bk 62 P 472 W 1/2 of Section 110, Block 1,surveyed for Public
                   et al                                              Waller      School Fund of Texas by virtue of H&TC R.R. Co.,
                                                                                  Cert. 255, patented by State of Texas to E.S. and
                                                                                  D. Arwine by Patent No. 604, Vol. 1.

42-473-000024-001  Doris C. McMains,        Stanolind Oil&  03/14/38  Bk 73 P 452 The N 1/2 of the SE 1/4 of Section 109, H&TC R.R.
                   et al                    Gas Company               Waller      Co. Survey, Block 1.

42-473-000026-001  Lelia Estelle Diddel,    A.T. Jones      12/21/37  Bk 72 P 449 320 acres, more or less, in H&TC R.R. Survey,
                                                                      Waller      Section 103,Abstract 169,and being more particu-
                                                                                  larly described as follows:  Bounded on north by
                                                                                  land of Allsup heirs and/or public road; East by
                                                                                  H&TC R.R. Co. Survey, Section 107, Abstract 170;
                                                                                  South by Section 104,Abstract 292,patented J.G.
                                                                                  Bennett;West by lands of A.L. Short,George Lahey


                                                                                  and O.R. Salmans and/or I.R. Spencer, and being
                                                                                  all the land ownedby the Lessors in said Section.

              __________________________________________________

                                 EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data        Description of Properties
_________          ______                   ______          ____      __________  ____________________________________
42-473-000029-001  American Rice Milling    Sam G. Harrison 04/29/33  Bk 58 P 345 All of Section 68, Abstract 289, patented to
                   Company, Inc.                                      Waller      J.G. Bennett, containing 640 acres, more or less,
                                                                                  of land; All of H&TC R.R. Section 69, Abstract
                                                                                  152, containing 640 acres, more or less, of land;
                                                                                  All of H&TC R.R.Section79,Abstract 157,containing
                                                                                  640 acres,more or less,of land;All of Section 82,
                                                                                  Abstract 290,patented to J.G. Bennett, containing
                                                                                  640 acres, more or less, of land;All of the above
                                                                                  four sections containing 2,560acres,more or less,
                                                                                  of land, Waller County, Texas.

42-473-000030-001  Lila S. Loucks, et al    A. T. Jones     12/11/37  Bk 72 P 440 The W1/2 of Section 97,Block 1 H&TC R.R. Survey,
                                                                      Waller      Waller County,State of Texas,containing 320acres,
                                                                                  more or less.

42-473-000031-001  L.E. Morrison, et ux     Sam G. Harrison 02/17/38  Bk 73 P 277 All of the E 1/2 of Section 97, Block 1,H&TC R.R.
                                                                      Waller      Co. Survey,containing 320 acres,more or less,of
                                                                                  land, and being all the land owned by lessor in
                                                                                  said Section.

42-473-000032-001  Ruth Steves, et vir      Humble Oil &    05/15/33  Bk 62 P 59  The E 1/2 of Section 112, Block 1, H&TC R.R. Co.
                                            Refining Company          Waller      lands, located in the County of Waller, State of
                                                                                  Texas:  ALSO the W 1/2 of Section 111, Block 1,
                                                                                  H&TC R.R. Co. lands, situated in the County of
                                                                                  Waller, State of Texas; Said lands being the same
                                                                                  Waller County lands devised to said Ruth Steves
                                                                                  by will of her mother Vinnie T. Rorick, admitted
                                                                                  to probate in San Diego County,CA,March 17, 1935.

42-473-000033-001  John W. Lamparter,       Sam G. Harrison 03/23/38  Bk 73 P 432 All of the W 1/2 of Section 121 Block 1,H&TC R.R.
                   et al                                              Waller      Survey,containing 320 acres,more or less,of land,
                                                                                  and being allthe land owned or claimed by lessors
                                                                                  in said Section, situated in Waller County,Texas.

42-473-000034-001  A.T. Jones, et al        Sam G. Harrison 11/04/37  Bk 73 P 84  SE 1/4 of H&TC R.R. Co.,Section 121,Abstract 201,
                                                                      Waller      Waller County, Texas.

42-473-000035-001  M.A. Beckendorff, et ux  A. T. Jones     01/06/38  Bk 74 P 15  An undivided 1/2 interest in and to the N 1/2 of
                                                                      Waller      Section 127, Block 1, H&TC R.R. Survey, in Waller
                                                                                  and Harris Counties, Texas, containing 320 acres,
                                                                                  more or less, and being all the land owned by


- - - ------------------------------------------------------------------------------------------------------------------------------------
                                                                                  lessor in said Section.

42-473-000035-002  Texas Osage              W. W. Fife      11/25/38  Bk 75 P 192 All our right, title and interest in and to the
                   Cooperative Royalty                                Waller      N 1/2 of Section 127, Block 1, H&TC R.R. Survey,
                   Pool, et al                                                    in Waller and Harris Counties, Texas, containing
                                                                                  320 acres, more or less, and  being all the land
                                                                                  owned by lessor in said Section.

              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data        Description of Properties
_________          ______                   ______          ____      __________  ____________________________________
42-473-000036-001  Erwin T. V. Weinmann     J. F. Taylor    10/28/38  Bk 74 P 556 Being 280acres of land,more or less,and described
                                                                      Waller      as follows,to-wit:Being the East 120 acres of the
                                                                                  S 1/2 of Section 122, T.S.Reese Survey and the SW
                                                                                  1/4 of Section 127, H&TC R.R. Survey, Block 1 of
                                                                                  Waller County, Texas.

42-473-000036-002  Myra Weinmann            J. F. Taylor    10/28/38  Bk 74 P 559 Being 280acres of land,more or less,and described
                   Sumner, et vir                                     Waller      as follows, to-wit:  Being the East 120 acres of
                                                                                  the S 1/2 of Section 122, T.S. Reese Survey and
                                                                                  the SW 1/4 of Section 127, H&TC R.R. Survey,
                                                                                  Block 1 of Waller County, Texas.

42-473-000036-003  P. G. Weinmann, et al    J. F. Taylor    10/28/38  Bk 74 P 563 Being 280acres of land,more or less,and described
                                                                      Waller      as follows, to-wit:  Being the East 120 acres of
                                                                                  the S 1/2 of Section 122, T.S. Reese Survey and
                                                                                  the SW 1/4 of Section 127, H&TC R.R. Survey,
                                                                                  Block 1 of Waller County, Texas.

42-473-000037-001  Louise M. Schlipf        Ralph A.Johnston 6/11/38  Bk 73 P 569 All of the NE 1/4 of Section 122, H&TC R.R. Co.
                                                                      Waller      Survey, Block 1, patented to R.S.Reese,and being
                                                                                  the same land described in Deed from Lon M. Ash
                                                                                  and wife,Dollie Ash to Louise M. Schlipf,recorded
                                                                                  in Vol.45,Page 272 of the Deed Records of Waller
                                                                                  County,Texas,to which instrument and the record
                                                                                  thereof reference is hereby made for all purposes

42-473-000038-001  Carl F. Schlipf, et ux   Ralph A.Johnston 6/11/38  Bk 74 P 123 NW 1/4 of Section 122, H&TC R.R. Co. Survey,
                                                                      Waller      Waller County, Texas.

42-473-000039-001  Ben Taub, et al          Gillette Hill   11/29/39  Bk 77 P 575 Being 284.3 acres of land out of Section 128,H&TC
                                                                      Waller      R.R. Co. Survey, Block 1, Waller County,Texas and
                                                                                  to H.F.Sartwelle,et al recorded Vol.49,Page 491,
                                                                                  Waller County, Texas Deed Records.

42-473-000040-001  Pauline Dorothy Wright   John H. Wynne   05/22/40  Bk 79 P 179 The Northeast 80 acres out of the NE 1/4 of the
                                                                      Waller      Fred Eule Survey, Section 128, Block 1 of the



                                                                                  Public School Lands,Cert. No. 7,Abstract 376, in
                                                                                  Waller County, Texas;being described by metes and
                                                                                  bounds in Deed from Wm. Eule and wife to J.H.
                                                                                  Wright, dated Nov. 18, 1918, and recorded in Vol.
                                                                                  45,Page 447,of the Deed Records of Waller County,
                                                                                  Texas; said tract containing 80 acres of land,
                                                                                  more or less.

              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                    Recording
Lease No.          Lessor                  Lessee           Date      Data        Description of Properties
_________          ______                  ______           ____      __________  ____________________________________
42-473-000041-001  Mrs.J.A.Kimball,et vir  Bert Winston     03/15/37  Bk 70 P 578 Being a tract of 40 acres of land, more or less,
                                                                      Waller      out of the North part of the H&TC R.R.Co. Survey,
                                                                                  Section 128, Abstract 376, Waller County, Texas,
                                                                                  & being the same land described in Deed of Trust
                                                                                  dated Sept.15, 1923,and recorded in Vol. P, Page
                                                                                  409 of the MortgageRecords of Waller County, TX.

42-473-000042-001  C.H. Stockdick, et ux   Ralph A.Johnston 07/24/40  Bk 79 P 403 Being all of the NW 1/4 of Section 125, Block 1,
                                                                      Waller      H&TC R.R. Co. Survey, Abstract 203,containing 160
                                                                                  acres of land, more or less.

42-473-000042-002  Peerless Oil and Gas    Humble Oil &     07/08/40  Bk 79 P 518 Being all of the NW 1/4 of Section 125, Block 1,
                   Company, et al          Refining Company           Waller      H&TC R.R. Co. Survey, Abstract 203,and containing
                                                                                  160 acres of land, more or less.

42-473-000043-001  Lion Oil Refining       B. L. Allen      08/13/40  Bk 79 P 621 Being the W 1/2 of Section 80, Block 1,H&TC R.R.
                   Company                                            Waller      Co. Survey,Cert. 240,Abstract 331,containing 320
                                                                                  acres of land, more or less, and being the same
                                                                                  land described in a deed dated March 12,1906,from
                                                                                  W.M. Weller to M.V. Conklin, recorded in Vol.28,
                                                                                  Page 492,of the Deed Records of Waller County,TX,
                                                                                  to which reference is made, the interest hereby
                                                                                  conveyed being the same interest conveyed by Mae
                                                                                  C. Kelly,a widow,H.G.Conklin and Ruth G.Conklin,
                                                                                  sometimes called Ruth G.Brown,as grantors,to C.V.
                                                                                  Lisman, as grantee, by deed dated Nov. 29, 1935,
                                                                                  recorded in Vol. __,Page __,of the Deed Records
                                                                                  of Waller County, Texas.

42-473-000043-002  The Ohio Oil Company    C.W. Krouse      08/27/40  Bk 79 P 570 W 1/2 of Section 80 of the H&TC R.R. Co. Survey,
                                                                      Waller      Block 1.

42-473-000043-003  The North Central Texas  Humble Oil &    08/06/40  Bk 79 P 508 An undivided 1/8 interest in 320 acres,being the
                   Oil Company, Inc.        Refining Company          Waller      W 1/2 of Section 80, H&TC R.R. Co. Survey,
                                                                                  Abstract 331.



42-473-000043-004  Mae C. Kelly, et al      J. F. Taylor    06/02/38  Bk 73 P 581 An undivided 1/2 interest in and to the following
                                                                      Waller      described land: The W 1/2 of Section 80,Block 1,
                                                                                  H&TC R.R. Co. Survey, Cert. No. 240,Abstract No.
                                                                                  331, and being the same land described in deed
                                                                                  dated March 12, 1906, from W.H. Weller to M.V.
                                                                                  Conklin, recorded in Vol. 128, Page 492, of the
                                                                                  Deed Records of Waller County, Texas, and being
                                                                                  all the land owned by lessors in said Survey.

              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data        Description of Properties
_________          ______                   ______          ____      __________  ____________________________________
42-473-000043-005  Mae C. Kelly, et al      Humble Oil &    07/29/41  Bk 82 P 57  An undivided 1/2 interest in and to 40 acres of
                                            Refining Company          Waller      land in Waller County,Texas,described as follows,
                                                                                  to-wit:The S 1/2 of the S 1/2 of the S 1/2 of the
                                                                                  W 1/2 of H&TC R.R. Co. Section 80, Abstract 331.

42-473-000044-001  Lucius C. Bains, et ux   Sam G. Harrison 05/11/40  Bk 79 P 426 All that certain tract & parcel of land situated
                                                                      Waller      in Waller County,Texas, & being a part of Houston
                                                                                  & Texas Central R.R. Co. Survey No. 126 contained
                                                                                  within the following boundaries, viz:  BEGINNING
                                                                                  at a stake at the Northeast corner of Survey No.
                                                                                  107 in the South line of Survey No.124 a distance
                                                                                  of 683varas East of the Southwest corner ofSurvey
                                                                                  124,which beginning point is the Northwest corner
                                                                                  of a tract of 324 1/2 acres patented to W.W.Bains
                                                                                  Feb. 11, 1920,by patent No. 526,Vol. 5-A recorded
                                                                                  in Vol.46,Page 361,of Waller County Deed Records;
                                                                                  and from said beginning point run thence East1190
                                                                                  varas with the North line of said W.W. Bains 324
                                                                                  1/2acre tract and the South lines of Surveys Nos.
                                                                                  124and125 to a stake for Northeast corner of said
                                                                                  Bains 324 1/2 acre tract,which is also the North-
                                                                                  west corner of the Stockdick 120 acre tract in
                                                                                  said H&TC R.R.Co. Survey No.126;THENCE South with
                                                                                  the East line of said W.W. Bains 324 1/2 acres to
                                                                                  the Northedge ofthe right-of-way of the Missouri,
                                                                                  Kansas & Texas R.R. Co.; THENCE in a westerly
                                                                                  direction approximately 1190 varas with the North
                                                                                  edge of said right- of-way to a point where the
                                                                                  North edge of said right-of-way intersects the
                                                                                  West boundary line of said W.W.Bains 324 1/2 acre
                                                                                  tract;THENCE North with said West boundary line
                                                                                  of said Bains 324 1/2 acre tract to the PLACE OF
                                                                                  BEGINNING, and including within said boundaries
                                                                                  all of that part of said 324 1/2 acres patented
                                                                                  to W.W.Bains as aforesaid which lies North of the



                                                                                  North edge of said MK&T R.R. right-of-way which
                                                                                  boundaires include that part of the public road
                                                                                  or highway which is North of and adjoining said
                                                                                  MK&T R.R. right-of-way running Easterly and West-
                                                                                  erly across said Bains 324 1/2 acre tract.

              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                   Recording
Lease No.          Lessor                 Lessee            Date      Data        Description of Properties
_________          ______                 ______            ____      __________  ____________________________________
42-473-000044-002  J. L. Farb             Harmenah Oldacre  01/31/41  Bk 81 P 100 All of my undivided 1/4th interest in and to the
                                                                      Waller      following described tract of land, to-wit:  All
                                                                                  that certain tract and parcel of land situated in
                                                                                  Waller County, Texas, and being a part of Houston
                                                                                  & Texas Central R.R. Co. Survey No. 126 contained
                                                                                  within the following boundaries, viz:  BEGINNING
                                                                                  at a stake at the Northeast corner of Survey No.
                                                                                  107 in the South line of Survey No.124 a distance
                                                                                  of 683 varas East of the Southwest corner of
                                                                                  Survey 124,which beginning point is the Northwest
                                                                                  corner of a tract of 324 1/2 acres patented to
                                                                                  W.W. Bains Feb. 11, 1920, by patent.

42-473-000044-003  Harmenah Oldacre       Sam G. Harrison   01/10/43  Bk 89 P 553 All of my undivided 6/32nds interest in & to the
                                                                      Waller      following described tract of land,to-wit:All that
                                                                                  certain tract & parcel of land situated in Waller
                                                                                  County,Texas,and being a part of Houston & Texas
                                                                                  Central R.R. Co. Survey No. 126 contained within
                                                                                  the following boundaries,viz:BEGINNING at a stake
                                                                                  at the Northeast corner of Survey No. 107 in the
                                                                                  South line of Survey No. 124 a distance of 683
                                                                                  varas East of the Southwest corner of Survey 124,
                                                                                  which beginning point is the Northwest corner of
                                                                                  a tract of 324 1/2 acres patented to W.W. Bains
                                                                                  Feb. 11, 1920,by patent No. 526, Vol. 5-A record-
                                                                                  ed in Vol. 46,Page 361,of Waller County Deed Rec-
                                                                                  ords; & from said beginning point run thence East
                                                                                  1190 varas with the North line of said W.W. Bains
                                                                                  324 1/2acres tract and the South lines of Surveys
                                                                                  Nos.124and125 to a stake for Northeast corner of
                                                                                  said Bains 324 1/2 acre tract, which is also the
                                                                                  Northwest corner of the Stockdick 120 acre tract
                                                                                  in said H&TC R.R. Co. Survey No. 126;THENCE South
                                                                                  with the East line of said W.W.Bains 324 1/2acres
                                                                                  to the North edge of the right-of-way of the
                                                                                  Missouri, Kansas & Texas R.R. Co.; THENCE in a
                                                                                  Westerly direction approximately 1190 varas with
                                                                                  the North edge of said right- of-way to a point


                                                                                  where the North edge of said right-of-way inter-
                                                                                  sects the West boundary line of said W.W. Bains
                                                                                  324 1/2 acre tract; THENCE North with said West
                                                                                  boundary line of said Bains 324 1/2 acre tract to
                                                                                  the PLACE OF BEGINNING, and including within said
                                                                                  boundaries all of that part of said 324 1/2 acres
                                                                                  patented to W.W. Bains as aforesaid which lies
                                                                                  North of the North edge of said MK&T R.R. right-
                                                                                  of-way which boundaries include that part of the
                                                                                  public road or highway which is North of and ad-
                                                                                  joining said MK&T R.R. right-of-way running East-
                                                                                  erly and Westerly across said Bains 324 1/2 acre
                                                                                  tract.  This lease covers and includes all of my
                                                                                  right, title and interest in and to the above
                                                                                  described tract of land.

42-473-000044-004  Robert B. Perkins      Harmenah Oldacre  01/10/41  Bk 80 P 480 All of my undivided 1/16th interest in and to the
                                                                      Waller      following described tract of land, to-wit:  All
                                                                                  that certain tract and parcel of land situated in
                                                                                  Waller County, Texas, and being a part of Houston
                                                                                  & Texas R.R. Co. Survey No. 126 contained within
                                                                                  the following boundaries,viz:BEGINNING at a stake
                                                                                  at the Northeast corner of Survey No. 107 in the
                                                                                  South line of Survey No. 124 a distance of 683
                                                                                  varas East of the Southwest corner of Survey124,
                                                                                  which beginning point is the Northwest corner of
                                                                                  a tract of 324 1/2 acres patented to W.W. Bains
                                                                                  Feb. 11,1920,by patent No. 526,Vol. 5-A recorded
                                                                                  in Vol.46,Page 361,of Waller County Deed Records;
                                                                                  and from said beginning point run thence East1190
                                                                                  varas with the North line of said W.W. Bains 324
                                                                                  1/2acre tract and the South lines of Surveys Nos.
                                                                                  124and125 to a stake for Northeast corner of said
                                                                                  Bains 324 1/2 acre tract,which is also the North-
                                                                                  west corner of the Stockdick 120 acre tract in
                                                                                  said H&TC R.R.Co. Survey No.126;THENCE South with
                                                                                  the East line of said W.W. Bains 324 1/2 acre to
                                                                                  the North edge of the right-of-way of the
                                                                                  Missouri, Kansas & Texas R.R. Co.; THENCE in a
                                                                                  Westerly direction approximately 1190 varas with
                                                                                  the North edge of said right-of-way to a point
                                                                                  where the North edge of said right-of-way inter-
                                                                                  sects the West boundary line of said Bains 324
                                                                                  1/2 acre tract to the PLACE OF BEGINNING, and
                                                                                  including within said boundaries all of that part
                                                                                  of said 324 1/2 acres patented to W.W. Bains as
                                                                                  aforesaid which lies North of the North edge of
                                                                                  said MK&T R.R. right-of-way which boundaries
                                                                                  include that part of the public road or highway
                                                                                  which is North of and adjoining said MK&T R.R.
                                                                                  right-of-way running Easterly and Westerly across
                                                                                  said Bains 324 1/2 acre tract.  This lease covers
                                                                                  and includes all of my right, title and interest
                                                                                  in and to the above described tract of land.

42-473-000045-001  Francis Young, et ux   E.A. Showers      03/01/40  Bk 78 P 329 The South 120acres out of the East 254 acre tract
                                                                      Waller      owned by Lessors, out of Survey No. 124, Block 1,
                                                                                  H&TC R.R. Co. Survey, Cert. No. 2,Patent No. 358,
                                                                                  Vol.23, Waller County,TX,the same constituting a
                                                                                  solid rectangular Block, 120 acres in area.


              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data        Description of Properties
_________          ______                   ______          ____      __________  ____________________________________
42-473-000046-001  Atlantic Oil             Humble Oil &    07/16/40  Bk 80 P 18 All that certain lot,tract or parcel of land being
                   Investment Corporation   Refining Company          Waller      a part of Section107,H&TC R.R.Co. Survey,Block 1,
                                                                                  and being more particularly described as follows:
                                                                                  BEGINNING at the Northwest corner of the 300 acre
                                                                                  tract of land in said Survey heretofore conveyed
                                                                                  to John Alt by W.B. Peck, said 300 acre tract of
                                                                                  land being the South 300acres of said Section107;
                                                                                  THENCE North with the west line of said Section
                                                                                  107 to a stake in the South line of the right-of-
                                                                                  way of the MK&T R.R.; THENCE South 88' 52" East
                                                                                  1606 varas along the said South right-of-way line
                                                                                  to the East boundary line of said Section 107;
                                                                                  THENCE South with the East line of said Section
                                                                                  107 to the Northeast corner of the 300 acre tract
                                                                                  conveyed to John Alt as aforesaid; THENCE West
                                                                                  with the North line of the said John Alt 300 acre
                                                                                  tract 1604 varas to the place of BEGINNING, con-
                                                                                  taining 298.17 acres, more or less, and being the
                                                                                  same property conveyed to Mrs. A.M. Peck by W.B.
                                                                                  Peck by deed dated July 10, 1920, and recorded in
                                                                                  Vol. 46, Page 515, of the Deed Records of Waller
                                                                                  County,Texas,reference to which is here made for
                                                                                  all purposes.

42-473-000046-002  Peerless Oil and Gas     Humble Oil &    07/08/40  Bk 79 P 515All that certain lot,tract or parcel of land being
                   Company, et al           Refining Company          Waller      a part of Section107,H&TC R.R.Co. Survey,Block 1,
                                                                                  and being more particularly described as follows:
                                                                                  BEGINNING at the Northwest corner of the 300 acre
                                                                                  tract of land in said Survey heretofore conveyed
                                                                                  to John Alt by W.B. Peck, said 300 acre tract of
                                                                                  land being the South300 acres of said Section107;
                                                                                  THENCE North with the west line of said Section
                                                                                  107 to a stake in the South line of the right-of-
                                                                                  way of the MK&T R.R.; THENCE South 88' 52" East
                                                                                  1606 varas along the said South right-of-way line
                                                                                  to the East boundary line of said Section 107;
                                                                                  THENCE South with the East line of said Section
                                                                                  107 to the Northeast corner of the 300 acre tract
                                                                                  conveyed to John Alt as aforesaid; THENCE West
                                                                                  with the North line of the said John Alt 300 acre
                                                                                  tract 1604 varas to the place of BEGINNING, con-
                                                                                  taining 298.17 acres, more or less, and being the
                                                                                  same property conveyed to Mrs. A.M. Peck by W.B.


                                                                                  Peck by deed dated July 10, 1920 and recorded in
                                                                                  Vol. 46, Page 515, of the Deed Records of Waller
                                                                                  County,Texas,reference to which is here made for
                                                                                  all purposes.

              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data        Description of Properties
_________          ______                   ______          ____      __________  ____________________________________
42-473-000046-003  Mrs. A. M. Peck          T. S. Mabry     10/05/39  Bk 77 P 288 Being the North 250 acres of land out of a 298.17
                                                                      Waller      acre tract of land out of H&TC R.R. Co. Survey,
                                                                                  No.107, Block 1,and being the same land described
                                                                                  in a deed from W.B. Peck to Mrs. A.W. Peck, dated
                                                                                  July 10, 1920, recorded in Vol. 46, Page 515 of
                                                                                  the Deed Records of Waller County,Texas,to which
                                                                                  deed reference is here made for all purposes.

42-473-000047-001  Hattie I. Gass, et al    C.C. McSpadden  10/01/36  Bk 69 P 617
                                                                      Waller

42-201-000048-001  H. L. Sears, et ux       J. C. Vaughan   06/06/33  Bk 61 P 4   187.5 a part of Section 125, H&TC R.R. Co. land,
                                                                      Waller      and the P.M.Cuny Survey No. 126, and this being
                                                                                  the same identical land which was conveyed to
                                                                                  H.L. Sears by Frank Alt and wife by deed dated on
                                                                                  or about October, 1918, and the said deed is of
                                                                                  record in Deed Records of Waller County, Texas.
                                                                                  To the said deed & the records thereof reference
                                                                                  is here made for description of the land herein
                                                                                  leased.

42-473-000049-001  Charles W.          W. Delbert Morrison  06/12/33  Bk 59 P 230 Being all of the J.G.Bennett Survey,Abstract 291,
                   Stoutenborough, et al                              Waller      known as Section 102, containing 640 acres, more
                                                                                  or less, together with 18.36 acres adjoining in
                                                                                  the H&TC R.R. Survey, Abstract 169, Section 103,
                                                                                  and 6.58 acres adjoining the H&TC R.R. Survey,
                                                                                  Abstract 168,Section 101,containing in all 664.94
                                                                                  acres, more or less.

42-473-000050-001  Francis Young, et ux     Sun Oil Company 12/05/39  Bk 78 P 350 80acres of land out of Section 124, patented to
                                                                      Waller      W.W.Bains, Assignee of T.S.Reese, Patent No.358,
                                                                                  described as follows:  BEGINNING at the Southeast
                                                                                  corner of that certain 54 acre tract of land
                                                                                  described in oil, gas and mineral lease from
                                                                                  Francis Young and wife, Frances Young, to W.E.
                                                                                  O'Neall, dated August 31, 1933, on file in the
                                                                                  office of the County Clerk of Waller County,
                                                                                  Texas; which said 54 acres is off the North end
                                                                                  of the East 254 acres of said section and which



                                                                                  said beginning point is located in the East line
                                                                                  of said Section; THENCE West 2095.5 feet along
                                                                                  the South line of said 54acre tract to the South-
                                                                                  west corner thereof in the West line of the 254
                                                                                  acre tract described in a deed from Katy State
                                                                                  Bank to Francis Young and wife, Frances Young,
                                                                                  recorded in Vol. 47, Page 517, Deed Records of
                                                                                  Waller County, Texas; THENCE South along the West
                                                                                  line of said 254 acre tract a sufficient distance
                                                                                  from the Southwest corner of said 54acre tract to
                                                                                  a point in the West line of said 254acre tract so
                                                                                  that a line run East parallel to the South line
                                                                                  of said 54 acre tract to a point in the East line
                                                                                  of said Section 124 and thence North to the place
                                                                                  of beginning will contain exactly 80 acres;THENCE
                                                                                  East parallel to the South line of said 54 acre
                                                                                  tract to a point in the East line of said Section
                                                                                  124; THENCE North along the East line of Section
                                                                                  124 to the place of beginning.

42-473-000051-001  John Alt, et al          Sun Oil Company 04/02/37  Bk 71 P 86
                                                                      Waller

42-473-000052-001  Harold M. Allsup,    W. Delbert Morrison 06/12/33  Bk 61 P 632 Being all of the E.B. Conch Survey, Abstract 295,
                   et al                                              Waller      and known as Section 108, containing 640 acres,
                                                                                  more or less,together with 16 acres,more or less,
                                                                                  of the H&TC R.R. Survey,Abstract 169 Section 103,
                                                                                  and 23 acres,more or less,of the H&TC R.R.Survey,
                                                                                  Abstract 170, Section 107, making a total of 679
                                                                                  acres, more or less.

42-473-000053-001  Edward P. Seymour,       Sam G. Harrison 05/26/33  Bk 62 P 362 All of the E 1/2 of Section 80, Abstract 331,
                   et al                                              Waller      patented to T.S.Reese, containing 320 acres,more
                                                                                  or less, of land in said Waller County,Texas,and
                                                                                  being all the land owned by Lessors in said
                                                                                  Survey, H&TC R.R. Block 1.

42-473-000054-001  C. J. McCarty, et al     Stanolind Oil & 12/30/38  Bk 75 P 143 First Tract:The N 1/2 of the SE 1/4 of Section99,
                                            Gas Company               Waller      H&TC R.R. Co. Survey, Block 1.
                                                                                  Second Tract:The S 1/2 of the SE 1/4 of Section
                                                                                  99, H&TC R.R. Co. Survey, Block No. 1.
                                                                                  The land is estimated to comprise 160 acres,
                                                                                  whether it actually comprises more or less.

42-473-000055-001  A. W. Robertson, et al   Charles Mabry   09/16/33  Bk 62 P 386 All of Section 123, Block 1, H&TC R.R. Survey.
                                                                      Waller

42-473-000056-001  Mrs. J. M. Stewart       Arnett C. Smith 11/20/39  Bk 77 P 523 155.7 acres of land, more or less, out of H&TC
                                                                      Waller      R.R. Co. Survey, Block 1, Waller County, Texas
                                                                                  (said survey being also known as the Fred Eule
                                                                                  Survey), described by tracts as follows:

                                                                                  First Tract:  Beginning at the Northwest corner
                                                                                  of Section 128 (the same being the Northwest
                                                                                  corner of said Fred Eule Survey and the Northwest
                                                                                  corner of said H&TC R.R. Co. Survey); THENCE east
                                                                                  with the north line of said Section 2112 feet to
                                                                                  an iron stake; THENCE south 1650 feet to a stake
                                                                                  for corner;THENCE west 2112 feet to an iron stake
                                                                                  for corner;THENCE north 1650 feet to the place of



                                                                                  beginning, and containing 80 acres of land, being
                                                                                  the same land described in deed from M. Hillboldt
                                                                                  and wife to J.M. Stewart dated Nov. 22, 1918, and
                                                                                  recorded in Vol. 45, Page 449, Deed Records of
                                                                                  Waller County, Texas.

                                                                                  Second Tract:  75.7 acres of land, more or less,
                                                                                  out of Section 128, H&TC R.R.Co. Survey,Block 1,
                                                                                  Waller County, Texas(said survey being also known
                                                                                  as the Fred Eule Survey), described as follows:
                                                                                  Beginning at a stake in the center of a 50 foot
                                                                                  graded road on the west line of Section 129, 1650
                                                                                  feet south of its northwest corner; THENCE east
                                                                                  1866.9 feet to a stake; THENCE south 1763.2 feet
                                                                                  to the Northeast corner of the Wright 80 acre
                                                                                  tract; THENCE west along its north line 1866.8
                                                                                  feet to its northwest corner and center of said
                                                                                  graded road;THENCE north 1763.2 feet to the place
                                                                                  of beginning, being the same land described in .
                                                                                  deed from Wm. Eule and wife to J.M. Stewart,dated
                                                                                  Nov. 18, 1918, recorded in Vol.45, Page 449, Deed
                                                                                  Records of Waller County, Texas.

42-473-000057-001  Francis Young, et ux     W. E. O'Neall   08/31/33  Bk 60 P 633 254acres out of Section 124,the T.S.Reese Survey,
                                                                      Waller      described in three tract:
                                                                                  First Tract:All that certain 195 acres described
                                                                                  in a deed from Katy State Bank to Francis Young,
                                                                                  recorded in Vol.48, Page 590, Deed Records,Waller
                                                                                  County, Texas;
                                                                                  Second Tract:  All that certain 5 acres described
                                                                                  in deed from said Bank to Francis Young, recorded
                                                                                  in Vol. 47, Page 588, said Deed Records;
                                                                                  Third Tract:  The North 54 acres of a certain 254
                                                                                  acre tract described in deed from Katy State Bank
                                                                                  to Francis Young, recorded in Vol.47, Page 517 of
                                                                                  said Deed Records, all of said three tracts to be
                                                                                  adjacent to each other & aggregating a total 254
                                                                                  acres, in Block 1, H&TC R.R. Co. Survey.

42-473-000058-001  W.C. Stockdick,          T. S. Mabry     10/19/39  Bk 77 P 520 First Tract: That South 186 acres of the West 386
                   et al, Trustees                                    Waller      acres of Section 124,Abstract 334,T.S.Reese Orig-
                                                                                  inal Grantee, H&TC R.R. Co. Survey, Block 1;
                                                                                  Second Tract:A part of Section 107, H&TC R.R. Co.
                                                                                  Survey,Block 1,being the last tract described in
                                                                                  deed from John F. Snover to the Katy State Bank,
                                                                                  dated June 22, 1920,recorded in Vol.46,Page 466,
                                                                                  Deed Records of said County,being 14 acres,more
                                                                                  or less;a total in both tracts of 200 acres,more
                                                                                  or less.

              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data        Description of Properties
_________          ______                   ______          ____      __________  ____________________________________
42-473-000059-001  Oscar H. Kleeman         J. F. Taylor    10/21/38  Bk 74 P 484 Being the NE 1/4 of Section 77,Block 1, H&TC R.R.
                                                                      Waller      Co. Survey, Waller County, Texas, containing 160
                                                                                  acres of land, more or less.  Subject to all the
                                                                                  provisions and effect of an oil lease to Sam G.
                                                                                  Harrison and mineral deeds to J.F.Taylor and S.M.
                                                                                  Taylor heretofore given by grantor.

42-473-000060-001  J. C. Wright, et ux      W. C. Nelson    09/07/33  Bk 62 P 198 The SW 1/4 of Section 128, Block 1, H&TC R.R. Co.
                                                                      Waller      Survey, Patented to W.I. Williams.

42-473-000061-001  W. D. Parker             J. F. Taylor    07/10/39  Bk 80 P 46    Being 288 acres of land,more or less,and being
                                                                      Waller        that portion of the W.W. Baines Survey South of
                                                                      Bk 183 P 280  the MK&T R.R. and being a portion of the same
                                                                      Ft. Bend      land described in a Patent to W.W. Baines dated
                                                                                    Feb. 46, Page 361 of the Deed Records of Waller
                                                                                    County,Texas,to which reference is hereby made
                                                                                    for all legal purposes hereafter,and containing
                                                                                    288 acres, more or less.

42-473-000062-001  Carrie G. Hocker,   Ralph A. Johnston    08/19/33  Bk 63 P 409 The N 1/2 of the NW 1/4 of Section 100, Block 1,
                   et vir                                             Waller      H&TC Survey in  Waller County, Texas, containing
                                                                                  80 acres, more or less.

42-473-000063-001  Judith Givens,      Gulf Oil Corporation 07/14/38  Bk 74 P 155 The Mrs. M.J. Givens' Estate 320 acre tract of
                   et al                                              Waller      land, being the W 1/2 of School Land Survey No.
                                                                                  112, Block 1, surveyed and located by virtue of
                                                                                  Cert. No. 256, issued to the H&TC R.R. Co., SAVE
                                                                                  AND EXCEPT the Northwest 20acres out of the above
                                                                                  described 320 acre tract,said 20acres so excepted
                                                                                  being cut off in the form of a square out of the
                                                                                  Northwest corner of said 320 acre tract.

42-473-000065-001  Missouri-Kansas-Texas    Humble Oil &    12/23/41  Bk 83 P 569 BEGINNING at a point in the North right-of-way
                   Railroad Company of      Refining Company          Waller      line where said right-of-way line would intersect
                   Texas                                                          the south projection of the west line of the J.G.
                                                                                  Bennett H.R. said point being 50 feet at right
                                                                                  angles northerly from center line of Railroad
                                                                                  Company's Houston Division Main Line Track at
                                                                                  chaining station 20831 plus 30; THENCE East
                                                                                  parallel with and distant 50 feet northerly from
                                                                                  center line of said main line track, across a
                                                                                  portion of H&TC R.R. Section 101, all of Section
                                                                                  103 and 107, the W.W. Bains H.R.;and a portion of
                                                                                  the P.M. Cuny H.R., 18,600 feet to a point in
                                                                                  said north right-of-way line opposite main line
                                                                                  chaining station 21017 plus 30; THENCE South 100
                                                                                  feet to a point in the south right-of-way line
                                                                                  distant 50 feet at right angles southerly from
                                                                                  center line of main line track opposite chaining
                                                                                  station 21017 plus 30;  THENCE West parallel with
                                                                                  and distant 50 feet southerly from center line of
                                                                                  main line track across a portion of the P.M. Cuny
                                                                                  H.R.; all of the W.W. Bains, H.R.; H&TC R.R.



                                                                                  Sections107 and 103 and a portion of H&TC Section
                                                                                  101 to a point in the south right-of-way line in
                                                                                  the projection of the west line of the J.G.
                                                                                  Bennett H.R. due south of the southwest corner of
                                                                                  same; THENCE North in the projection of the west
                                                                                  line of the J.G. Bennett H.R. 100 feet, more or
                                                                                  less, to the point of beginning, containing 42.7
                                                                                  acres, more or less.

42-473-000066-001  Judith Givens, et al     Humble Oil &    04/01/42  Bk 87 P 11  20acres in the form of a square out of the North-
                                            Refining Company          Waller      west corner of 320 acres, being the W 1/2 of
                                                                                  Section 112,Block 1,H&TC R.R. Co. Survey,Abstract
                                                                                  373, Waller County, Texas.Said 20 acres being all
                                                                                  of the W 1/2 of said Section 112 except that
                                                                                  certain 300 acres described in a lease dated July
                                                                                  14, 1938 between Judith Givens, et al as lessor
                                                                                  and Gulf Oil Corp. as lessee and recorded in Vol.
                                                                                  74,Page 155 of the Deed Records of Waller County,
                                                                                  Texas.

42-473-025080-000  Mrs. Caroline Schlipf,   Houston Oil Co. 06/06/38  Bk 73 P 530 200 acres, more or less, of land lying and being
                   et al                    of Texas                  Waller      situated in the Southwest part of Section No.122,
                                                                                  H&TC R.R. Co., Block 1, and being the same land
                                                                                  deeded by Theo. Kellar to Chris Schlipf Oct. 1,
                                                                                  1900, said deed being of record in Vol. 22 Pages
                                                                                  42-43,of the Deed Records of Waller County,Texas.

42-473-000521-099  Mrs. Carrie G.           Humble Oil &    04/08/43  Bk 89 P 326 The N 1/2 of the NW 1/4 of Section 100, Block 1,
                   Simpson, et vir          Refining Company          Waller      H&TC Survey in Waller County,Texas, containing 80
                                                                                  acres, more or less.

              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT I


INSOFAR AND ONLY INSOFAR as the above described leasehold is located within the current boundaries of the Katy Gas Field Unit I containing 11,285.35 acres of land, the outside boundaries of which are shown by that hatched line on Exhibit B attached to that certain Pooling Agreement dated 5/16/41 and a counterpart of which is recorded in Volume 84,Page 432 Deed Records of Waller County, Texas AND INSOFAR AND ONLY INSOFAR as said leasehold pertains to gas and gas liquids only from the subsurface strata below the Cockfield V Formation, being the subsurface interval, or its correlative equivalent, as determined from electric logs of each of the following wells: Katy Gas Field Unit I, Well
No. 3 - 7,640'; Katy Gas Field Unit I, Well No. 8 - 7,650'; Katy Gas Field
Unit I, Well No. 23 - 7,682'; Katy Gas Field Unit I, Well No. 43 - 7,925'; Katy Gas Field Unit I, Well No. 44 - 7,975'.


FOOTNOTES:
1. Joint Operating Contract (AR-16574) dated 9/12/40 by and between Humble Oil & Refining Company and the Atlantic Refining Company, et al, as amended.

2. Pooling Agreement dated 5/16/41 by and between Humble Oil & Refining

   Company and the Royalty Holders of the Katy Gas Field recorded in Volume 84, Page 480 of the Deed Records of Waller County, Texas, as amended.

3. Assignment of Gas Rights in Leases Subject to the Katy Joint Operating Contract dated 11/25/41, by and between Amerada Petroleum Corporation, et al.

4. Second Processing Agreement dated 8/15/44 by and between Stanolind Oil &
   Gas Company, as Seller and Amerada Corporation, et al, as Buyers, as amended and superseded.

5. Assignment dated 11/25/41 by and between Amerada Petroleum Corporation, et al and each other, recorded in Volume 85, Page 193, Deed Records of Waller County, Texas.

6. Supplemental Assignment dated 8/1/42 by and between Amerada Petroleum Corporation, et al and each other, recorded in Volume 88, Page 435, Deed Records of Waller County, Texas.

7. Second Supplemental Assignment dated 9/1/43 by and between Houston Oil Company of Texas, et al and each other, recorded in Volume 95, Page 148, Deed Records of Waller County, Texas.

8. Deed dated 6/24/43 by and between Humble Oil & Refining Company and Houston Oil Company of Texas, et al recorded in Volume 93, Page 4, Deed Records of Waller County, Texas.

9. Deed dated 2/25/42 by and between John Byers, as Grantor and Humble Oil & Refining Company, et al, as Grantee recorded in Volume 109, Page 140, Deed Records, Waller County, Texas.

10.Assignment dated 8/6/48 by and between The Atlantic Refining Company, as
   Assignor and Houston Oil Company of Texas, as Assignee recorded in Volume ___, Page ___, Deed Records, Waller County, Texas.

11."Additional Royalties Contract" dated 12/15/41 by and between Humble Oil &
   Refining Company and "Royalty Holders" a counterpart of which is recorded in Volume 85, Page 354, Deed Records, Waller County, Texas.

12.The obligations set out in the above described leases.

13.Conveyance of Overriding Royalty to Cactus Hydrocarbon III Limited
   Partnership dated December 10, 1993. Recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

14.Production and Delivery Agreement with Cactus Hydrocarbon III Limited
   Partnership dated December 10, 1993, recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

15.Gas Purchase Contract with Enron Gas Marketing, Inc. termed July 1, 1994 to
   December 31, 1994.

              __________________________________________________

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II
OPERATOR: EXXON CORPORATION
FOC GWI: 0.28180479 (FROM ARCO)
FOC NRI: 0.24628218

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data         Description of Properties
_________          ______                   ______          ____      __________   ____________________________________
42-473-000092-001  C. G. Daniel, Jr., et ux Sam G. Harrison 10/30/36  Bk 69 P 116  The SE 1/4 of Section 119, Abstract #200, H&TC
                                                                      Waller       R.R. Survey, Waller County, Texas, containing
                                                                                   160 acres, more or less, and being all of the
                                                                                   land owned by lessor in said Section or Survey.

42-473-000093-001  T. S. Ehlert, et al      C. M. Frost     04/25/39  Bk 76 P 189  156 acres of land, more or less, being commonly
                                                                      Waller       known as the Ehlert farms, & is the N 1/4 of the
                                                                                   H&TC R.R. Co. Survey,Section 71,out of Block 1.

42-201-000057-001  Jesse A. Tucker, et vir  J. F. Taylor    05/25/42  Bk 410 P 629 Being 120 acres of land, more or less,out of the
                                                                      Harris       SE 1/4 of Section 80, in Block 2, H&TC R.R. Co.
                                                                                   Survey in Harris County,Texas,Cert. 144,Abstract
                                                                                   1416, being decribed by metes and bounds in that
                                                                                   certain deed dated Dec. 28, 1915, from A.
                                                                                   Stockdick, et ux to Jessie A. Tucker which is
                                                                                   recorded in Vol. 355, Page 308, Harris County,
                                                                                   Deed Recrds.

42-473-025681-000  Missouri-Kansas-Texas    Houston Oil     10/13/42  Bk 87 P 638  Tract No. 1
                   Railroad Company of      Company of Texas          Waller       BEGINNING at a point on the Railroad Company's
                   Texas                                              Bk 207 P 433 Houston Division Southerly right-of-way line
                                                                      Ft Bend      where said right-of-way line would intersect the
                                                                                   south projection of the Easterly line of the
                                                                                   H&TC R.R. Section 77,said point being 50 feet at
                                                                                   right angles Southerly from center line of Rail-
                                                                                   road Company's Houston Division Main Line at
                                                                                   Chaining station 20831 plus 30.

                                                                                   THENCE westerly parallel with and distant 50feet
                                                                                   southerly from center line of said Main line
                                                                                   along Railroad Company's southerly right of way
                                                                                   line across a portion of the H&TC R.R. Section
                                                                                   101 a distance of 2474 feet,more or less,to the
                                                                                   westerly line of said Section 101.  THENCE
                                                                                   northerly along said westerly line of Section
                                                                                   101-208 feet, more or less, to a point in the
                                                                                   southerly line of H&TC R.R. Section 77.  THENCE
                                                                                   easterly along said southerly line of H&TC R.R.
                                                                                   Section 77 2479 feet,more or less to the south-
                                                                                   east corner of same.THENCE southerly in the pro-
                                                                                   jection of the Easterly line of said H&TC R.R.
                                                                                   Section 77 - 270 feet more or less to the point
                                                                                   of beginning.  Said tract containing an area of
                                                                                   13.57 acres more or less.



                                                                                  Tract No. 2
                                                                                  Beginning at a point in the Railroad Company's
                                                                                  Houston Division Southerly right-of-way at its
                                                                                  intersection with the Easterly line of the J.W.
                                                                                  McCutcheon H.R. H&TC R.R. Section 44,said point
                                                                                  being 50 feet at right angles southerly from
                                                                                  center line of Railroad Company's Houston Divi-
                                                                                  sion Main Line at chaining station 21162 plus 95.

                                                                                  THENCE westerly across all of the J.W. McCutcheon
                                                                                  H.R. - H&TC R.R. Section 44; the J.J. Crawford
                                                                                  R.W.; the J.C. Paul H.R.; H&TC R.R. Section 126
                                                                                  and a portion of the P.M. Cuny H.R. - H&TC R.R.
                                                                                  Section 126 along the Railroad Company's Houston
                                                                                  Division Main Line southerly right of way line as
                                                                                  follows: Distant 50 feet southerly and parallel
                                                                                  with said Main Line 4869 feet to a point; THENCE
                                                                                  southerly at right angles 100 feet to a point;
                                                                                  THENCE Westerly parallel with and distant 150feet
                                                                                  southerly from center line of Main Line 1655 feet
                                                                                  to a point; THENCE Northerly at right angles 100
                                                                                  feet to a point distant 50feet southerly at right
                                                                                  angles from center line of Main Line; THENCE
                                                                                  westerly parallel with & distant 50feet souther-
                                                                                  ly from center line of Main Line 8041 feet to a
                                                                                  point; THENCE northerly at right angles 100 feet
                                                                                  to a point on the Railroad Company's northerly
                                                                                  right-of-way line; THENCE easterly across a por-
                                                                                  tion of the P.M. Cuny H.R. - H&TC R.R. Section
                                                                                  126, all of the J.C.Paul H.R.-H&TC R.R. Section
                                                                                  126; J.J. Crawford H.R. and the J.W. McCutcheon
                                                                                  H.R. - H&TC R.R. Section 44 along Railroad Com-
                                                                                  pany's said Northerly right-of-way line as
                                                                                  follows; Distant 50 feet Northerly and parallel
                                                                                  with said Main Line 8041 feet to a point; THENCE
                                                                                  northerly at right angles 50 feet to a point
                                                                                  distant 100 feet at right angles Northerly from
                                                                                  center of Main Line;THENCE Easterly parallel with
                                                                                  & distant 100 feet Northerly from center line of
                                                                                  Main Line 1665 feet to a point; THENCE southerly
                                                                                  at right angles 50feet to a point distant feet at
                                                                                  right angles northerly from center line of Main
                                                                                  Line; THENCE Easterly parallel with and distant
                                                                                  50 feet northerly from center line of Main Line
                                                                                  4859 feet, more or less, to the point of begin-
                                                                                  ning.Containing an area of 39.1 acres, more or
                                                                                  less.

              __________________________________________________

                                EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II



FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-157-025669-000  F. E. Hoyt, et al        J. F. Taylor    06/10/42  Bk 205 P 147  Being the west 60 acres out of that certain
                                                                      Ft Bend       tract containing  123.4 acres of land, more or
                                                                                    less,and being a part of the same land describ-
                                                                                    ed in a Partition Deed from F.E. Hoyt et al to
                                                                                    Emma J. Hoyt McClintock, dated July 20, 1917,
                                                                                    recorded in Vol.74,Page 635 of the Deed Records
                                                                                    of Fort Bend County, Texas, to which deed and
                                                                                    the reference thereof is hereby made for all
                                                                                    legal purposes here-after.

42-473-025671-000  C. H. Stockdick, et al   R.J. St.Germain 02/02/39  Bk 75 P 294   The SW 1/4 of the SW 1/4 of Section No. 103,
                                                                      Waller        H&TC R.R. Co.Survey,Block No. 1,Waller County,
                                                                                    Texas.  Said tract being described by metes and
                                                                                    bounds in a certain deed recorded in Vol. 32,
                                                                                    Page 12, of the Deed Records of Waller County,
                                                                                    Texas,from C.J. Smith and F.L. Smith to Richard
                                                                                    J. Molyneaux, to which deed reference is hereby
                                                                                    made for all descriptive purposes.

42-201-025672-000  H. E. Romack             Houston Oil     07/31/42  Bk 88 P 120   Lots 1,2,3,4,5,6,9,10, 11 and 12 in Block 21;
                                            Company of Texas          Waller        all of Block 22; and all of Block 23 except the
                                                                      Bk 415 P 578  W 1/2 of the N 1/2 of Block 23; all in the town
                                                                      Harris        of Katy, Texas.

42-157-025674-000  Mae Alexander, et al     Houston Oil     08/06/42  Bk 206 P 228  Beginning at a point 100 feet south and 404 feet
                                            Company of Texas          Ft Bend       east of where the west line of the said J.J.
                                                                                    Crawford Survey crosses the south line of the
                                                                                    Right-of-Way of the M.K. & T R.R. Co. of Texas;
                                                                                    THENCE south 290 feet to a stake for corner;
                                                                                    THENCE east 300 feet to a stake for corner;
                                                                                    THENCE north 290 feet to a stake for corner;
                                                                                    THENCE west parallel with State Highway No. 73,
                                                                                    a distance of 300 feet to the place of begin-
                                                                                    ning, containing 2 acres more or less;and being
                                                                                    the same land conveyed to H.H.Alexander by E.C.
                                                                                    Stockdick et al, recorded in Vol. 161, Page 84
                                                                                    of the Deed Records of Fort Bend County, Texas.

42-473-025676-000  J. M. Momeny, et al      J. F. Taylor    07/01/35  Bk 66 P 470   All that certain tract or parcel of land con-
                                                                      Waller        taining 120 acres, more or less, situated in
                                                                                    Waller County, Texas, and being a part of the
                                                                                    H&TC R.R. Survey, Section No. 77, Block No. 1,
                                                                                    and described as follows, to-wit:Being the East
                                                                                    140 acres out of the SE 1/4 of Section 77,
                                                                                    Block 1; SAVE AND EXCEPT herefrom a 20 acre
                                                                                    tract sold to the Shell Pipe Line Company.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data         Description of Properties
_________          ______                   ______          ____      __________   ____________________________________
42-201-025677-000  Mrs. J.H.Gibson,et vir   Houston Oil     09/15/42  Bk 87 P 443  Lots 1,2,3,4, and 5 in Block 25, all such logs
                                            Company of Texas          Waller       and blocks being in the town of Katy, Texas, as
                                                                      Bk 399 P 688 shown by Map filed on Page 38 Vol.2 of the Plat
                                                                      Harris       or Map records in the office of the County Clerk
                                                                                   of Harris County, Texas; All our right title and
                                                                                   interest in and to any other lots,blocks,outlots
                                                                                   and/or acreage in the J.J. Crawford Survey in
                                                                                   Harris, Fort Bend and Waller Counties, Texas. It
                                                                                   is the intention that this lease shall cover and
                                                                                   include all land owned or claimed by Lessor
                                                                                   herein in the said J.J. Crawford Survey in
                                                                                   Harris, Fort Bend and Waller Counties, Texas.

42-473-025678-000  Mrs. Jas. T. Crysup      J. F. Taylor    02/28/34  Bk 63 P 416  A certain 180 acre tract of land in Section 77,
                                                                      Waller       H&TC R.R. Survey,Waller County,Texas, and being
                                                                                   more particularly described as the SW 1/4 of
                                                                                   said section and the West 20 acres of the SE 1/4
                                                                                   of said Section.For further description of the
                                                                                   above described lands, reference is hereby made
                                                                                   to deed conveyed by Mrs. L.L. Cobb, to T.L.
                                                                                   McNeill, and said deed being recorded in Vol.
                                                                                   52, Page 174, of the Deed Records of Waller
                                                                                   County, Texas.Less and except the E 1/2 of the
                                                                                   SW 1/4 of said Section 77.

42-473-025679-000  Fred Lohmann, et ux      Houston Oil     07/14/42  Bk 88 P 144  All our undivided interest in and to two five
                                            Company of Texas          Waller       acre tracts in the northwest portion of the J.
                                                                                   Crawford Survey, such interest being that
                                                                                   retained by us in deed to John Cope dated Feb.
                                                                                   20, 1918,and recorded in Vol. 45, Page 366, of
                                                                                   the Deed Records of Waller County, Texas, to
                                                                                   which recording reference is here made for all
                                                                                   purposes.

42-473-025679-000  E. S. Hamilton           Edward White    05/20/44  Bk 95 P 286  Tract No. 1
                                                                      Waller       All that tract of land of 5 acres, more fully
                                                                                   described as follows: Joining the townsite of
                                                                                   Katy, lying and being in Waller County, Texas,
                                                                                   and in the Northwest corner of the 46-acre tract
                                                                                   of J.O. Thomas and a part of the North addition
                                                                                   of J.O. Thomas to the town of Katy to and a
                                                                                   fractional part of the J.J.Crawford Survey, said
                                                                                   Map is recorded in the County Clerk's office of
                                                                                   Harris County, Texas, said five acres of land
                                                                                   begins in the Northwest corner of the 46-acres
                                                                                   of J.O.Thomas tract, running along the West line
                                                                                   south 381 feet to the Southwest corner; THENCE
                                                                                   East 571 feet 8 in. to the Southeast corner;
                                                                                   THENCE 381 feet 8 in. to the Northeast corner to
                                                                                   the North line;THENCE 571 feet 8in. to the place
                                                                                   of beginning, containing 5 acres of land.

                                                                                   Tract No. 2
                                                                                   Five acres of land being described by metes and



                                                                                   bounds as follows: BEGINNING at the Southwest
                                                                                   corner of said J.O. Thomas 46-acre tract; THENCE
                                                                                   running North along its West line 381feet to the
                                                                                   Southwest corner of a 5-acre tract sold to Fred
                                                                                   Lohman; THENCE East along the South line of said
                                                                                   5acre tract 571feet 8in. to the Southeast corner
                                                                                   of said 5-acre tract;THENCE South 381feet to the
                                                                                   South line of said 46-acre tract; THENCE West
                                                                                   along said South line 571feet 8 in. to the place
                                                                                   of beginning.

42-157-025650-000  Eunice Riddle, et al     J. F. Taylor    06/01/42  Bk 205 P 569 All that certain tract or parcel of land situat-
                                                                      Ft Bend      ed in Fort Bend County,TX and known as the John
                                                                                   Osborn place, and more particularly described as
                                                                                   follows to wit:Beginning at an iron pipe in the
                                                                                   West line of the tract of land that John Osborn
                                                                                   sold to C.D. Hoyt, at a point 2183 feet south of
                                                                                   the Northwest corner of said land,which point is
                                                                                   also the Southeast corner of the John Cope tract
                                                                                   of land;THENCE west 3186feet to an iron pipe for
                                                                                   a corner in the West line of the R.T. Van Slyke
                                                                                   survey; THENCE south with the west line of the
                                                                                   Van Slyke survey 911 feet to corner; THENCE West
                                                                                   with the line of the Van Slyke survey 2066 feet
                                                                                   to corner; THENCE south 1450 feet to stake for
                                                                                   corner, crossing the line of the Van Slyke and
                                                                                   Jesse Burdett surveys; THENCE East 683 feet to
                                                                                   stake for corner;THENCE South 648feet to corner
                                                                                   of fence; THENCE East with fence line 4584 feet
                                                                                   to the southwest corner of the said Hoyt tract
                                                                                   of land in the South line of the Jesse Burdett
                                                                                   survey; THENCE North along the West line of the
                                                                                   Hoyt tract of land 3000 feet to place of begin-
                                                                                   ning, containing 307.6 acres of land, and being
                                                                                   partly out of the Thomas Cresop Survey, Abstract
                                                                                   No. 369, partly out of the Jesse Burdett Survey,
                                                                                   Abstract No. 383, partly out of the R.T. Van
                                                                                   Slyke Survey, Abstract No. 395, and partly out
                                                                                   of the C.W. Schrimpf Survey, Abstract No. 412,
                                                                                   situated in Fort Bend County, Texas, the above
                                                                                   being the same tract of land described in an
                                                                                   Application of Guardian to Sell Real Estate in
                                                                                   the Estate of Lawrence Osborn, a minor, said
                                                                                   Application appearing of record in Vol. T, Pages
                                                                                   124 et seq., of the Probate Minutes of Fort Bend
                                                                                   County, Texas. The above described tract of land
                                                                                   is composed of that certain 800.2 acre tract of
                                                                                   land described in a Deed from J.B. McCloy and
                                                                                   wife, Mary McCloy, to John Osborn,dated Feb. 25,
                                                                                   1909, and appearing of record in Vol. 45, Pages
                                                                                   200 et seq., of the Deed Records of Fort Bend
                                                                                   County, Texas, SAVE AND EXCEPT, that certain
                                                                                   tract of land, containing 492.6 acres of land
                                                                                   (including roads) described in a Deed from John
                                                                                   Osborn to C.D. Hoyt, dated Jan. 25, 1912, and
                                                                                   appearing of record in Vol.64,Pages 131 et seq.,
                                                                                   of the Deed Records of Fort Bend County, Texas,
                                                                                   to which instruments and their respective
                                                                                   records reference is here made for all purposes.



42-473-025660-000  J. C. Powell,et ux       W. E. Belt      06/25/42  Bk 87 P 256  BEGINNING at the S.W.corner of said 25acre tract
                                                                      Waller       of land;THENCE North 360 feet to a stake; THENCE
                                                                                   East 420 feet to a stake;THENCE South 223.7 feet
                                                                                   to a stake; THENCE East 1128 feet to a stake on
                                                                                   the East line of said 25 acre tract;THENCE South
                                                                                   136.3 feet to the S.E. corner of said 25 acre
                                                                                   tract;THENCE West with the South line of said 25
                                                                                   acre tract 1548 feet to the place of beginning,
                                                                                   containing 7 acres of land.

42-473-025647-000  Fred A. Hoyt, et al      W. E. Belt      06/20/42  Bk 87 P 215  Being 33- 1/4 acres of land,more or less, out of
                                                                      Waller       the J.J.Crawford Survey of 320acres of land,
                                                                      Bk 205 P 337 Abstract 155 Patent #242 Vol. #1 and being more
                                                                      Ft Bend      particularly described in a certain deed from
                                                                                   C.E. Smith and wife to C.F. Hoyt said deed being
                                                                                   filed for record in Vol. 66, Page 5, of the Deed
                                                                                   Records of Fort Bend County, Texas, to which
                                                                                   instrument and the record thereof reference is
                                                                                   hereby made for all purposes.

42-473-025666-000  Arthur L. Short, et ux   Hubert E. Clift 06/29/42  Bk 87 P 90   East 12.32 acres, more or less of West 112.32
                                                                      Waller       acres,more or less,out of NW 1/4 of Section 103,
                                                                                   H&TC R.R. Co. Waller County, Texas, of Arthur L.
                                                                                   Short land. Under date of April 19, 1917, Arthur
                                                                                   L. Short and wife, Viola G. Short deeded to A.J.
                                                                                   Diddel 32acres in a North and South strip off of
                                                                                   the East side of 144.32 acres, said 144.32 acres
                                                                                   being described as follows: BEGINNING at a point
                                                                                   in West line of Section 103, 97.5 vrs. South of
                                                                                   NW 1/4 of said Section 103, and said beginning
                                                                                   point being on the South line of the right-of-
                                                                                   way of said MK&T right-of-way;THENCE South with
                                                                                   said West line 717.12vrs. to a stake for corner;
                                                                                   THENCE East 1154 vrs. to stake for corner;THENCE
                                                                                   North to South line of the said right-of-way of
                                                                                   the said MK&T right-of-way; THENCE westerly with
                                                                                   right-of-way of the MK&T right-of- way to the
                                                                                   place of beginning.

                                                                                   Under date of July 13, 1933, Arthur L. Short and
                                                                                   wife, Viola G. Short executed an oil, gas and
                                                                                   mineral lease in favor of A.J.Schuhsler covering
                                                                                   West 100 acres, said oil, gas and mineral lease
                                                                                   was recorded in Vol. 61, Page 409, Deed Records
                                                                                   of Waller County, Texas, leaving Arthur L. Short
                                                                                   and wife, Viola G. Short 12.32 acres said 12.32
                                                                                   acres more or less described as East 12.32 acres
                                                                                   of West 112.32 acres.

42-201-035668-000  V. D. Avera, et ux       Houston Oil     07/15/42  Bk 413 P 668 All that certain tract or parcel of land,
                                            Company of Texas          Harris       described as follows, to wit: Being a part of
                                                                                   Section No. 78 in Block No. 2, H&TC R.R. Survey,
                                                                                   described as follows, to wit:  W 1/2 of the SW
                                                                                   1/4 of said Section 78 in Block No. 2, H&TC R.R.
                                                                                   Survey, containing 80 acres, more or less, being
                                                                                   the same land conveyed to V.D. Avera by E.P.
                                                                                   Campbell et al by Deed dated January 12, 1940,
                                                                                   and recorded in Vol. 1153, Page 404 of Deed
                                                                                   Records of Harris County, Texas,to which refer-
                                                                                   ence is here made for all purposes.


42-473-025665-000  Arthur L. Short, et ux   Houston Oil     04/20/43  Bk 90 P 144  West 50 acres of the West 100 acres of a 112.32
                                            Company of Texas          Waller       acre tract out of that part of the NW 1/4 of
                                                                                   Section 103, H&TC R.R. Co. Survey, Abstract 169,
                                                                                   Waller County, Texas, lying South of the MK&T
                                                                                   R.R.Co. right-of-way,containing 50acres of land,
                                                                                   more or less.

42-473-025632-000  Rollie Robertson, et al  Adam Bijbijian  03/18/42  Bk 87 P 6    First:  The west 187.3 acres, more or less, out
                                                                      Waller       of H&TC R.R. Co. Surveys, being J.W. McCutcheon
                                                                      Bk 409 P 353 Section 44,Abstract No.306,in Waller and Harris
                                                                      Harris       Counties,Texas,and being the same land conveyed
                                                                                   by Eunice T. Chapley, widow, to A.K. Robertson,
                                                                                   by deed dated 7/8/1909, of record in Vol. 33,
                                                                                   Page 493, of the Deed Records of Waller County,
                                                                                   Texas, & less 5 acres used as cemetery in N.W.
                                                                                   corner of this tract.

                                                                                   Second:  290.9 acres, more or less, out of HT&C
                                                                                   R.R. Co. Section 43, Block 1, in Waller County,
                                                                                   Texas,and being the same land conveyed by Burton
                                                                                   Crawford to A.K. Robertson, by deed dated
                                                                                   12/26/16,of record in Vol. 44,Page 447,of Deed
                                                                                   Records of Waller County, Texas.  Reference is
                                                                                   here made to the deeds and the records thereof
                                                                                   hereinabove set out as well as Power of Attorney
                                                                                   from G.L. Robertson et al to Rollie Robertson et
                                                                                   al, dated Sept. 10, 1938, of record in Vol. 74,
                                                                                   Page 397, of the Deed Records of Waller County,
                                                                                   Texas, for all pertinent purposes,and containing
                                                                                   473.2acres, more or less.

42-157-025656-00B  F. E. Hoyt, et al        Houston Oil     06/20/42  Bk 205 P 354All our undivided interest in and to that certain
                                            Company of Texas          Ft Bend      tract or parcel of land containing 60 acres, out
                                                                                   of the Jesse Burdette and C.W. Schrimpf Surveys
                                                                                   in Fort Bend County,TX,and being same 60 acres
                                                                                   awarded to C.F. Hoyt and wife, Irene K. Hoyt by
                                                                                   partition deed from the Estate of C.D. Hoyt to
                                                                                   S.E. Hoyt as shown in Vol. 74, Page 635 et seq.
                                                                                   of the Deed Records of Fort Bend County, Texas,
                                                                                   to which deed reference is here made for all
                                                                                   purposes.

42-473-025661-000  H. E. Wilson, et al      W. E. Belt      06/26/42  Bk 87 P 261  All those two certain tracts or parcels of land
                                                                      Waller       out of and being a part of J.J.Crawford Survey,
                                                                      Bk 415 P 588 Waller and Harris Counties, Texas, Abstract 205.
                                                                      Harris
                                                                                   First Tract:  BEGINNING at a point in the West
                                                                                   line of the said J.J. Crawford Survey, which is
                                                                                   the Southwest corner of the J.O. Thomas 46 acre
                                                                                   tract; THENCE South 89 degrees 10 min. East with
                                                                                   and along the South line of the said J.O. Thomas
                                                                                   46 acre tract, at 750 feet cross Buffalo Bayou,
                                                                                   to the northwest corner of Block 23 of the town
                                                                                   of Katy, for the Northeast corner of this tract;
                                                                                   THENCE South to the center of Buffalo Bayou and
                                                                                   continuing down said Bayou with its meanders to
                                                                                   its intersection with the West line of Lot 6
                                                                                   Block 10 of the town of Katy; THENCE with the
                                                                                   West line of said Lot 6, Block 10, to its South-



                                                                                   west corner, for the Southeast corner of the
                                                                                   tract hereby conveyed which corner is on the
                                                                                   North line of the E. Muncy tract; THENCE North
                                                                                   89 degrees, 10 mins. West with the North line of
                                                                                   the said Muncy tract to a point in the West line
                                                                                   of the J.J. Crawford Survey for the Southwest
                                                                                   corner of the tract hereby conveyed & which is
                                                                                   also the Northwest corner of the said Muncy
                                                                                   tract;THENCE North 0 degress 10 mins.East,along
                                                                                   the West line of the said J.J. Crawford Survey
                                                                                   to the place of beginning, & containing 25acres,
                                                                                   more or less. Being the same land described in
                                                                                   deed from R.M. Cash to Edmund Gaul recorded in
                                                                                   Vol. 28 Page 614 of the Deed Records of Waller
                                                                                   County, Texas.

                                                                                   LESS,HOWEVER,7acres sold to J.C.Powell described
                                                                                   as follows: BEGINNING at the Southwest corner of
                                                                                   said 25 acre tract of land;THENCE North 360 feet
                                                                                   to a stake;THENCE East 420feet to a stake;THENCE
                                                                                   South 223.7 feet to a stake;THENCE East 1128feet
                                                                                   to a stake on the East line of said 25 acre
                                                                                   tract;THENCE South 136.3 feet to the Southeast
                                                                                   corner of said 25acre tract;THENCE West with the
                                                                                   South line of said 25acre tract 1548 feet to the
                                                                                   place of beginning, containing 7 acres of land.
                                                                                   Said deed being recorded in Vol. 85, Page 19 of
                                                                                   the Deed Records of Waller County,TX. Reference
                                                                                   being made to said records for all purposes.

                                                                                   Second Tract: Being the same land described in
                                                                                   deed to Edmund Gaul, said deed being recorded in
                                                                                   Vol. 286, Page 514 of the Deed Records of Harris
                                                                                   County, Texas.Said to contain 1.00 acres of land
                                                                                   and being all or part of Block 23 of the town of
                                                                                   Katy, Harris County, Texas.

42-201-025662-000  R. H. Peck, et ux        Houston Oil     07/08/42  Bk 413 P 544  Lots 1,2,11, and 12 in Block 25; Lots 6,7,8,9,
                                            Company of Texas          Harris        10,11,and 12 in Block 24;Lots 7,and 8 in Block
                                                                      Bk ___ P ___  21 of the Townsite of Katy,Harris County,Texas,
                                                                      Waller        as per official map of said Townsite of Katy,
                                                                                    Harris County, Texas, of record in the map
                                                                                    records of Harris County,Texas to which map and
                                                                                    record thereof reference is made for further
                                                                                    description, and said Lots being a part of the
                                                                                    J.J. Crawford Survey; and being the same land
                                                                                    conveyed to Roy H. Peck by Southwestern Drug
                                                                                    Corporation, by deed dated January 7, 1935, and
                                                                                    recorded in Vol. 1020, Page 567, of the Deed of
                                                                                    Records of Harris County, Texas.

                                                                                    Also Lots 3,4,5 & 6 in Block25,of the Townsite
                                                                                    of Katy, Harris County,Texas,and being apart of
                                                                                    the J.J. Crawford survey, and being the same
                                                                                    land conveyed to R.H. Peck by Gladys Robertson
                                                                                    and husband, Clay Robertson by deed dated Dec.
                                                                                    5, 1923, and recorded in Vol. 560, Page 150, of
                                                                                    the Deed of Records of Harris County, Texas.

                                                                                    Also Lot 11, Block 3 of the Townsite of Katy,



                                                                                    Harris County,TX,and being a part of the J.J.
                                                                                    Crawford Survey,& being the same land conveyed
                                                                                    to R.H. Peck by Katy Mercantile Co. by deed
                                                                                    dated March 6, 1924, and recorded in Vol. 567,
                                                                                    Page 303, of the Deed of Records of Harris
                                                                                    County, Texas.

42-201-025663-000  Lucy A. Waterbury        Houston Oil     07/10/42  Bk 416 P 49   All that certain tract or parcel of land lying
                                            Company of Texas          Harris        and being in the town of Katy,County of Harris,
                                                                                    State of Texas, and being known and designated
                                                                                    as Lots 1, 2, 3,4,13,14,15, & 16 out of Block 3
                                                                                    of North Thomas Addition to said town of Katy,
                                                                                    according to the map or plat of said addition
                                                                                    as it appears of record of deeds, maps, etc. of
                                                                                    Harris County, Texas, said Lots being the N 1/2
                                                                                    of said Block 3, & being the same land conveyed
                                                                                    to Lucy Waterbury by J.M. Gaul and wife,
                                                                                    Genevieve G. Gaul by deed dated Sept. 17, 1940,
                                                                                    and recorded in Vol. 1180,Page 140,of the Deed
                                                                                    Records of Harris County, Texas.

42-201-025664-000  A. C. Neel, et ux          L. E. Pryor   08/16/38  Bk 324 P 404  100 acres of land out of the Southwest 200acres
                                                                      Harris        out of Section 64 H&TC R.R. Co. Survey in Block
                                                                                    2, Harris County, Texas, and more particularly
                                                                                    described as follows:  BEGINNING 30 feet to the
                                                                                    north and 20 feet to the east of the Southwest
                                                                                    corner of said Section 64 and the east line of
                                                                                    the Katy and Hockley County Road; THENCE north
                                                                                    along said Road 3416 feet to the North line of
                                                                                    said 200 acres tract; THENCE east 1275 feet to
                                                                                    an iron bolt for corner;THENCE south 3416 feet
                                                                                    to the north line of the Roberts Road an iron
                                                                                    bolt for corner; THENCE west along said Road
                                                                                    1275feet to the place of beginning and contain-
                                                                                    ing full 100 acres of land being the same
                                                                                    property described in deed from P.H. Nichols et
                                                                                    al to A.C. Neel dated April 9, 1912, and
                                                                                    recorded  in Vol. 286, Page 325.



                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-025657-000  A. D. Parker             W. E. Belt      06/25/42  Bk 88 Pg 40   S 1/2 of that certain tract or parcel of land
                                                                      Waller        known as Section101 in the H&TC R.R.Co. Survey,
                                                                                    Abstract No. 168, consisting of 308 acres, more
                                                                                    or less, including all lands which Lessor may
                                                                                    now own, claim to own, or hereafter acquire in
                                                                                    said S 1/2 of said Section; but not including,



                                                                                    however,any land leased by A.D. Parker and wife
                                                                                    to Continental Oil Company under lease dated
                                                                                    January 30, 1939.

42-201-025651-000  Millard C. Morrison,     W. E. Belt      06/24/42  Bk 87 P 63    All of Blocks 6,7,10 and 11 of the North Thomas
                   et ux                                              Waller        Addition to the original townsite of the town
                                                                      Bk 417 P 61   of Katy;being a part of the J.J.Crawford Survey
                                                                      Harris        of Harris and Waller Counties, State of Texas;
                                                                                    and containing 8-1/3 acres, more or less.

42-473-025652-000  Millard C. Morrison,     W. E. Belt      06/20/42  Bk 88 P 20    The NW 1/4 of the SW 1/4 of Section No. 103,
                   et al                                              Waller        Block No. 1, H&TC R.R. Co. Survey in Waller
                                                                                    County, Texas; Being the same land conveyed to
                                                                                    the Katy State Bank by D.J.Jacquemin, dated
                                                                                    Sept. 22,1923, and recorded in Vol.48, Page 75,
                                                                                    of the Deed Records of Waller County, Texas;to
                                                                                    which Deed reference is made for all purposes.

42-473-025653-000  Harry W. Lahey, et al    W. E. Belt      06/23/42  Bk 87 P 68    All of the NE 1/4 of the SW 1/4 of Section 103,
                                                                      Waller        Block No.1, H&TC R.R. Co. Survey,Waller County,
                                                                                    TX;containing 36.74 acres of land,more or less.

42-201-025654-000  Frederick William        W. E. Belt      07/02/42  Bk 412 P 447  Being all of Lot2 of the Subdivision of part of
                   Lammert, et ux                                     Harris        Section 44,H&TC R.R. Co. Survey,Abstract #1348,
                                                                                    according to the plat recorded in Vol. 141,Page
                                                                                    428, Deed Records of Harris County, Texas;being
                                                                                    the same property described in deed dated the
                                                                                    25th day of January, A.D.1940 from Harvey Edwin
                                                                                    Romack and wife, Buelah Viola Romack to the
                                                                                    Lessor herein.

42-157-025655-000  T. T. Player             Houston Oil     07/03/42  Bk 205 P 314  Tract 1: Being the E 1/2 of that certain 60.85
                                            Company of Texas          Ft Bend       acres of land described as follows, to-wit:
                                                                                    Beginning at an iron pipe for corner which is
                                                                                    west .3677 feet and south 40 feet from the East
                                                                                    corner of the upper half of the D.A. Conner
                                                                                    Survey, this beginning corner being the North-
                                                                                    west corner of Lot No.3 & the Northeast corner
                                                                                    of Lot No.2 of the Hoyt Subdivision; THENCE
                                                                                    South 2019 feet with the east line of Lot No.2
                                                                                    to an iron pipe for corner;THENCE East 1312.4
                                                                                    feet to an iron pipe for corner; THENCE North
                                                                                    2019 feet to an iron pipe for corner in the
                                                                                    North line of the Hoyt tract of land; THENCE
                                                                                    west with the North line of the Hoyt land and
                                                                                    the south line of a 40 foot road 1312 feet to
                                                                                    the place of beginning,containing 60.85 acres
                                                                                    of land, same being 12 acres out of the Thomas
                                                                                    Cresop Survey, 2 acres out of the C.W. Schrimpf
                                                                                    Survey and 46.85 acres out of the D.A. Conner
                                                                                    survey.The tract herein conveyed contains 30.42
                                                                                    acres and is the E 1/2of the tract described by
                                                                                    metes and bounds above,which was deeded to A.D.
                                                                                    Hoyt in the partition deed between the heirs of
                                                                                    C.D. Hoyt; and being the same land conveyed to
                                                                                    W.R. Gilpin and wife, Sallie Gilpin, to T.T.
                                                                                    Player, as recorded in Vol. 125, Page 361, of
                                                                                    the Deed Records of Fort Bend County, Texas.

                                                                                    Tract 2:  Being 2 acres of land out of the D.A.



                                                                                    Conner Survey, in Fort Bend County, Texas, and
                                                                                    being the South 2acres of that certain tract of
                                                                                    land partitioned to C.F. Hoyt in that Partition
                                                                                    Deed, dated Nov. 25, 1914, the same being filed
                                                                                    in Vol. 69,Page 432,in the Deed Records of Fort
                                                                                    Bend County, Texas, and here referred to for
                                                                                    certainty and description and all purposes. The
                                                                                    said 2acres herein conveyed being more particu-
                                                                                    larly described as follows:Beginning at an iron
                                                                                    pipe at the southwest corner of Lot No.4 of the
                                                                                    Hoyt Subdivision, which is also the southeast
                                                                                    corner of Lot No. 3 of said Subdivision;THENCE
                                                                                    East 297 feet along the south line of said Lot
                                                                                    No. 4, to an iron pipe in the East line of the
                                                                                    Hoyt place; THENCE North 44-1/4 degrees east
                                                                                    with the east line of said Hoyt tract 304 feet
                                                                                    for corner;THENCE west 215 feet from & parallel
                                                                                    to the south line of Lot No. 4 of the said Hoyt
                                                                                    Subdivision, approximately 512 feet to a point
                                                                                    in the dividing line between Lots 3 and 4, of
                                                                                    the before mentioned Hoyt Subdivision; THENCE
                                                                                    South 215 feet to the place of beginning, and
                                                                                    being the south 215 feet of Lot 4 of the Hoyt
                                                                                    Subdivision, and containing 2 acres of land,
                                                                                    more or less; and being the same land conveyed
                                                                                    by C.F. Hoyt to T.T. Player,as recorded in Vol.
                                                                                    140, Page 542 of the Deed Records of Fort Bend
                                                                                    County, Texas.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II



FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-157-025656-00A  Otto Karnaky             Adam Bijbijian  06/20/42  Bk 205 P 318  Tract or parcel of land containing 60 acres,out
                                                                      Ft Bend       of the Jesse Burdette and C.W. Schrimpf Surveys
                                                                                    in Fort Bend County, Texas, and being same 60
                                                                                    acres awarded to C.F. Hoyt and wife, Irene K.
                                                                                    Hoyt by partition deed from the Estate of C.D.
                                                                                    Hoyt to S.E. Hoyt as shown in Vol. 74, Page 635
                                                                                    et seq. of the Deed Records for Fort Bend
                                                                                    County,TX,to which deed reference is here made
                                                                                    for all purposes.

42-473-028319-000  T. J. Hudgins            Houston Oil     03/13/42  Bk 85 P 581   All the oil,gas and other minerals in and under
                                            Company of Texas          Waller        that certain 151.5 acres of land out of Section
                                                                                    72,Block 1,H&TC R.R. Survey, in Waller County,
                                                                                    Texas, being out of the E 1/2 of said section,
                                                                                    & said 151.5 acres of land being more particu-
                                                                                    larly described in a certain correction deed



                                                                                    from Guy E. Bains and wife, Sallie Helon Bains
                                                                                    to T. Cleveland,dated Dec. 21,1934,and recorded
                                                                                    in Vol.66,Page 46,of the Deed Records of Waller
                                                                                    County, Texas, to which deed and the record
                                                                                    thereof,reference is here made for all purposes

42-473-025079-000  John W. Harris, et al    J. F. Taylor    06/01/38  Bk 73 P 527   Being the South 320 acres of the J.M. Bennett
                                                                      Waller        Survey No. 86, Abstract No. 282, Cert. No. 243,
                                                                                    the boundary to be formed by running a line East
                                                                                    and West through said Survey parallel with the
                                                                                    South line and intersecting the East and West
                                                                                    lines at such points so as to include 320 acres
                                                                                    in the tract herein leased.

42-157-025640-000  Gerald J. Bartlett,et ux J. F. Taylor    05/20/42  Bk 204 P 442  Tract 1:  60.85 acres of land out of the Hoyt
                                                                      Ft Bend       place in Fort Bend County, Texas, out of the
                                                                                    Thomas Cresop & C.W.Schrimpf Surveys described
                                                                                    as follows:BEGINNING at an iron pipe for corner
                                                                                    which is West 6302 feet and south 40 feet from
                                                                                    the East corner of the upper half of the D.A.
                                                                                    Conner Survey,this beginning corner is also the
                                                                                    Northwest corner of the said Hoyt place; THENCE
                                                                                    south with the west line of the Hoyt tract of
                                                                                    land 2019feet to an iron pipe for corner;THENCE
                                                                                    East 1312.4 feet to an iron pipe for corner;
                                                                                    THENCE North 2019 feet to an iron pipe in the
                                                                                    North line of the Hoyt place; THENCE West with
                                                                                    the North line of the Hoyt place and the south
                                                                                    line of a 40 foot road 1312.4 feet to place of
                                                                                    beginning, and containing 60.85 acres of land
                                                                                    and being Lot No. 1 in the subdivision of the
                                                                                    Hoyt 486.88 acres,and being 59.85 acres in the
                                                                                    Thomas Cresop Survey and 1 acre in the C.W.
                                                                                    Schrimpt Survey.

                                                                                    Tract 2:  Beginning at an iron pipe for corner
                                                                                    which is west 4990 feet and south 40 feet from
                                                                                    the East corner of the upper one half of the
                                                                                    D.A. Conner Survey; this beginning corner is
                                                                                    the Northwest corner of Lot No.2 & the North-
                                                                                    east corner of Lot No. 1 of this subdivision;
                                                                                    THENCE South with the East line of Lot No. 1,
                                                                                    2019 feet to an iron pipe for corner; THENCE
                                                                                    East 1312.4 feet to an iron pipe for corner;
                                                                                    THENCE North 2019 feet to an iron pipe for
                                                                                    corner in the North line of the Hoyt tract of
                                                                                    land; THENCE West with the North line of the
                                                                                    Hoyt tract of land and the south line of a 40
                                                                                    foot road 1312.4feet to the place of beginning,
                                                                                    containing 60.85 acres of land and being 38
                                                                                    acres out of the Thomas Cresop, 2 acres out of
                                                                                    the D.A. Conner, and 20.85 acres out of the
                                                                                    C.W. Schrimpf Surveys.

42-473-025642-000  C. K. Weinmann, et ux    Houston Oil    06/09/42   Bk 86 P 627   The E 1/2 of the SE 1/4 of H&TC R.R.Co.,Section
                                            Company of Texas          Waller        127, Block 1, Abstract No. 205, Waller County,
                                                                                    Texas.

42-473-025643-000  C. K. Weinmann, et ux    D. A. Snyder    06/19/40  Bk 79 P 318   80 acres of land, being the W 1/2 of the SE 1/4
                                                                      Waller        of Section 127,Block1 H&TC R.R. Survey,Abstract



                                                                                    No. 205, Waller County, Texas, and the said 80
                                                                                    acres being more particularly described as fol-
                                                                                    lows, to-wit: Being the West 80 acres of that
                                                                                    certain 160 acre tract,described in deed of the
                                                                                    Wm. G. Weinmann Heirs, Myra Weinmann Sumner et
                                                                                    al., to C.K. Weinman, dated July 18, 1933, re-
                                                                                    corded in Vol. 61, Pages 412 et seq., of the
                                                                                    Deed Records of Waller County, Texas, to which
                                                                                    reference is heremade for all purposes,and said
                                                                                    eighty acres described as follows: Beginning at
                                                                                    the Northwest corner of said 160 acre tract as
                                                                                    set out above; THENCE East with the North line
                                                                                    thereof, a sufficient distance, so that a line
                                                                                    drawn from such point south and parallel to the
                                                                                    West line of said 160 acre tract and running to
                                                                                    the south line of said 160 acre tract; THENCE
                                                                                    running West with the South line of said 160
                                                                                    acre tract to the southwest corner of same;
                                                                                    THENCE running North with the West line of said
                                                                                    160 acre tract to the place of beginning, shall
                                                                                    include and embrace 80 acres of land.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-157-025644-000  F. E. Hoyt, et ux        J. F. Taylor    06/10/42  Bk 205 P 153  Being the East 63.4 acres of land out of that
                                                                      Ft Bend       certain tract of 123.4 acres of land, more or
                                                                                    less, & being a part of the same land described
                                                                                    in a Partition Deed from F.E. Hoyt et al to
                                                                                    Emma J. Hoyt McClintock, dated July 20,1917,
                                                                                    recorded in Vol.74 at Page 635 of the Deed Rec-
                                                                                    ords of Fort Bend County, Texas, to which deed
                                                                                    & the reference thereof is hereby made for all
                                                                                    legal purposes hereafter.

                                                                                    Being the intention to lease All of the 123.4
                                                                                    acres, SAVE AND EXCEPT the West 60 acres out of
                                                                                    the 123.4 acres.

42-157-025648-000  F. A. Hoyt, et al        Houston Oil     06/30/42  Bk 205 P 343  Tract 1:All of Lot 4 in the subdivision of the
                                            Company of Texas          Ft Bend       Hoyt 486.88 acres, less approximately 2 acres
                                                                                    heretofore conveyed from the extreme South por-
                                                                                    tion of said Lot 4, which Lot 4 is described as
                                                                                    follows:  BEGINNING at an iron pipe for corner
                                                                                    which is West 2367 feet and South 40 feet from
                                                                                    the East corner of the upper half of the D.A.
                                                                                    Conner Survey; this beginning corner is the
                                                                                    Northwest corner of Lot No. 4 and the Northeast
                                                                                    corner of Lot No. 3 of this subdivision; THENCE



                                                                                    South with the East line of Lot No. 3 2019 feet
                                                                                    to an iron pipe for corner;THENCE East 297 feet
                                                                                    to an iron pipe for corner in the East line of
                                                                                    the Hoyt place;THENCE North 44-1/4 degrees East
                                                                                    with the East line of the Hoyt place 2863 feet
                                                                                    to the Northeast corner of the said Hoyt tract
                                                                                    of land;THENCE West with the North line of the
                                                                                    Hoyt place and the South line of the 40 feet
                                                                                    read 2327 feet to the place of beginning and
                                                                                    containing 60.85 acres of land and being out of
                                                                                    the D.A. Conner Survey.
                                                                                    Tract 2:  BEING all of our undivided interest
                                                                                    inherited by us through our grandmother, Mrs.
                                                                                    Sarah E. Hoyt,and through our father,C.F. Hoyt,
                                                                                    same being an undivided 1/12th interest in and
                                                                                    to:  60.85 acres of land out of the Hoyt place
                                                                                    in Fort Bend County, Texas, out of the Thomas
                                                                                    Cresop and C.W. Schrimpf Surveys described as
                                                                                    follows: BEGINNING at an iron pipe for corner
                                                                                    which is West 6302 feet and South 40 feet from
                                                                                    the East corner of the upper half of the D.A.
                                                                                    Conner Survey,this beginning corner is also the
                                                                                    Northwest corner of the said Hoyt place; THENCE
                                                                                    South with the West line of the Hoyt tract of
                                                                                    land 2019 feet to an iron pipe for corner;
                                                                                    THENCE East 1312.4 feet to an iron pipe for
                                                                                    corner; THENCE North 2019 feet to an iron pipe
                                                                                    in the North line of the Hoyt place;THENCE West
                                                                                    with the North line of the Hoyt place and the
                                                                                    South line of a 40 foot road 1312.4 feet to the
                                                                                    place of beginning, and containing 60.85 acres
                                                                                    of land and being Lot No. 1 in the subdivision
                                                                                    of the Hoyt 486.88 acres, and being 59.85 acres
                                                                                    in the Thomas Cresop Survey and one acre in the
                                                                                    C.W. Schrimpf Survey.

42-157-025646-000  Perry A. Poorman,        J. F. Taylor    06/01/42  Bk 205 P 158  West 20 acres of N 1/2 et ux of N 1/2 of S 1/2
                                                                      Ft Bend       of D.A. Connor Survey, Abstract 169.

42-201-025649-000  Annie R. Cabaniss        Adam Bijbijian  06/30/42  Bk 412 P 440  Lot No. 3 containing 10 acres more or less, in
                                                                      Harris        Section 44 H&TC R.R. Co. Survey, patented to
                                                                                    Branch Masterson by patent No. 391, Vol. 14,
                                                                                    Cert. No. 222, and being that certain Katy
                                                                                    Outlot more fully described in a deed from R.M.
                                                                                    Cash and L.C. Luckel to Annie R. Cabaniss dated
                                                                                    Dec. 20, 1902, recorded Vol.150, Page 31,Harris
                                                                                    County, Deed Records, said deed and the record
                                                                                    thereof being made a part hereof by reference.

42-201-025641-000  Emma A. Waterwall,       Houston Oil    06/08/42   Bk 87 P 36    W 1/2 of the SW 1/4 of H&TC Survey Section
                   et al                    Company of Texas          Waller        No. 80, Block No. 2, Cert. No. 144
                                                                      Bk 415 P 439
                                                                      Harris

42-201-025675-000  R. L. Sills, et al       Houston Oil     08/15/42  Bk 212 P 548  Lots 1,2,3,4,5,15, 16 and 17 in Block 8; Lots 1
                                            Company of Texas          Ft Bend       to 6 inclusive in Block 9;Lots 1 to 6 inclusive
                                                                      Bk 91 P 585   in Block 10;and Lots 1 to 12 inclusive in Block
                                                                      Waller        11, all such lots and blocks being in the Town
                                                                      Bk 425 P 190  of Katy, Texas, as shown by map filed on Page
                                                                      Harris        38, Vol. 2 of the Plat or Map Records in the



                                                                                    office of the County Clerk of Harris County,
                                                                                    Texas; and

                                                                                    All our right title and interest in and to any
                                                                                    other lots, blocks, outlots, and/or acreage in
                                                                                    the J.J. Crawford Survey in Harris, Fort Bend,
                                                                                    and Waller Counties, Texas.

                                                                                    It is the intention of the parties hereto that
                                                                                    this lease shall cover and include all land
                                                                                    owned or claimed by lessor herein in the said
                                                                                    J.J. Crawford Survey in Harris, Fort Bend, and
                                                                                    Waller Counties, Texas.

42-473-025633-000  E. C. Stockdick, et al   J. F. Taylor    04/21/42  Bk 86 P 412   The N 1/2 of Section 118, Block 1, Cert. 259,
                                                                      Waller        Abstract 1594,387 and 378,H&TC R.R. Co. Survey,
                                                                      Bk 410 P 672  all in Waller County, Texas, except 30 acres
                                                                      Harris        covered by Abstract 1594, lying and being
                                                                                    situated in Harris County, Texas, and being the
                                                                                    same land conveyed to A. Stockdick, et al by
                                                                                    deed dated June 16, 1919, and recorded in Vol.
                                                                                    45,Page27 of the Deed Records of Waller County,
                                                                                    Texas, and being all of Section 118, save and
                                                                                    except the S 1/2 of said Section leased to J.F.
                                                                                    Taylor on the 22nd day of August A.D. 1941.

42-473-025658-000  A. D. Parker             Houston Oil     07/07/42  Bk 88 P 37    N 1/2 of that certain tract of parcel of land
                                            Company of Texas          Waller        known as Section 101 in the H&TC R.R.Co.Survey,
                                                                                    Abstract #168, consisting of 308 acres, more or
                                                                                    less, including all lands which Lessor may now
                                                                                    own, claim to own or hereafter acquire in the
                                                                                    N 1/2 of said section, this being the same land
                                                                                    as heretofore leased to Continental Oil Company
                                                                                    under date of Jan. 30, 1939.

42-473-025659-000  T. C. Alderson, et al    Fohs Oil Company 6/08/42  Bk 86 P 462   27-7/8 acres of land, a part of Section 126,
                                                                      Waller        Block No. 1, of the H&TC R.R. Co. Surveys, and
                                                                                    being a part of the P.M. Cuny Survey, Abstract
                                                                                    No. 355, in said Section 126, and bounded and
                                                                                    described as follows, viz: BEGINNING at the
                                                                                    Southeast corner of Section 125 H&TC R.R. Co.
                                                                                    Surveys;THENCE South 460 feet to the North line
                                                                                    of the right-of-way of MK&T R.R.; THENCE West
                                                                                    along said North line 2640 feet; THENCE North
                                                                                    to the South line of Section No. 125; THENCE
                                                                                    East along said line to the place of beginning,
                                                                                    and being the same tract of land conveyed by
                                                                                    John C. Morrison to W.J.Alderson by deed dated
                                                                                    Jan. 27, 1906,of record in Vol.28,Page 255-256,
                                                                                    of the Deed Records of Waller County, Texas.

42-157-025667-000  John Cope, et al         Mrs. Gertrude B. 9/28/39  Bk 185 P 579  Being 880 acres, more or less, in the Counties
                                            Whitehead                 Ft Bend       of Fort Bend and Waller,in the State of Texas,
                                                                      Bk 77 P 457   out of the J.C. Paul, P.M. Cuny and W.W. Bains
                                                                      Waller        Surveys, all in Section 126, Block 1, H&TC R.R.
                                                                                    Co., the Thos. Cresap Survey, Patent 218,
                                                                                    Abstract 369, the R.T. Van Slyke Survey, Patent
                                                                                    361, the Daniel A. Conner Survey, Patent 630,
                                                                                    the Jesse Thompson Survey, Patent 336, and the
                                                                                    J.J. Crawford Survey,Patent 241, all as is more



                                                                                    particularly described in the lease which is
                                                                                    recorded in Vol.77,Page 457 of the Deed Records
                                                                                    of Waller County, Texas, to which reference is
                                                                                    hereby made for all purposes.

42-473-025670-000  Houston Lighting &       Houston Oil Co. 07/20/42  Bk 87 P 189   All that certain tract or parcel of land con-
                   Power Company of         Texas                     Waller        taining 2-1/2 acres out of Section No. 126 of
                                                                                    the H&TC R.R. Co. Survey, Block No. 1, Cert.
                                                                                    No. 4,said Section No. 126 being located partly
                                                                                    in Waller County & partly in Fort Bend County,
                                                                                    Texas, said 2 1/2 acres being out of that part
                                                                                    of said Section No. 126 that lies in Waller
                                                                                    County,said 2 1/2acres being described by metes
                                                                                    and bounds as follows: BEGINNING at a point in
                                                                                    the North line of the Katy-Brookshire Public
                                                                                    Road where the East line of Section No. 125 of
                                                                                    said H&TC R.R. Co. Survey extended would inter-
                                                                                    sect said Katy-Brookshire Public Road; THENCE
                                                                                    North with the East line of said Section No.125
                                                                                    extended a distance of 400feet to a point;
                                                                                    THENCE East parallel with the North line of
                                                                                    said Katy-Brookshire Public Road and 400 feet
                                                                                    distant North there from a distance of 272.25
                                                                                    feet to a point;THENCE South parallel with said
                                                                                    East line of said Section No. 125 extended and
                                                                                    272.25 feet distant East therefrom a distance
                                                                                    of 400 feet to a point in the Northline of said
                                                                                    Katy-Brookshire Public Road; THENCE West with
                                                                                    the North line of said Katy-Brookshire Public
                                                                                    Road a distance of 272.25 feet to the place of
                                                                                    beginning;being that tract of land conveyed by
                                                                                    John Cope et al, to Houston Lighting and Power
                                                                                    Company, said deed being recorded in Vol.52,
                                                                                    Page 403, of the Deed Records of Waller County,
                                                                                    Texas, to which reference is herein made for
                                                                                    all purposes.

42-473-000113-001  Floid B. Brian, et ux   National Standard 4/08/37  Bk 71 P 177   The West 60 acres of the following real estate:
                                           Oil Corporation            Waller        All that certain tract and parcel of land known
                                                                                    and described as 160 acres of land out of the
                                                                                    Northwest corner of Section 77,in Block1 of the
                                                                                    lands originally granted to the Houston and
                                                                                    Texas Central Railway Company by the State of
                                                                                    Texas by virtue of Cert. No. 239, and more
                                                                                    particularly described as the NW 1/4 of said
                                                                                    Survey, bounded as follows, to-wit: Beginning
                                                                                    at a gas pipe, the Southwest corner of Survey
                                                                                    No. 102; THENCE West 1900 varas to a gas pipe
                                                                                    2 inches in diameter, the Southwest corner of
                                                                                    Survey No. 77; THENCE North 950 varas for a
                                                                                    beginning point, being the Southwest corner of
                                                                                    the land herein leased; THENCE North 950 varas
                                                                                    to the Northwest corner of Survey No. 77, the
                                                                                    same being the Northwest corner of the land
                                                                                    herein leased; THENCE East 950 varas; THENCE
                                                                                    South 950 varas; THENCE West 950 varas to the
                                                                                    beginning point of the 160 acres herein leased,
                                                                                    situated in the County of Waller, in the State
                                                                                    of Texas, being the same land conveyed by
                                                                                    Warranty Deed by Bardwell D. Phenix and Gale J.



                                                                                    Phenix, his wife, to Floid B. Brian, on May 9,
                                                                                    1927, which deed is recorded in Waller County,
                                                                                    Texas, in Vol. 50, Page 229.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000114-001  Floid B. Brian, et al    J. F. Taylor    02/02/40  Bk 78 P 378   Being the East 100 acres of land, more or less
                                                                      Waller        out of the NW 1/4 of Section 77, of the H&TC
                                                                                    R.R. Co. Survey, Block No. 1, of Waller County,
                                                                                    Texas; and being all of the unleased land owned
                                                                                    by the lessor in said Section.

42-473-000079-001  Arthur L. Short, et ux   Humble Oil &    04/20/43  Bk 89 P 436   East 50 acres of the West 100 acres of a 112.32
                                            Refining Company          Waller        acre tract out of that part of the NW 1/4 of
                                                                                    Section 103,H&TC R.R. Co. Survey, Abstract 169,
                                                                                    Waller County, Texas, lying South of the MK&T
                                                                                    R.R. Co. right-of-way, containing 50 acres of
                                                                                    land, more or less.

42-473-000074-001  E. C. Stockdick, et al   A. C. Felt      10/01/42  Bk 91 P 574   The SE 1/4 of the SW 1/4 of Section 103, H&TC
                                                                      Waller        R.R. Co. Survey, Block 1, Waller County, Texas,
                                                                                    and being more particularly described as
                                                                                    follows:  BEGINNING at the southwest corner of
                                                                                    said Survey; THENCE South 88 degress 52 feet
                                                                                    east along said south line of said Survey 577
                                                                                    varas to a stake for corner;THENCE north paral-
                                                                                    lel with the west line of said survey 358.625
                                                                                    varas to a stake for corner; THENCE south 88
                                                                                    degrees 52 feet east parallel with the south
                                                                                    line of said Survey 577 varas to a stake for
                                                                                    corner;THENCE south parallel with the west line
                                                                                    of said Survey 358.625 varas to the south line
                                                                                    of said Survey and stake for corner; THENCE
                                                                                    north 88 degrees 52 feet west along the south
                                                                                    line of said Survey 577 varas, containing 36.25
                                                                                    acres of land, more or less.

42-473-000075-001  E. C. Stockdick, et al   A. C. Felt      09/28/42  Bk 88 P 201   58 acres of land, more or less, in the J.C.
                                                                      Waller        Bennett Survey, Abstract 292, Waller County,
                                                                                    Texas,described by metes and bounds as follows:
                                                                                    BEGINNING at the northeast corner of a tract of
                                                                                    142 acres out of Survey 104 belonging to the
                                                                                    Estate of William Baldwin,deceased;THENCE south
                                                                                    with the east line of said Baldwin tract, 721
                                                                                    varas to the northwest corner of the Jesse
                                                                                    Thompson tract;THENCE east on the north line of
                                                                                    said Thompson tract 459 varas to a stake for
                                                                                    the corner of this tract;THENCE north 721 varas



                                                                                    to a stake on the north line of said Section
                                                                                    104;THENCE west with the north line of said
                                                                                    Section 104, 459 varas to the place of begin-
                                                                                    ning; Being the same land described in a deed
                                                                                    from Isaac Wampler et ux to A.Stockdick dated
                                                                                    May 20, 1919, of record in Vol.45,Page 623 of
                                                                                    the Deed Records of Waller County, Texas.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000046-001  Atlantic Oil Investment  Humble Oil &    07/16/40  Bk 80 P 18    All that certain lot, tract or parcel of land
                   Corporation              Refining Company          Waller        being a part of Section 107, H&TC R.R. Co.
                                                                                    Survey, Block No.1, and being more particularly
                                                                                    described as follows:BEGINNING at the Northwest
                                                                                    corner of the 300 acre tract of land in said
                                                                                    Survey heretofore conveyed to John Alt by W.B.
                                                                                    Peck, said 300 acre tract of land being the
                                                                                    South 300 acres of said Section 107; THENCE
                                                                                    North with the west line of said Section 107 to
                                                                                    a stake in the South line of the right-of-way
                                                                                    of the MK&T R.R.;THENCE South 88 feet,52 inches
                                                                                    East 1606 varas along the said South right-of-
                                                                                    way line to the East boundary line of said Sec-
                                                                                    tion 107; THENCE South with the East line of
                                                                                    said Section 107 to the Northeast corner of the
                                                                                    300 acre tract conveyed to John Alt as afore-
                                                                                    said; THENCE West with the North line of the
                                                                                    said John Alt 300 acre tract 1604 varas to the
                                                                                    place of BEGINNING, containing 298.17 acres,
                                                                                    more or less, and being the same property con-
                                                                                    veyed to Mrs. A.M. Peck by W.B. Peck by deed
                                                                                    dated July 10, 1920, and recorded in Vol. 46,
                                                                                    Page 515, of the Deed Records of Waller County,
                                                                                    Texas, reference to which is here made for all
                                                                                    purposes.

42-473-000046-002  Peerless Oil & Gas       Humble Oil &    07/08/40  Bk 79 P 515   All that certain lot, tract or parcel of land
                   Company, et al           Refining Company          Waller        being a part of Section 107,H&TC R.R.Co.Survey,
                                                                                    Block No.1, & being more particularly described
                                                                                    as follows:BEGINNING at the northwest corner of
                                                                                    the 300 acre tract of land in said Survey here-
                                                                                    tofore conveyed to John Alt by W.B. Peck, said
                                                                                    300acre tract of land being the South 300 acres
                                                                                    of said Section 107; THENCE North with the west
                                                                                    line of said Section107 to a stake in the South
                                                                                    line of the right-of-way of the MK&T R.R.;
                                                                                    THENCE South 88 feet 52 inches East1606 varas
                                                                                    along the said South right-of-way line to the



                                                                                    East boundary line of said Section 107; THENCE
                                                                                    South with the east line of said Section 107 to
                                                                                    the Northeast corner of the 300 acre tract con-
                                                                                    veyed to John Alt as aforesaid;THENCE West with
                                                                                    the North line of the said John Alt 300 acre
                                                                                    tract 1604 varas to the place of BEGINNING,
                                                                                    containing 298.17 acres, more or less, & being
                                                                                    the same property conveyed to Mrs. A.M.Peck by
                                                                                    W.B.Peck by deed dated July 10,1920 & recorded
                                                                                    in Vol. 46, Page 515, of the Deed Records of
                                                                                    Waller County, Texas, reference to which is
                                                                                    here made for all purposes.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000115-001  E. A. Showers, et al     Humble Oil &    07/08/40  Bk 79 P 523   Being all of the SE 1/4 of Section 125,Block 1,
                                            Refining Company          Waller        H&TC R.R.Co. Survey,Abstract 203,and containing
                                                                                    160 acres, more or less.

42-473-000115-003  T. C. Alderson,          Humble Oil &    07/02/42  Bk 87 P 73    An undivided 1/8 interest in and to the SE 1/4
                   Individually and as      Refining Company          Waller        of Section 125,Block 1,H&TC R.R. Co.Survey,
                   Independent Executor of                                          Abstract 203, Waller County, Texas, containing
                   the Estate of W. J.                                              160 acres, more or less.
                   Alderson, deceased

42-473-000115-002  E. C. Stockdick, et al   Humble Oil &    06/18/42  Bk 86 P 512   An undivided 3/8 interest in and to the SE 1/4
                                            Refining Company          Waller        of Section 125,Block No.1,H&TC R.R. Co. Survey,
                                                                                    Abstract 203, Waller County, Texas, containing
                                                                                    160 acres more or less.

42-157-000029-001  E. C. Stockdick, et al   A. C. Felt      09/28/42  Bk 207 P 464  20 acres of 251.54 acres being 14 acres in the
                                                                      Ft Bend       J.J. Crawford Survey, Abstract 155 and 6 acres
                                                                                    in the Jesse Thompson Survey, Abstract 393.

42-473-000116-001  Mrs. Caroline Shreve,    Humble Oil &    07/01/42  Bk 88 P 76    Tract 1: 42.5 acres of land more or less in the
                   et al                    Refining Company          Waller        northwest part of the J.J. Crawford Survey,
                                                                      Bk 415 P 460  Abstract #113 in Waller and Harris Counties,
                                                                      Harris        Texas,and being the same land described by mete
                                                                                    and bounds in that certain deed from J.D. Hart
                                                                                    to L.R.Shreve recorded in Vol. 214, Page 207 of
                                                                                    the Deed Records of Harris County, Texas;

                                                                                    Tract 2:  All of the N 1/2 of the North Thomas
                                                                                    Addition to the town of Katy, Harris and Waller
                                                                                    Counties, Texas, same being all of Block Nos.
                                                                                    1,4,5,8,9,12 and 13 except Lots 1to8 inclusive
                                                                                    in Block No.1 of said North Thomas Addition, as
                                                                                    shown by plat of said addition of record in Vol



                                                                                    3, Page 31 of the Map Records of Harris County,
                                                                                    Texas,and being the same land described in that
                                                                                    certain deed dated February 27, 1919, from W.B.
                                                                                    Thomas to L.R. Shreve recorded in Vol.419, Page
                                                                                    38 of the Deed Records of Harris County, Texas,
                                                                                    except Lots 7 and 8 of Block No.1 of said North
                                                                                    Thomas Addition.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-000065-001  Mrs. Sarah R. Brand      Gillette Hill   06/23/42  Bk 413 P 344  Being 24.15 acres, more or less, out of the
                                                                      Harris        northeast corner of the H&TC R.R. Co.,Section
                                                                                    44, Abstract 1348 (also known as the J.W.
                                                                                    McCutcheon Survey), being the same land
                                                                                    described in that certain deed dated May 15,
                                                                                    1911, from W.T. Brand to T.E.W. Brand,which is
                                                                                    recorded in Vol. 285, Page 630, Harris County,
                                                                                    Texas Deed Records.

42-201-000066-001  Elmer G.Stockdick,et al  Gillette Hill   05/01/42  Bk 97 P 55    Being 100 acres of land, more or less, out of
                                                                      Waller        the southeast corner of H&TC R.R. Co., Section
                                                                      Bk 409 P 655  43,Block 1,Harris County,Texas,being described
                                                                      Harris        by metes and bounds in that certain deed dated
                                                                                    October 13, 1917, from Edwin S. Jackson et ux
                                                                                    to S.H. Friday, which is recorded Vol. 388,
                                                                                    Page 366, Harris County Deed Records.

42-201-000067-001  Jennie B. Sevier         J. T. Mackey    04/21/42  Bk 402 P 735  Being 87.15 acres of land out of the extreme
                                                                      Harris        northeast portion of H&TC R.R. Co. Section 43,
                                                                                    Harris County, Texas, Abstract No. (Harris
                                                                                    County, 2002; Waller County, 196), being the
                                                                                    same land described in that certain deed from
                                                                                    George P. Blair to Jennie B. Rauch, which is
                                                                                    recorded Vol. 98, Page 450, Harris County Deed
                                                                                    Records.

42-201-000068-001  Perry V. Cook            Gillette Hill   04/20/42  Bk 403 P 730  Being 80 acres of land,more or less,out of the
                                                                      Harris        Emma Jenkins Survey, Abstract 1567, Harris
                                                                                    County,Texas,and being the same land described
                                                                                    in that certain deed dated February 28, 1940,
                                                                                    from W.S. Ginn to Perry V. Cook, recorded Vol.
                                                                                    1153, Page 650, Harris County Deed Records.

42-201-000069-001  Frank P. Wilkinson,      A. C. Felt      07/14/42  Bk 415 P 237  Being 80 acres of land,more or less out of H&TC
                   et ux                                              Harris        R.R. Co. Survey 79, Block 2, Abstract 464 and
                                                                                    being described as all of the NE 1/4 thereof
                                                                                    says and except the west 80 acres of said NE
                                                                                    1/4 which is described in that certain deed



                                                                                    dated June 15, 1935 from Frank P. Wilkinson to
                                                                                    E.C. Stockdick et al which is recorded in Vol.
                                                                                    989 at Page 24, Harris County Deed Records.

42-201-000070-005  Willie Beckendorff,      A. C. Felt      07/15/42  Bk 412 P 471  Undivided 1/2 interest in and to south 10 acres
                   et ux                                              Harris        of W 1/2 SE 1/4 of Section 78, H&TC R.R. Co.,
                                                                                    Abstract 1366.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data         Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-000070-004  M. A. Beckendorff,       A. C. Felt      07/16/42  Bk 414 P 433  All that certain tract of 80 acres of land out
                   et al                                              Harris        of and being a part of H&TC R.R. Co. Survey
                                                                                    Block 2, Harris County, Texas being designated
                                                                                    as being E 1/2 of S 1/4 of Section 78, Block 2,
                                                                                    and being a part of the same tract of land
                                                                                    described in instrument recorded in Vol. 213,
                                                                                    Pages 612-613 of the Deed Records of Harris
                                                                                    County, Texas.  Reference being made to said
                                                                                    records for all purposes.

42-201-000070-003  J. P. Beckendorff,       A. C. Felt      07/16/42  Bk 416 P 70   All that certain 160 acres of land described as
                   et ux                                              Harris        follows being the NW 1/4 of Section 78 H&TC
                                                                                    R.R. Co. Survey,Block 2,Harris County, TX, and
                                                                                    being the same lands described in those two
                                                                                    certain Deeds recorded Vol. 402, Page 375 and
                                                                                    Vol. 214, Page 593 of Deed Records of Harris
                                                                                    County, Texas, reference being made to said
                                                                                    records for all purposes.

42-201-000070-002  Flag Oil Company         Humble Oil &    07/18/42  Bk 415 P 410  Undivided 1/8 interest in and to NW 1/4, except
                   of Texas                 Refining Company          Harris        the West 25 acres of S 1/2 S 1/2 NW 1/4,Section
                                                                                    78,Block 2, H&TC R.R. Co. Survey,Abstract 1366;
                                                                                    Undivided 1/8 interest in & to NE 1/4 of E 1/2
                                                                                    SW 1/4(20 acres)& W 1/2 SE 1/4,less and except
                                                                                    the South 10 acres, Section 78, Block 2, H&TC
                                                                                    R.R. Co. Survey, Abstract 1366; Undivided 1/8
                                                                                    interest in and to 95 acres, being the West 25
                                                                                    acres of the S 1/2 S 1/2 NW 1/4; W 1/2 and SE
                                                                                    1/4 of the E 1/2 SW 1/4; and South 10 acres of
                                                                                    W 1/2 SE 1/4, Section 78, Block 2, H&TC R.R.
                                                                                    Co. Survey, Abstract 1366.

42-201-000070-001  Texas Osage              Humble Oil &    07/18/42  Bk 414 P 514  Undivided 3/8 interest in and to NW 1/4, except
                   Cooperative Royalty      Refining Company          Harris        the West 25 acres of S 1/2 S 1/2 NW 1/4,Section
                   Pool, Inc.                                                       78,Block 2,H&TC R.R. Co. Survey, Abstract 1366;
                                                                                    Undivided 3/8 interest in and to 90 acres, more
                                                                                    or less,being the NE 1/4 E 1/2 SW 1/4 and W 1/2
                                                                                    SE 1/4 except the South 10 acres, Section 78,



                                                                                    Block 2, H&TC R.R. Co. Survey, Abstract 1366;
                                                                                    Undivided 3/8 interest in and to 95 acres,being
                                                                                    West 25 acres of S 1/2 S 1/2 NW 1/4; W 1/2 and
                                                                                    SE 1/4 of E 1/2 SW 1/4 and South 10 acres of W
                                                                                    1/2 SE 1/4 of Section 78,Block 2, H&TC R.R. Co.
                                                                                    Survey, Abstract 1366.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000117-001  H. Laas, et al           Humble Oil &    03/31/44  Bk 95 P 131   All of our undivided interest in and to the
                                            Refining Company          Waller        South 340 acres of land, more or less, of
                                                                                    Section 95, Block 1, H&TC R.R. Co. Survey,
                                                                                    Abstract 165, Waller County, Texas, and being
                                                                                    the same land conveyed to J.L. Hollenbeck by
                                                                                    Eugenia H. Freeland et al by deed dated July
                                                                                    29, 1916, of record in Vol. 44, Page 420 of the
                                                                                    Deed Records of Waller County, Texas.

42-473-000073-002  John Bollinger, et ux    Humble Oil &    01/29/43  Bk 88 P 469   Lessor's undivided interest in and to all of
                                            Refining Company          Waller        Section 84, Block 1, H&TC R.R. Co. Survey,
                                                                                    Abstract 281, patented to J.M. Bennett, Waller
                                                                                    County, Texas, containing 640 acres of land,
                                                                                    more or less.

42-473-000118-011  Lila Schaad Linder,      Humble Oil &    01/31/43  Bk 89 P 29    All of the SW 1/4 of Section 83, Abstract 159,
                   et vir                   Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-009  William Schaad           Humble Oil &    01/31/43  Bk 88 P 584   All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC   R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-012  John C. Schaad           Humble Oil &    01/31/43  Bk 89 P 36    All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-002  Elizabeth Fielden        Humble Oil &    01/31/43  Bk 88 P 576   All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-008  Letha K. Hurdle, et vir  Humble Oil &    01/31/43  Bk 88 P 580   All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-001  Christine S. Wallbaum    Humble Oil &    01/31/43  Bk 88 P 592   All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.



42-473-000118-006  William During           Humble Oil &    01/31/43  Bk 89 P 47    All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000118-005  Albert During            Humble Oil &    01/31/43  Bk 90 P 1     All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-003  Frank E. Schumann        Humble Oil &    01/31/43  Bk 89 P 33    All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-004  A. W. Schumann           Humble Oil &    01/31/43  Bk 88 P 588   All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-010  Frank T. Schaad          Humble Oil &    01/31/43  Bk 89 P 70    All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000118-007  John G. During           Humble Oil &    01/31/43  Bk 89 P 370   All of the SW 1/4 of Section 83, Abstract 159,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000119-001  Clifford A. Pontious     Humble Oil &    01/31/43  Bk 88 P 525   All of the N 1/2 and the SE 1/4 of Section 83,
                                            Refining Company          Waller        Abstract 159, Block 1, H&TC R.R. Co. Survey,
                                                                                    Waller County, Texas, containing 480 acres of
                                                                                    land, more or less.

42-473-000120-001  H. Hebert, et ux         Sam G. Harrison 02/08/38  Bk 72 P 552   The North 160 acres of Section 113, Block 1,
                                                                      Waller        H&TC R.R. Co.Survey,Abstract 173,Waller County,
                                                                                    Texas, the North, West and East lines of said
                                                                                    160 acres being the North, West and East lines
                                                                                    of said Section 113, and the South line being
                                                                                    parallel with and a sufficient distance South
                                                                                    from the North line so as to include exactly
                                                                                    160 acres of land.

42-473-000121-001  Grace B. Scharff,et vir  L.C.Oldham, Jr. 07/21/38  Bk 74 P 152   All of Survey No. 130,in Block No. 1,Cert. No.
                                                                      Waller        236,issued to Houston & Texas Central Ry. Co.,
                                                                      Bk 319 P 649  Patent No. 264,to Branch T.Masterson, assignee,
                                                                      Harris        in Harris and Waller Counties,Texas, this tract
                                                                                    being sometimes known as the J. W. McCutcheon
                                                                                    Survey, and containing 640 acres, more or less.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000122-001  A. T. Jones, et al       Humble Oil &    04/01/42  Bk 86 P 61    The NE 1/4 of Section 121, Block 1, Cert. 1,
                                            Refining Company          Waller        H&TC R.R. Co. Survey,situated in Waller County,
                                                                                    Texas, containing 160 acres, more or less.

42-473-000123-001  American Rice            Sam G. Harrison 04/01/33  Bk 60 P 178   H&TC R.R. Section 81, in said Waller County,
                   Milling Company                                    Waller        Texas, containing 640 acres more or less, and
                                                                                    all of Section 98, patented to J.M. Bennett,
                                                                                    less 250 acres owned by E.H. Wilpitz, in said
                                                                                    Section, leaving 390 acres, more or less, in
                                                                                    said Waller County,Texas. The said two tracts
                                                                                    containing 1,030 acres, more or less.

42-473-000029-001  American Rice            Sam G. Harrison 04/29/33  Bk 58 P 345   All of Section 68, Abstract 289, patented to
                   Milling Company                                    Waller        J.G.Bennett, containing 640 acres, more or less
                                                                                    of land; All of H&TC R.R. Section 69, Abstract
                                                                                    152,containing 640 acres,more or less, of land.
                                                                                    All of H&TC R.R. Section 79, Abstract 157, con-
                                                                                    taining 640 acres, more or less, of land.  All
                                                                                    of Section 82, Abstract 290, patented to J.G.
                                                                                    Bennett, containing 640 acres, more or less of
                                                                                    land. All of the above four sections containing
                                                                                    2,560 acres, more or less, of land, Waller
                                                                                    County, Texas.

42-473-000032-001  Ruth Steves, et vir      Humble Oil &    05/15/33  Bk 62 P 59    The E 1/2 of Section 112 in Block 1, H&TC R.R.
                                            Refining Company          Waller        Co. lands, located in the County of Waller,
                                                                                    State of Texas;ALSO the W 1/2 of Section 111 in
                                                                                    Block 1, H&TC R.R. Co. lands, situated in the
                                                                                    County of Waller, State of Texas. Said lands
                                                                                    being the same Waller County lands devised to
                                                                                    said Ruth Steves by Will of her mother Vinnie
                                                                                    T. Rorick, admitted to probate in San Diego
                                                                                    County, Calif., March 17, 1933.

42-473-000126-001  Alice M. Morrison,       Humble Oil &    08/27/42  Bk 87 P 326   Being 160 acres of land,more or less,and being
                   et al                    Refining Company          Waller        all of the E 1/2 of Section 111, Block 1, H&TC
                                                                                    R.R.Co. Survey, Waller County, Texas, save and
                                                                                    except the south 160acres of said E 1/2 of said
                                                                                    Section 111 described in that certain oil, gas
                                                                                    and mineral lease dated July 5,1938 from Martin
                                                                                    A. Morrison et al to Tide Water Associated Oil
                                                                                    Co., recorded in Vol. 74, Page 167 of the Deed
                                                                                    Records of Waller County, Texas.

42-473-000127-001  Riley F. Woods, et ux    Humble Oil &    07/16/42  Bk 87 P 439   The E 1/2 of Section 120, in Waller County, all
                                            Refining Company          Waller        of Section 129, in Waller and Harris Counties,



                                                                                    in Block 1, H&TC R.R. Co. Survey,
                                                                      Bk 415 P 414  and the S 1/2 of Section 88, Harris and Waller
                                                                      Harris        Counties, Block 2, H&TC R.R. Co. Survey, in the
                                                                                    State of Texas.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000127-002  Pamelia W. Muhleman,     Humble Oil &    07/16/42  Bk 87 P 435   The E 1/2 of Section 120, in Waller County, all
                   et vir                   Refining Company          Waller        of Section 129, in Waller and Harris Counties,
                                                                                    in Block 1, H&TC R.R. Co. Survey,
                                                                      Bk 414 P 569  and the S 1/2 of Section 88, Harris and Waller
                                                                      Harris        Counties, Block 2, H&TC R.R. Co. Survey, in the
                                                                                    State of Texas.

42-473-000127-003  Wyndham W. Hewitt,       Humble Oil &    07/16/42  Bk 87 P 431   The E 1/2 of Section 120, in Waller County, all
                   et ux                    Refining Company          Waller        of Section 129, in Waller and Harris Counties,
                                                                                    in Block 1, H&TC R.R. Co. Survey,
                                                                      Bk 415 P 465  and the S 1/2 of Section 88, Harris and Waller
                                                                      Harris        Counties, Block 2, H&TC R.R. Co. Survey, in the
                                                                                    State of Texas.It is lessors'intention to lease
                                                                                    all of his 1/3 interest in the above described
                                                                                    acreage.

42-201-000071-001  Blake H. Alexander       Humble Oil &    02/01/43  Bk 417 P 555
                                            Refining Company          Harris

42-201-000072-001  E. C. Stockdick, et al   A. C. Felt      07/17/42  Bk 415 P 341  Being the W 1/2 of the NE 1/4 of Section 79 in
                                                                      Harris        Block 2, H&TC R.R. Co. Survey, Abstract 464, in
                                                                                    Harris County, TX containing 80 acres of land.

42-473-000128-001  J. E. Craft, Trustee,    Humble Oil &    01/30/43  Bk 88 P 610   All of the SW 1/4 of Section 120, Abstract 375,
                   et al                    Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, patented to Fred
                                                                                    Eule, in Waller County, Texas, containing 160
                                                                                    acres of land more or less.

42-473-000129-003  Flag Oil Company         Humble Oil &    02/05/43  Bk 88 P 624   All of the NE 1/4 of Section 127, Abstract 205,
                   of Texas                 Refining Company          Waller        Block1, H&TC R.R. Co. Survey, Waller and Harris
                                                                      Bk 455 P 236  Counties, Texas, containing 160 acres of land,
                                                                      Harris        more or less.

42-473-000129-001  M. A. Beckendorff        Humble Oil &    02/01/43  Bk 88 P 519   All of the NE 1/4 of Section 127, Abstract 205,
                                            Refining Company          Waller        Block 1, H&TC R.R. Co. Survey, in Waller and
                                                                      Bk 417 P 555  Harris Counties, Texas, containing 160 acres of
                                                                      Harris        land, more or less.

42-473-000129-002  Texas Osage              Humble Oil &    02/03/43  Bk 88 P 618   All of the NE 1/4 of Section 127, Abstract 205,
                   Cooperative Royalty      Refining Company          Waller        Block 1,H&TC R.R. Co. Survey, Waller and Harris
                   Pool, Inc.                                         Bk 455 P 241  Counties, Texas, containing 160 acres of land,
                                                                      Harris        more or less.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-000073-001  LeRoy Wilkinson, et ux   A. T. Jones     10/07/43  Bk 425 P 579  30 acres of land,being the W 1/2 of 60 acres of
                                                                      Harris        land, a part of Section 64, Block 2, Cert. 136,
                                                                                    by metes and bounds as follows, to-wit: BEGIN-
                                                                                    NING at the Northwest corner of said Section64;
                                                                                    THENCE East along the North line of said Sec-
                                                                                    tion 910.29/100 varas for a corner, the same
                                                                                    forming & being the Northeast corner of the
                                                                                    tract; THENCE South 375.82/100 varas for a cor-
                                                                                    ner, the same forming and being the Southeast
                                                                                    corner of the tract; THENCE West 910.29/100
                                                                                    varas for corner, the same forming and being
                                                                                    the Southwest corner of the tract;THENCE North
                                                                                    375.82/100 varas to the place of beginning,
                                                                                    containing 60 acres, more or less, and being
                                                                                    the same land conveyed to Leroy Wilkinson and
                                                                                    Carrie Emily Wilkinson by Frank P. Wilkinson,
                                                                                    et al, by Deed dated August 10, 1942, and re-
                                                                                    corded in Vol. 1257, Page 127, of the Deed
                                                                                    Records of Harris County, Texas.

42-201-000074-001  E. C. Stockdick, et al   Humble Oil &    10/08/43  Bk 425 P 406  All of the following described portion of
                                            Refining Company          Harris        Section 64, Block 2, Cert. No. 136, H&TC R.R.
                                                                                    Co. Survey, Patent No. 449, Vol. 42 in Harris
                                                                                    County, Texas, to-wit: BEGINNING at a point
                                                                                    375.82 varas south of the northwest corner of
                                                                                    said Section 64; said point forming and being
                                                                                    the northwest corner of tract being described:
                                                                                    THENCE East 910.29 varas for corner, the same
                                                                                    forming and being the northeast corner of the
                                                                                    tract; THENCE South 375.82 varas for corner,
                                                                                    the same forming and being the southeast corner
                                                                                    of the tract; THENCE West 910.29varas for cor-
                                                                                    ner, the same forming and being the southwest
                                                                                    corner of the tract; THENCE North 375.82 varas
                                                                                    to the place of beginning, containing 60 acres
                                                                                    more or less;being the same tract set apart and
                                                                                    conveyed to Frank P. Wilkinson and wife, Mary
                                                                                    Olive Wilkinson by the partition deed executed
                                                                                    by them & Leroy Wilkinson and wife Carrie Emily
                                                                                    Wilkinson dated August 10,1942,recorded in Vol.
                                                                                    1257, Page 128 of the Deed Records of Harris
                                                                                    County,TX, and being the S 1/2 of that certain
                                                                                    tract of land containing 120 acres more or less
                                                                                    which is described in and conveyed by deed from



                                                                                    J.J. Mathis & wife to the said Frank P.Wilkin-
                                                                                    son and Leroy Wilkinson dated January 26, 1920
                                                                                    recorded in Vol. 436, Page 578 of said Deed Re-
                                                                                    cords,to the record of both of which deeds ref-
                                                                                    erence is hereby made for all purposes.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-000075-001  Kittie V. Stockdick,     Humble Oil &    10/13/43  Bk 428 P 432  All of outlot No.1 containing 4 1/2 acres, more
                   et al                    Refining Company          Harris        or less, to the town of Katy, out of the Subdi-
                                                                                    vision of Section 44, Block 2, H&TC R.R. Co.
                                                                                    Survey (commonly known as the J.W. McCutcheon
                                                                                    Survey), in Harris County, Texas, according to
                                                                                    the map of said Subdivision recorded in Vol.
                                                                                    144, Page 428 of the Deed Records of said Coun-
                                                                                    ty; being the same land conveyed to H.E. Romack
                                                                                    by deed from J.E. Wood, dated Feb. 21, 1940.

42-473-000026-001  Lelia Estelle Diddel,    A. T. Jones     12/21/37  Bk 72 P 449   320 acres, more or less, of land in H&TC R.R.
                   et al                                              Waller        Co. Survey, Section 103, Abstract 169, & being
                                                                                    more particularly described as follows: Bounded
                                                                                    on north by land of Allsup heirs and/or public
                                                                                    road; East by H&TC R.R. Co. Survey,Section 107,
                                                                                    Abstract 170;South by Section 104,Abstract 292,
                                                                                    patented J.G. Bennett; West by lands of A.L.
                                                                                    Short, George Lahey & O.R. Salmans and/or I.R.
                                                                                    Spencer, and being all the land owned by the
                                                                                    Lessors in said section.

42-473-000130-001  Dan Williams             Kirby Petroleum 09/06/33  Bk 62 P 491   The S 1/4 of Section 119, Block 1, of grant to
                   Beckwith, et al          Company                   Waller        H&TC R.R. Co. by virtue of Cert. No. 260.

42-201-000076-001  W. F. Sorrels, et ux     Kirby Petroleum 08/08/38  Bk 318 P 309  Being all that certain tract or parcel of land
                                            Company                   Harris        lying and being situated in Harris and Waller
                                                                      Bk ___ P ___  Counties, State of Texas, and  being 80 acres
                                                                      Waller        out of the East portion of Section 43,H&TC R.R.
                                                                                    Co. Survey, and described by metes and bounds
                                                                                    as follows, to-wit:  BEGINNING at a corner on a
                                                                                    public road, same being the southeast corner of
                                                                                    that certain 160 acre tract conveyed to M.A.
                                                                                    McDonald by A.M. Williams, by deed dated Dec.
                                                                                    12, 1922, and recorded in Vol. 537, Page 464 of
                                                                                    the Deed Records of Harris County, Texas;
                                                                                    THENCE West 2903.6 feet to the center of Cane
                                                                                    Island Branch of Buffalo Bayou; THENCE with the
                                                                                    meanders of same as follows:  North 25 45' West
                                                                                    110.5 feet;North 20 45' East 100 feet;North 88
                                                                                    30' East 163.2 feet;N 9 55' East 142 feet;North



                                                                                    46 West 138 feet; N 30 30' East 352 feet; N 88
                                                                                    East 95 feet;N 25 45' East 127 feet;THENCE East
                                                                                    2417.4 feet to corner of West side of road;
                                                                                    THENCE South with said public road 1292.2 feet
                                                                                    to place of beginning, and containing 80 acres
                                                                                    of land, more or less.

42-473-000117-003  Twyman W. Harper         Kirby Petroleum 09/09/42  Bk 87 P 377   Being all of my undivided 1/4 interest in & to
                                            Company                   Waller        340 acres of & in the South part of Section or
                                                                                    Survey 95, Block 1, H&TC R.R. Survey, Waller
                                                                                    County, TX, more particularly described as fol-
                                                                                    lows: BEGINNING at the southeast corner of said
                                                                                    Survey 95; THENCE West with the South line of
                                                                                    said Survey 1901 varas to the Southwest corner
                                                                                    of the same; THENCE North with the West line of
                                                                                    said Survey 1010 varas to corner; THENCE East
                                                                                    1901 varas to corner in the East line of said
                                                                                    Survey; THENCE South with the said East line
                                                                                    1010 varas to the place of beginning,containing
                                                                                    340acres of land;& being the same land conveyed
                                                                                    to J.L. Hollenbeck by Eugenia H. Freeland & Mag-
                                                                                    gie Freeland by deed dated July 29, 1916 and
                                                                                    recorded in Vol.44,Page 420 of the Deed Records
                                                                                    of Waller County, Texas.

42-473-000117-002  Lucy M. Davidson         Kirby Petroleum 03/05/43  Bk 89 P 331   Being all of my undivided 1/4 interest in & to
                                            Company                   Waller        340acres ofland out of Section 95,Abstract 165,
                                                                                    H&TC R.R. Survey,Block 1,and being the same 340
                                                                                    acres of land conveyed by the Long Beach Sav-
                                                                                    ings Bank&Trust Co. to Perry V. Cook,deed dated
                                                                                    July 17, 1919, and recorded in Vol. 46, Page 71
                                                                                    of the Waller County Deed Records.

42-201-000077-001  W. M. Wiggins, et ux     Navarro Oil Co. 11/05/41  Bk 395 P 699  Out of the East portion or part of the Houston
                                                                      Harris        &Texas Central Railway Co. Survey, Section 43,
                                                                      Bk 83 P 387   in Block 1,and which said Section43 is situated
                                                                      Waller        partly in Harris County, Texas and partly in
                                                                                    Waller County, Texas, the said tract of land
                                                                                    hereby conveyed being the North 80 of that
                                                                                    certain 160 acre tract conveyed by A.M.Williams
                                                                                    to M.A.McDonald by deed dated Dec. 12, 1922 and
                                                                                    recorded in Vol. 537, Pages 464 et seq., of the
                                                                                    Deed Records of Harris County, Texas, the said
                                                                                    tract of land hereby conveyed being more par-
                                                                                    ticularly described by metes and bounds as fol-
                                                                                    lows, to-wit:BEGINNING at a stake in the fence
                                                                                    corner in the center line of Cane Island Branch
                                                                                    same being the Northwest corner of said 160acre
                                                                                    tract conveyed by said A.M. Williams to said
                                                                                    M.A.McDonald by said deed recorded as aforesaid
                                                                                    in Vol. 537, Pages 464 et seq., Harris County
                                                                                    Deed Records; THENCE east with fence line along
                                                                                    the north line of said 160 acre tract 2430 feet
                                                                                    to a stake in fence corner on the West line of
                                                                                    a county road, said corner being the northeast
                                                                                    corner of the said 160 acre tract; THENCE south
                                                                                    with fence line along the west side of said
                                                                                    county road 1372 feet to a stake for corner,
                                                                                    same being the northeast corner of the south 80
                                                                                    acre tract out of the said 160 acre tract, and



                                                                                    which said south 80 acre tract out of the said
                                                                                    160 acre tract was conveyed by M.A.McDonald and
                                                                                    wife,Allie J.cDonald, to W.F. Sorrells by deed
                                                                                    dated on or about Jan. 1, 1925, and recorded in
                                                                                    Vol. 603, Pages 9 et seq., Harris County Deed
                                                                                    Records; THENCE West along the north line of
                                                                                    the said south 80 acres out of said 160 acre
                                                                                    tract 2471 feet to a corner in the center line
                                                                                    of said Cane Island Branch, which said last
                                                                                    mentioned corner is the northwest corner of
                                                                                    said south 80 acre tract out of said 160 acre
                                                                                    tract; THENCE north along the center line of
                                                                                    said Cane Island Branch with all of its mean-
                                                                                    ders to the place of beginning, and containing
                                                                                    80 acres of land,together with all improvements
                                                                                    thereon situated; and being the same tract of
                                                                                    land conveyed to the said William R. Gilpin by
                                                                                    F.M. Lucore by deed dated on or about May 1,
                                                                                    1929, & recorded in Vol. 798,Pages 244 et seq.,
                                                                                    Deed Records of Harris County, Texas, and the
                                                                                    same tract of land conveyed by said M.A. McDon-
                                                                                    ald and wife to F.M. Lucore by deed dated April
                                                                                    19, 1926 and recorded in Vol. 657, Pages 79 et
                                                                                    seq., of the Deed Records of Harris County,
                                                                                    Texas, and by a corrected deed from said M.A.
                                                                                    McDonald and wife to the said F.M. Lucore dated
                                                                                    May 12, 1927 and recorded in Vol. 800,Pages 194
                                                                                    et seq., of the Deed Records of Harris  County,
                                                                                    Texas.

42-473-000132-001  Elizabeth Carr           Adam Bijbijian  04/04/41  Bk 81 P 314   160 acres, being the S 1/2 of a 320 acre tract
                   Ainsworth, et al                                   Waller        of land known and described as the E 1/2 of
                                                                                    Section 70, Block 1, surveyed for the Public
                                                                                    Free School Fund by virtue of Cert. No. 235,
                                                                                    issued to the Houston & Texas Railway Co. and
                                                                                    patented to E.S. & D. Arwine June 1, 1895, and
                                                                                    being the same land conveyed to David Carr,
                                                                                    formerly of Cass County, Illinois, by J.F. Rob-
                                                                                    inson by Warranty Deed dated Jan. 13, 1903,
                                                                                    and recorded Jan. 17, 1903, in Vol. 24, Page
                                                                                    450, of the Deed Records of said Waller County,
                                                                                    Texas.

42-473-000133-001  E. H. Martin,et ux       Adam Bijbijian  09/28/40  Bk 80 P 143   Being the S 1/2 of the NE 1/4 of Section 71,
                                                                      Waller        Block 1, H&TC R.R. Co. Survey, Waller County,
                                                                                    Texas, and being the same land deeded to E.H.
                                                                                    Martin by deed dated Sept. 29,1921 and recorded
                                                                                    in Vol.47,Page109 of the Deed Records of Waller
                                                                                    County, Texas.

42-473-000228-001  Adda F. Smock, et al     The Ohio Oil Co. 05/22/39 Bk 78 P 1     All of Section 93,Block 1,H&TC R.R.Co., Survey,
                                                                      Waller        Waller Sounty,Texas, containing 640 acres, more
                                                                                    or less.This lease also covers and includes all
                                                                                    land owned or claimed by Lessor adjacent or
                                                                                    contiguous to the land particularly described
                                                                                    above whether the same be in said survey or
                                                                                    surveys or in adjacent surveys,although not
                                                                                    included within the boundaries of the land
                                                                                    particularly described above.



42-473-000228-002  Esther Dawson,           The Ohio Oil Co. 11/27/39 Bk 78 P 82    An undivided 1/96 interest in Section93,Block1,
                   Guardian of the Estate                             Waller        H&TC R.R. Co. Survey, in Waller County, Texas.
                   of Jean Manor, a minor                                           This lease covers & includes all land owned or
                                                                                    claimed by Lessor adjacent or contiguous to the
                                                                                    land particularly described above, whether the
                                                                                    same by in said survey or surveys or in ad-
                                                                                    jacent surveys,although not included within the
                                                                                    boundaries of the land particularly described
                                                                                    above.

42-473-000228-003  Robert E. Shoup,         The Ohio Oil Co. 05/20/40 Bk 79 P 259   An undivided 1/120 interest in Section 93,Block
                   Guardian of the Estate                             Waller        1,H&TC R.R.Co.Survey. This lease also covers &
                   of Richard L. Shoup, a                                           includes all land owned or claimed by Lessor
                   person of unsound mind                                           adjacent or contiguous to the land particularly
                                                                                    described above, whether the same be in said
                                                                                    survey or surveys or in adjacent surveys, al-
                                                                                    though not included within the boundaries of
                                                                                    the land particularly described.

42-473-000009-001  E. H. Wilpitz, et ux     Adam Bijbijian   09/08/42 Bk 87 P 404   Being the East 125 acres of the North 250 acres
                                                                      Waller        of Section 98 H&TC R.R. Co. Survey, Block 1,
                                                                                    Cert. No. 249, Waller County, Texas.

42-473-000073-001  Rycade Oil Corporation,  Stanolind Oil &  01/13/43 Bk 88 P 459   All of Section 84, Block No. 1, H&TC R.R. Co.
                   et al                    Gas Company               Waller        Survey, patented to J.M. Bennett and his
                                                                                    assignees.

42-201-000078-001  Mrs. Mary E. Hagler,     Stanolind Oil &  10/10/38 Bk 324 P 573  All of the NE 1/4 of Section 30,Block 2,of the
                   et al                    Gas Company               Harris        H&TC R.R. Co. Survey,Abstract No.1427,in Harris
                                                                                    County, Texas,and containing 160 acres of land,
                                                                                    more or less, and being the same property con-
                                                                                    veyed to C.E.Hagler by J.L.Church by deed which
                                                                                    is now of record in Vol.319,Page45 Deed Records
                                                                                    of Harris County, Texas.

42-201-000078-002  Mrs. Bertha Sible,       M. M. Johnson    10/13/43 Bk 425 P 222 All of our undivided interest in the NE 1/4 Sec-
                   et vir                                             Harris        tion 80,Harris County,Texas and containing 160
                                                                                    acres of land, more or less, and being the same
                                                                                    land conveyed to C.E. Hagler by J.L. Church by
                                                                                    deed which is now recorded in Vol. 319,Page 45,
                                                                                    of Deed Records of Harris County, Texas.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-000079-001  William J. Justman,      Stanolind Oil & 11/04/38  Bk 328 P 261  The SW 1/4 of the SE 1/4 of Section 80,Block 2,
                   et ux                    Gas Company               Harris        H&TC R.R.Co. Survey, Abstract No. 1416, Harris
                                                                                    County, Texas,being the same property conveyed
                                                                                    by Paul H. Nichols to Wm. J. Justman by deed



                                                                                    which is of record in Vol. 278, Page 145, Deed
                                                                                    Records of Harris County, Texas.

42-473-000046-004  R. H. Peck, et al        Arnett C. Smith 08/01/42  Bk 87 P 349   298.17 acres of land, more or less, out of H&TC
                                                                      Waller        R.R. Co. Survey No. 107, Block 1, described in
                                                                                    deed executed by W.B. Peck to Mrs. A.M. Peck,
                                                                                    dated July 10, 1920, filed Sept. 9, 1920, and
                                                                                    recorded Vol.46,Page 515,Deed Records of Waller
                                                                                    County, Texas, to which deed reference is here
                                                                                    made for further description, SAVE AND EXCEPT,
                                                                                    however, the following two tracts:

                                                                                    Tract 1:  1 1/3 acres, more or less, described
                                                                                    in a deed by W.B. Peck and wife, A.M. Peck, to
                                                                                    John Alt,dated Dec. 30, 1927,recorded Vol. 51,
                                                                                    Page 166, Deed Records of Waller County, Texas.

                                                                                    Tract 2:  250 acres described in Oil, Gas and
                                                                                    Mineral Lease from Mrs. A.M. Peck to T.S.Mabry,
                                                                                    dated Oct. 5, 1939, recorded Vol. 77, Page 288,
                                                                                    Deed Records of Waller County, Texas.

42-473-000134-001  Hub Muske, et ux         John H. Wynne   04/02/36  Bk 67 P 480   The North 300 acres, more or less, out of the
                                                                      Waller        South 500 acres of land owned by Hub Muske in
                                                                                    Section 116, Abstract 377, patented to J.H.
                                                                                    Garrett, H&TC R.R. Co. Survey, Waller County,
                                                                                    Texas, said 300 acres being bounded on the
                                                                                    North by land of Hub Muske under oil lease to
                                                                                    Stanolind-Amerada Companies; on the East by
                                                                                    Section 117; on the South by land of Hub Muske
                                                                                    under oil lease to Sam G. Harrison; and on the
                                                                                    West by Section 93.

42-473-000135-001  Mary P. Bingham, et al   Stanolind Oil & 12/23/42  Bk 88 P 386   All of Sections 91, 94, 96, 67, North 300 acres
                                            Gas Company, et al        Waller        of Section 95; all of Section 92, 39, and the
                                                                                    North 105.9 acres of Section50, all in Block 1,
                                                                                    H&TC R.R. Co. Survey,containing 4245.9 acres of
                                                                                    land more or less.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000072-001  Hub Muske, et ux         Sam G. Harrison 12/31/35  Bk 67 P 178   The South 200acres of Section 116,Abstract 377,
                                                                      Waller        patented to J.H. Garrett, H&TC R.R. Co. Survey,
                                                                                    said 200 acres having for its South boundary
                                                                                    line Section 113; having for its West boundary
                                                                                    line Section 93; having for its East boundary
                                                                                    line Section 117; and having for its North
                                                                                    boundary line a line running parallel with the



                                                                                    South line of said Section 116 at a sufficient
                                                                                    distance North of said South line so as to in-
                                                                                    clude exactly 200 acres of land.

42-473-000136-001  J. P. Pitts, et al       Sun Oil Company 06/19/39  Bk 342 P 48   The West 240 acres out of the N 1/2 of Section
                                                                      Harris        88, Block 2, H&TCR.R. Co.Survey, Abstract 1421.
                                                                      Bk ___ P ___
                                                                      Waller

42-157-000030-001  Loris A. Hoyt, et al    Sun Oil Company  10/15/43  Bk 214 P 462  Being 90.42 acres, more or less, described as:
                                                                      Ft Bend       All that certain tract or parcel of land known
                                                                                    as the W 1/2 of that 60.85 acres described as
                                                                                    follows: BEGINNING at an iron pipe for corner
                                                                                    which is west 3677 feet and south 40 feet from
                                                                                    the east corner of the upper half of the D.A.
                                                                                    Conner survey, this beginning corner is the
                                                                                    Northwest corner of Lot No. 3 and the Northeast
                                                                                    corner of Lot No. 2 of the Hoyt Subdivision;
                                                                                    THENCE south 2019 feet with the east line of
                                                                                    Lot No. 2, to an iron pipe for corner; THENCE
                                                                                    east 1312.4 feet to an iron pipe for corner;
                                                                                    THENCE north 2019 feet to an iron pipe for
                                                                                    corner in the north line of the Hoyt tract of
                                                                                    land; THENCE west with the north line of the
                                                                                    Hoyt land and the south line of a 40 foot road
                                                                                    1312.4 feet to the place of beginning, contain-
                                                                                    ing 60.85 acres and being 12 acres out of the
                                                                                    Thomas Cresop, 2 acres out of the C.W. Schrimp
                                                                                    and 46.85 acres out of the D.A. Conner surveys,
                                                                                    the land here conveyed containing 30.42 acres,
                                                                                    this land being situated in Ft. Bend County,
                                                                                    Texas and being the W 1/2 of the tract of land
                                                                                    deeded to A.D. Hoyt in the partition deed be-
                                                                                    tween the heirs of C.D. Hoyt deceased,and being
                                                                                    the same tract of land described in the deed
                                                                                    from Mrs. Sarah E. Hoyt to A.D. Hoyt,which deed
                                                                                    is recorded in the Deed Records of Ft. Bend
                                                                                    County, Texas, in Vol. 130, Page 98; and also
                                                                                    60 acres off of the east end of Block 5 of the
                                                                                    subdivision of the Hoyt land in the  D.A. Con-
                                                                                    ner,Thomas Cresop, Jesse Burdett and the C.W.
                                                                                    Schrimp surveys in Fort Bend County, Texas the
                                                                                    plat of said subdivision being recorded in the
                                                                                    Deed Records of Fort Bend County, Texas in Vol.
                                                                                    69, Page 432 and being the same tract of land
                                                                                    conveyed to A.D. Hoyt by F.E. Hoyt and wife,
                                                                                    May Hoyt, Emma J. Hoyt McClintock and husband,
                                                                                    Robert McClintock, by deed which is recorded in
                                                                                    the Deed Records of Fort Bend County, Texas, in
                                                                                    Vol. 74, Page 635.

42-201-000080-001  John C. Townes,          J. F. Taylor    09/29/41  Bk 394 P 623  Being all of those 2 certain adjoining tracts
                   Individually and as                                Harris        or parcels of land comprising 160acres of land,
                   Independent Executor                               Bk 87 P 102   more or less, and lying and being situated in
                   of the Estate of Helen                             Waller        the NW 1/4 of Section 80, Block 2, H&TC R.R.
                   M. Townes, deceased                                              Survey, Harris County, Texas; said tracts being
                                                                                    described as follows:

                                                                                    Tract 1:Being the N 1/2 of the NW 1/4 of Sec-
                                                                                    tion 80, Block 2, H&TC R.R.Survey, Harris



                                                                                    County,Texas, comprising 80 acres of land, more
                                                                                    or less,& being the same land described in deed
                                                                                    from H.L. Sears to Gus H. Moore dated Sept. 23,
                                                                                    1918 & recorded in Vol. 420, Pages 45-46 of the
                                                                                    Deed Records of Harris County, Texas, to which
                                                                                    deed and record thereof reference is here made
                                                                                    for all purposes including description.

                                                                                    Tract 2:  Being the S 1/2 of the NW 1/4 of Sec-
                                                                                    tion 80,Block 2,H&TC R.R.Survey,Harris County,
                                                                                    Texas,containing 80 acres of land,more or less,
                                                                                    and being the same land described in deed from
                                                                                    O.C. Bailey to Gus H. Moore and John C. Townes,
                                                                                    Jr., dated May 15, 1917, and recorded in Vol.
                                                                                    383, Page 319 of the Deed Records of Harris
                                                                                    County, Texas, to which deed and record thereof
                                                                                    reference is here made for all purposes includ-
                                                                                    ing description.

42-473-000137-001  Margaret A. Callahan     J. F. Taylor    09/19/41  Bk 86 P 494   Being the NE 1/4 of Section 119, H&TC R.R. Co.
                                                                      Waller        Survey, Block1, Abstract No.200, Waller County,
                                                                                    TX, containing 160 acres of land,more or less.

42-473-000138-001  Mrs. J. M. Stewart       J. F. Taylor    09/04/41  Bk 86 P 491   NW 1/4 of Section 119, Block 1, H&TC R.R.
                                                                      Waller        Company Survey.

42-473-000139-001  E. C. Stockdirk, et al   J. F. Taylor    08/22/41  Bk 86 P 496   The S 1/2 of Section 118, Block 1, Cert. 259,
                                                                      Waller        Abstracts Nos. 1594, 387 and 378, H&TC R.R. Co.
                                                                                    Survey, all in Waller County, Texas, except 30
                                                                                    acres covered by Abstract No. 1594, lying and
                                                                                    being situated in Harris County,Texas,and being
                                                                                    the same land conveyed to A.Stockdick, et al by
                                                                                    deed dated June 16, 1919, said deed being filed
                                                                                    for record and recorded in Vol. 45, Page 27, of
                                                                                    the Deed Records of Waller County, Texas, to
                                                                                    which instrument and the record thereof refer-
                                                                                    ence is hereby made for all purposes.

42-473-00140-001   C. H. Stockdirk, et al   J. F. Taylor    06/16/42  Bk 87 P 76    All that certain parcel of land described as
                                                                      Waller        follows: Being 27-1/3 acres out of Section 114,
                                                                                    Block 1, Cert. No. 257, H&TC R.R. Co. Survey,
                                                                                    in Waller County, Texas; and being the W 1/2 of
                                                                                    the following described real estate, to wit:
                                                                                    BEGINNING at the Northwest corner of Survey No.
                                                                                    114,Block 1,Surveyed for the Public Free School
                                                                                    Fund of the State of Texas, by virtue of Cert.
                                                                                    No. 257, issued to the H&TC R.R. Co., and being
                                                                                    the same property conveyed to C.H. Stockdick by
                                                                                    Guy G. Swan and Robert S. Swan by Warranty Deed
                                                                                    dated April 21, 1933, recorded May 5, 1933, in
                                                                                    Book 57, Page 640 of the Deed Records of Waller
                                                                                    County, Texas; and being part of the W 2/3 par-
                                                                                    titioned between Emma E. Price and Guy G. Swan,
                                                                                    et al;THENCE east along North line of said sur-
                                                                                    vey 692.6varas to the Northwest corner of a 27-
                                                                                    1/3 acre tract (partitioned to Guy G. Swan) for
                                                                                    corner;THENCE South along the West line of said
                                                                                    tract 446.8varas to corner;THENCE West at right
                                                                                    angle with the East line hereof and parallel
                                                                                    with the North line of this survey 692.6 varas



                                                                                    to the West line of said survey; THENCE North
                                                                                    446.8 varas to the place of beginning; contain-
                                                                                    ing 54-2/3 acres.

42-473-000142-001  Paul C. Cullom, et al    J. F. Taylor    04/16/42  Bk 88 P 7     The E 1/3 of Section 114,Block 1,H&TC R.R. Co.
                                                                      Waller        Survey, in Waller County, Texas;containing 213-
                                                                                    1/3 acres.

42-473-000143-001  Rex Dunbar Frazier,      J. F. Taylor    03/20/42  Bk 86 P 95    Being 27.33 acres of land, more or less, out of
                   et al                                              Waller        Section 114,Block 1,of the H&TC R.R. Co. Survey,
                                                                                    Cert. No. 257, Waller County, Texas, and being
                                                                                    the same land as described in a deed dated Au-
                                                                                    gust 14, 1916 from Guy G. Swan, et al, to K.S.
                                                                                    Frazier, said deed recorded in Vol. 45, Page 7
                                                                                    of the Deed Records of Waller County, Texas, to
                                                                                    which deed reference is hereby made for all
                                                                                    legal purposes.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000144-001  H. L. Stelzig, et ux     J. F. Taylor    03/20/42  Bk 87 P 1     Being 27- 1/3 acres of land, more or less, out
                                                                      Waller        of the H&TC R.R.Co. Survey,Section 114,Block 1,
                                                                                    Cert. No. 257, Waller County, Texas and being
                                                                                    the same land as that described in a deed from
                                                                                    Charles E. Swan to H.L. Stelzig,dated August 2,
                                                                                    1933 and is recorded in Vol. 60, Page 239 of
                                                                                    the Deed Records of Waller County, Texas to
                                                                                    which deed & its references is referred to for
                                                                                    all legal description hereafter.

42-473-000145-001  Millard C. Morrison       J. F. Taylor   06/16/42  Bk 87 P 195   BEGINNING at the Northwest corner of Survey No.
                                                                      Waller        114,Block 1,surveyed by virtue of Cert.No. 257,
                                                                                    issued to the H&TC R.R. Co. for the Public Free
                                                                                    School Fund of the State of Texas,and being the
                                                                                    same property conveyed to Geo. C. Cullom,Guy G.
                                                                                    Swan and Nat P. Claybaugh by Carrol W. Allen,by
                                                                                    deed dated at Houston, Texas, the 17th day of
                                                                                    Jan., 1903, and being a part of the W 2/3 of
                                                                                    said Section partitioned between Guy G. Swan,et
                                                                                    al & Emma E. Price; THENCE East along the North
                                                                                    line of said Survey 1038.68 varas for corner of
                                                                                    the North line of said survey;THENCE continuing
                                                                                    along the North line of said survey 227.98varas
                                                                                    for corner, the same being the Northeast corner
                                                                                    of the W 2/3 and the Northeast corner of the E
                                                                                    1/3,as partitioned between Geo. C. Cullom,Emma
                                                                                    E. Price, Guy G. Swan and Milton Swan; THENCE
                                                                                    South along said dividing line 446.8 varas to



                                                                                    the Southeast corner of the 100 acres deeded to
                                                                                    Guy G. Swan,et al in the partition deed of Emma
                                                                                    E.Price;THENCE West along the South line of the
                                                                                    100 acres 227.89 varas and being parallel with
                                                                                    the North line of said survey; THENCE North
                                                                                    446.8 varas parallel with the East line hereof
                                                                                    to the place of beginning,containing 18acres of
                                                                                    land, more or less.

42-473-000146-001  T. B. Tucker, et ux      J. F. Taylor    04/22/42  Bk 87 P 601   326 2/3 acres of land, being a part of Section
                                                                      Waller        114,Block 1,surveyed for the Public Free School
                                                                                    Funds of the State of Texas by virtue of Cert.
                                                                                    No. 257, issued to the H&TC R.R. Co., described
                                                                                    by metes and bounds as follows:BEGINNING at the
                                                                                    Southwest corner of said survey; THENCE North
                                                                                    1454 varas to the Southwest corner of the 100
                                                                                    acre tract heretofore conveyed to Guy G. Swan,
                                                                                    et al; THENCE East 1266-2/3 varas; THENCE South
                                                                                    1454 varas to South line of said survey; THENCE
                                                                                    West 1266-2/3 varas to the place of beginning;
                                                                                    and being the same land conveyed to T.B. Tucker
                                                                                    by Ada Catherton, et al by deed dated Dec. 20,
                                                                                    1920, and recorded in Vol. 47, Page 23 of the
                                                                                    Deed Records of Waller County, Texas.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000147-001  John Alt, et al          Sun Oil Company 04/02/37  Bk 210 P 306  301.5acres of land more or less,part of Section
                                                                      Ft Bend       107, H&TC  R.R. Co. Survey, described in two
                                                                      Bk 71 P 86    tracts as follows:
                                                                      Waller
                                                                                    Tract 1:300 acres, being same land conveyed to
                                                                                    John Alt by W.B.Peck and wife A.M. Peck by deed
                                                                                    dated Oct. 18, 1912, recorded Vol. 39, Page 40,
                                                                                    Deed Records of Waller County, Texas.

                                                                                    Tract 2:1-1/3 acres,being same land conveyed to
                                                                                    John Alt by W.B.Peck and wife A.M.Peck,by deed
                                                                                    dated Dec. 30, 1927, and recorded in Vol. 51,
                                                                                    Page 166, Deed Records of Waller County, Texas.

42-473-000148-001  Francis Young, et ux     Edwin B. Cox &  09/15/42  Bk 201 P 346  Tract 1: 316 acres of land, more or less, being
                                            Jake L. Hamon             Ft Bend       all of the Jesse Thompson Survey,Patent No.562,
                                                                      Bk 87 P 557   Vol. 5,Abstract 394, and described by metes and
                                                                      Waller        bounds as follows: BEGINNING at a stake the
                                                                                    Southwest corner of a survey for R.T. VanSlyke,
                                                                                    Schrimps White House bears East about 2 miles;
                                                                                    THENCE North 522 varas to the lower Northwest
                                                                                    corner in the South line of No. 107, H&TC R.R.



                                                                                    Co. Survey; THENCE West 1114 varas to a stake
                                                                                    an interior corner of Survey No. 104; THENCE
                                                                                    South with its line 1044 varas to the North-
                                                                                    west corner of J.F. Vermillion Survey; THENCE
                                                                                    East with the North boundary line of said Ver-
                                                                                    million Survey 2312 varas to a stake in the
                                                                                    North boundary line of Ames Survey;THENCE North
                                                                                    522 varas to a stake in the South boundary line
                                                                                    of said VanSlyke Survey; THENCE West 1198 varas
                                                                                    to the place of BEGINNING.

                                                                                    Tract 2: 88 acres of land, more or less, out of
                                                                                    the West end of the R.T. VanSlyke, Patent 361,
                                                                                    Vol. 45, Abstract 395, described by metes and
                                                                                    bounds as follows:  COMMENCING at an iron stake
                                                                                    in the Southeast corner of the Houston Texas
                                                                                    Central R.R.Co. Survey No. 107,in said County,
                                                                                    Running; THENCE South 522 varas to iron stake
                                                                                    in the North line of the East Ell of the Jesse
                                                                                    Thompson Survey;THENCE West with the North line
                                                                                    of the East Ell of the Jesse Thompson Survey
                                                                                    about 952varas to an iron stake in the interior
                                                                                    corner of the Jesse Thompson Survey; THENCE
                                                                                    North 522 varas to an iron stake in the South
                                                                                    line of the H&TC R.R. Co. Survey, Section 107;
                                                                                    THENCE East about 952 varas to place of BEGIN-
                                                                                    NING.

42-157-000031-001  George J. Mellinger,     Sun Oil Company, 11/08/43 Bk 216 P 377  167.9 acres of land, more or less, out of the
                   et al                    et al                     Ft Bend       J.D. Vermillion Survey, described as follows:
                                                                                    BEGINNING at an iron pipe at the Northwest
                                                                                    corner of said survey; THENCE South 320 feet to
                                                                                    stake for corner; THENCE North 89 degrees 40
                                                                                    feet East 311.14 feet to stake for corner;
                                                                                    THENCE South 1682.8 feet to iron pipe for cor-
                                                                                    ner; THENCE North 89 degrees 40 feet East
                                                                                    3602.48 feet to an iron pipe for corner;THENCE
                                                                                    North 0 degrees 1 foot East 2002.8 feet to iron
                                                                                    pipe inthe North line of said Survey to corner;
                                                                                    THENCE South 89 degrees 40 feet West with the
                                                                                    North boundary line of said Survey 3913.6 feet
                                                                                    to the place of BEGINNING, containing within
                                                                                    said boundaries 167.9 acres, more or less. An
                                                                                    undivided 1/2 interest in 12acres out of said
                                                                                    J.D. Vermillion Survey; described as follows:
                                                                                    BEGINNING at a stake 320 feet South of the
                                                                                    Northwest corner of said Survey for the begin-
                                                                                    ning point; THENCE North 89 degrees 40 feet
                                                                                    East 311.14 feet to stake for corner; THENCE
                                                                                    South 2682.8 feet to an iron pipe for corner,
                                                                                    being the Southwest corner of the 167.9acres
                                                                                    described in subparagraph above; THENCE South
                                                                                    89 degrees 40 feet West 311.14 feet to stake
                                                                                    for corner; THENCE North 1682.8 feet to the
                                                                                    place of BEGINNING, containing within said
                                                                                    boundaries 12 acres, more or less.

42-157-000032-001  Joseph Matela, et ux     T. J. Hudgins   06/08/42  Bk 204 P 526  The East 100acres out of a tract of 279.6 acres
                                                                      Ft Bend       out of the North end of the J.D. Vermillion 1/3
                                                                                    lg., Patent 197, Vol. 21, in Fort Bend County,



                                                                                    Texas; the tract hereby conveyed beginning at
                                                                                    the Northeast corner of said 279.6 acre tract;
                                                                                    Running THENCE West with the North line thereof
                                                                                    such a distance that a line; THENCE running
                                                                                    South to the South line of said 279.6 acre
                                                                                    tract;
                                                                                    THENCE East with the South line thereof to a
                                                                                    point in the East line thereof and;THENCE North
                                                                                    with the East line thereof to the place of be-
                                                                                    ginning will contain 100 acres; and being same
                                                                                    land described in deed recorded in Vol. 85,Page
                                                                                    361 of the Deed Records of Fort Bend County,
                                                                                    Texas, to which deed reference is here made for
                                                                                    all purposes.

42-473-000149-001  Harry Hebert, et ux      Adam Bijbijian  05/11/40  Bk 79 P1 29   The SE 1/4 of Section 113, H&TC R.R.Co. Survey,
                                                                      Waller        Block 1, Abstract 173, containing 160 acres,
                                                                                    more or less.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000150-001  Diedrich Schwengels,     J. F. Taylor    06/14/39  Bk 76 P 574   Being the SE 1/4 of Section 71,H&TC R.R.Survey,
                   et ux                                              Waller        Block 1, Waller County, Texas, containing 160
                                                                                    acres of land.

42-473-000150-001  Diedrich Schwengels,     Tide Water      02/05/44  Bk 94 P 366   The SE 1/4 of Section 71,H&TC R.R. Survey,Block
                   et ux                    Associated Oil Company    Waller        1, Waller County, Texas,containing 160 acres of
                                                                                    land.

42-473-000151-001  E. C. Stockdick, et al   Adam Bijbijian  05/10/40  Bk 79 P 133   The S 1/2 of the N 1/2 of Section 113, Block 1,
                                                                      Waller        H&TC R.R. Co. Survey,Cert. No.257, Abstract No.
                                                                                    173, in the County of Waller, State of Texas;
                                                                                    and the SW 1/4 of said Section 113, Block 1,
                                                                                    H&TC R. R. Co. Survey, Cert. No. 257, Abstract
                                                                                    No. 173,in the County of Waller,State of Texas;
                                                                                    the two tracts, together, containing 320 acres,
                                                                                    more or less;this being a part of the same land
                                                                                    described in a certain deed from W.C. Stockdick
                                                                                    and C.H. Stockdick, et al, to Harry Hebert and
                                                                                    wife, dated Feb. 24, 1930, and recorded in Vol.
                                                                                    54, Page 510 of the Deed Records of Waller
                                                                                    County, Texas; to which Deed and the records
                                                                                    thereof reference is here made for all
                                                                                    purposes.

42-473-000152-001  T. A. Tomlin, et ux      Tide Water      08/26/38  Bk 74 P 358   All of the NW 1/4 of Section 120, Block 1, H&TC
                                            Associated Oil Company    Waller        R.R. Co. Survey,Abstract No. 375,containing 160
                                                                                    acres of land, more or less.



42-473-000152-001  Frank B. Tomlin, et al   Tide Water      01/23/43  Bk 88 P 465   All of the NW 1/4 of Section 120, Block 1, H&TC
                                            Associated Oil Company    Waller        R.R. Co. Survey,Abstract No. 375,containing 160
                                                                                    acres of land, more or less.

42-473-000153-001  E. H. Wilpitz, et ux     Tide Water      12/06/43  Bk 94 P 62    Being the West 125 acres of the North 250 acres
                                            Associated Oil Company    Waller        of Section 98, Block 1, H&TC R.R. Survey, Waller
                                                                                    County, Texas.  The above land being more par-
                                                                                    ticularly described in that certain deed dated
                                                                                    Nov. 4, 1918, and recorded in Vol.45, Page 435,
                                                                                    of the Deed Records of Waller County, Texas.

42-473-000154-001  Martin A. Morrison,      Tide Water      07/05/38  Bk 74 P 167   The SE 1/4 of Section 111,Block 1,H&TC R.R. Co.
                   et ux                    Associated Oil Company    Waller        Survey, Abstract No. 172, Waller County, Texas,
                                                                                    containing 160 acres, more or less.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-000061-001  W. D. Parker             J. F. Taylor    07/10/39  Bk 183 P 280  BEING 288 acres of land, more or less,and being
                                                                      Ft Bend       that portion of the W.W. Baines Survey South of
                                                                      Bk 80 P 46    the MK&T R.R. and being a portion of the same
                                                                      Waller        land described in a Patent to W.W. Baines dated
                                                                                    Feb. 11, 1920,Patent No. 526, Vol. 5-a,recorded
                                                                                    in Vol. 46, Page 361 of the Deed Records of
                                                                                    Waller County, Texas, to which reference is
                                                                                    hereby made for all legal purposes hereafter,
                                                                                    and containing 288 acres, more or less.

42-473-000155-001  Ida Clarey               J. F. Taylor    09/23/39  Bk 77 P 509   Being 1/2 acres of land, more or less, out of
                                                                      Waller        Section 104, J.G. Bennett, H&TC R.R. Survey and
                                                                                    bound as follows: Bound on the North by the
                                                                                    North line of said Section104 which is also the
                                                                                    South line of Section 103; bound on the East by
                                                                                    the East line of said Section and the Stockdick
                                                                                    58 acres of land out of said section; bound on
                                                                                    the South and West by the E.M.Huggins 444 acre
                                                                                    tract out of said section and being the same
                                                                                    land described in a deed from M. Clarey to Ida
                                                                                    Clarey, which deed is recorded in the Deed Rec-
                                                                                    ords of Waller County, Texas.

42-473-000156-001  E. M. Huggins, et ux     R. E. Beamon    02/18/37  Bk 70 P 510
                                                                      Waller
                                                                      Bk 215 P 230
                                                                      Ft Bend

42-473-000157-001  J. D. Woods, et ux       Gulf Oil Corp.  03/17/39  Bk 76 P 52    287.97 acres,more or less,out of the T.S. Reese
                                                                      Waller        Survey No.78,Abstract 330,and being all fo the
                                                                                    E 1/2 of said Survey as allotted to J.D.Woods



                                                                                    in Partition Deed dated Feb. 5 1935,executed by
                                                                                    and between J.D. Woods,et ux,and P. Ray Woods,
                                                                                    of record in Vol.64,Page561 of the Deed Records
                                                                                    of Waller County, Texas, SAVE AND EXCEPT 4.70
                                                                                    acres in the Northern portion of said E 1/2 of
                                                                                    said Survey comprising the right-of- way of the
                                                                                    MK&T R.R., said 4.70 acres being a part of the
                                                                                    land conveyed by H. Masterson to MK&T R.R. Co.
                                                                                    by deed dated June 26, 1894, of record in Vol.
                                                                                    14, Page 614 of the Deed Records of Waller
                                                                                    County, Texas, leaving 287.97 acres, more or
                                                                                    less, covered hereby.

42-473-000158-001  Shell Oil Company, Inc.  R. L. Trott     01/03/44  Bk 94 P 411   BEGINNING at a stake set in the East line of
                                                                      Waller        Section 77, Block 1, H&TC R.R. Co. Survey,
                                                                                    Waller County, Texas, 837 feet North of an
                                                                                    iron pin for the Southeast corner of said
                                                                                    Section, Block, and Survey; THENCE West 660
                                                                                    feet to a stake for corner;
                                                                                    THENCE North 1320feet to a stake for corner;
                                                                                    THENCE East 660 feet to a stake for corner;
                                                                                    THENCE South 1320 feet to the place of begin-
                                                                                    ning, containing within said limits 20 acres
                                                                                    of land out of Section 77, Block 1, H&TC R.R.
                                                                                    Co. Survey, Waller County, Texas.

42-157-025710-000  L. D. Brown, et ux     American Republics 5/11/42  Bk 204 P 266  Being the North 160 acres of land,more or less,
                                          Corporation                 Ft Bend       out of the Thos. Caraway Survey of Fort Bend
                                                                                    County, texas, and is described as follows,
                                                                                    to-wit:  Bounded on the North by the North line
                                                                                    of the said Survey. Bounded on the east by the
                                                                                    east line of said Survey.  Bounded on the west
                                                                                    by the west line of said Survey, and bounded on
                                                                                    the south by a line a sufficient distance south
                                                                                    of the North line so as to embrace 160 acres of
                                                                                    land.  For a more complete description of the
                                                                                    above described land a reference is hereby made
                                                                                    to the Deed Records of Fort Bend County, Texas,
                                                                                    for all legal purposes hereafter.

42-473-000159-001  Barton W.Freeland,et al  Humble Oil &    01/17/44  Bk 94 P 321   25 acres of land,being the West 25 acres of the
                                            Refining Company          Waller        East 225 acres of the N 1/2 of Section 82, H&TC
                                                                                    R.R. Co. Survey, Abstract 290, Waller County,
                                                                                    Texas.

42-473-000160-001  Magnolia Cemetary        Humble Oil &    06/28/44  Bk 100 P 97  5 acres of land,more or less,out of the North-
                   Association              Refining Company          Waller        west corner of Section 44,Block 1,H&TC R.R.Co.
                                                                                    Survey, Abstract 306,Waller County,Texas,being
                                                                                    the same land conveyed by Eunice T. Shapley and
                                                                                    husband,George W. Shapley,to Magnolia Cemetery
                                                                                    Association, Katy, Texas, by deed dated Aug. 7,
                                                                                    1900.

42-201-000081-001  Lalla R. Gordon          James I. Riddle 03/10/44  Bk 428 P 190  All of Katy outlots Nos. 4 and 5 in Section 44,
                                                                      Harris        H&TC R. R. Co. H&TC R. R. Co. Survey, Abstract
                                                                                    1348.

42-157-000034-001  Eva S. McMillian,et vir  Sun Oil Company, 4/19/44  Bk 219 P 292  The North 170 acres of that certain tract of
                                            et al                     Ft Bend       66.48 acres more or less, known as the William
                                                                                    Ames Survey & being more particularly describ-



                                                                                    ed in a deed from Perry V. Cook to Mrs. Eva S.
                                                                                    McMillian dated June 17, 1932, recorded in Vol.
                                                                                    138, Page 376, of the Deed Records of Fort Bend
                                                                                    County,Texas, which said tract lies immediately
                                                                                    south of and adjoins the land of Francis Young
                                                                                    and the land of the John Osborn Esate; said 170
                                                                                    acres to be cut off the North end of said tract
                                                                                    of 662.48 acres,more or less,by a line extend-
                                                                                    ing from the West line of said tract to the
                                                                                    East line thereof, parallel to the North line
                                                                                    thereof and far enough south from said North
                                                                                    line to cut off exactly 170 acres.

42-473-000161-001  Harry Hebert, et al      Sam G. Harrison  1/28/42  Bk 86 P 447  All of our undivided interest in & to the W 1/2
                                                                      Waller       of Section or Survey No. 117, Cert. No. 259, in
                                                                      Bk 403 P 710 Block 1 out of the land originally granted the
                                                                      Harris       H&TC R.R. Co., situated in Harris and Waller
                                                                                   Counties,Texas,about 9 miles Northwest from the
                                                                                   town of Katy, Texas, and more particularly de-
                                                                                   scribed as follows: BEGINNING at a gas pipe, the
                                                                                   Northeast corner of this survey;THENCE West 1901
                                                                                   varas; THENCE South 1901 varas; THENCE East 1901
                                                                                   varas; THENCE North 1901 varas, to the PLACE OF
                                                                                   BEGINNING, containing 640 acres, more or less,
                                                                                   of land. Being the same land deeded to Sam G.
                                                                                   Harrison, by C. Rufus Smith, et ux, on April 16,
                                                                                   1934, said deed being recorded in Vol. 63, Page
                                                                                   594, Deed Records of Waller County,Texas,and in
                                                                                   Vol. 946,Page 578,of the Deed Records of Harris
                                                                                   County, Texas.

42-473-000161-002  Sam G. Harrison          Union Producing 02/10/43  Bk 89 P 127  All of my undivided interest in and to the W 1/2
                                            Company                   Waller        of Section or Survey No. 117, Cert. No. 259, in
                                                                      Bk 419 P 210  Block 1 out of the land originally granted the
                                                                      Harris        H&TC R.R. Co., situated in Harris and Waller
                                                                                    Counties,Texas,about nine miles Northwest from
                                                                                    the town of Katy, Texas, and more particularly
                                                                                    described as follows:  BEGINNING at a gas pipe,
                                                                                    the Northeast corner of this survey;THENCE West
                                                                                    1901 varas; THENCE South 1901 varas;THENCE East
                                                                                    1901 varas;THENCE North 1901 varas,to the PLACE
                                                                                    OF BEGINNING,containing 640 acres,more or less,
                                                                                    of land.  Being the same land deeded to Sam G.
                                                                                    Harrison by C. Rufus Smith, et ux, on April 16,
                                                                                    1934, said deed being recorded in Vol. 63, Page
                                                                                    594, Deed Records of Waller County, Texas, and
                                                                                    in Vol. 946, Page 578, of the Deed Records of
                                                                                    Harris County, Texas.

42-201-000082-001  Nellie Eudora Fraser,    Gillette Hill   07/18/42  Bk 414 P 639  Being 640 acres all of Section 77 in Block 2,
                   et al                                              Harris        H&TC R.R. Survey,  Abstract 463.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-000083-001  B. F. Beckendorff,       A. C. Felt      07/15/42  Bk 416 P 66   All that certain 80 tract of land out of H&TC
                   et ux                                              Harris        R.R. Co.Survey No. 78,Block 2, Harris County,
                                                                                    Texas, being designated as W 1/2 of the NE
                                                                                    1/4 of said Section, and being the same land
                                                                                    described in deed recorded Vol. 214, Page 592
                                                                                    of Deed Records of Harris County, Texas, refer-
                                                                                    ence being made to said records for all pur-
                                                                                    poses,it being the intent that this shall cover
                                                                                    and include all the land claimed or owned by me
                                                                                    in said Section.

42-201-000084-001  E. M. Bennett, et al     A. C. Felt      07/14/42  Bk 412 P 466  All that certain tract or parcel of land out of
                                                                      Harris        and being a part of H&TC R.R. Survey No. 78,
                                                                                    Block 2, Abstract 1366, Harris County, Texas.
                                                                                    Being designated as the E 1/2 of the SE 1/4 of
                                                                                    said Survey.  Said to contain 80 acres of land
                                                                                    and being all the land we own in said Survey.

42-201-000085-001  E. W. Peek, et ux        A. C. Felt      07/17/42  Bk 416 P 74   Being 106.66 acres of land, more or less,out of
                                                                      Harris        the W 1/2 of H&TC, Section 66,Block 2,Abstract
                                                                                    1329, the same land described in that certain
                                                                                    deed from H.R. Peek to E.W. Peek, which is re-
                                                                                    corded Vol. 743, Page 91, Harris County Deed
                                                                                    Records.

42-201-000086-001  Mary E. Peek, et al      A. C. Felt      07/24/42  Bk 414 P 643  106.66 acres of land more or less, out of H&TC
                                                                      Harris        R.R. Co. Survey No. 66, Block 2, Abstract No.
                                                                                    1329, Harris County, Texas and being the South
                                                                                    106.66 acres of the W 1/2 of said Section 66
                                                                                    and being the same land awarded to C.L. Peek
                                                                                    deceased, in that certain partition suit No.
                                                                                    128733 styled A.J. Peek, et al vs. Mrs. Etta
                                                                                    Peek Rutledge, et al, District Court, Harris
                                                                                    County, Texas.

42-201-000087-001  E. A. Thompson, et ux    A. C. Felt      07/15/42  Bk 415 P 198  Being 320 acres of land, more or less, out of
                                                                      Harris        H&TC Section 65, Block 2, Abstract No. 452,
                                                                                    Harris County, Texas, being described as the
                                                                                    N 1/2 of said Section, further described in
                                                                                    that certain deed dated Dec. 3,1940,Mrs. Sadie
                                                                                    Gertrude Hubbert, et al to A.E. Thompson,et ux,
                                                                                    which is recorded Vol. 1187, Page 398, Harris
                                                                                    County Deed Records.

42-201-000087-002  Sadie Gertrude Hubbert,  A. C. Felt      07/19/42  Bk 413 P 608  The N 1/2 of Section 65,Block2 of the H&TC R.R.
                   et al                                              Harris        Survey in Harris County, Texas, Patent No. 371,
                                                                                    Abstract No. 452, containing 340 acres of land,
                                                                                    more or less,and being the same land more fully
                                                                                    described in that certain deed from sadie
                                                                                    Gertrude Hubbert,et al to A.E.Thompson and wife
                                                                                    which deed is dated Dec. 3,1940 and is recorded
                                                                                    in Vol. 1187, Page 398 of the Deed Records of
                                                                                    Harris County, Texas.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-000087-003  T. T. Player             A. C. Felt      07/18/42  Bk 415 P 345  Being 320 acres of land, more or less, out of
                                                                      Harris        H&TC Section 65,Block 2,Abstract No. 452,Harris
                                                                                    County, Texas, being described as the N 1/2 of
                                                                                    said Section, further described in that certain
                                                                                    deed dated Dec. 3, 1940, Mrs. Sadie Gertrude
                                                                                    Hubbert, et al to A.E. Thompson, et ux, which
                                                                                    is recorded Vol. 1187, Page 398, Harris County
                                                                                    Deed Records.

42-201-000088-001  J. P. Pitts, et al       A. C. Felt      07/15/42  Bk 413 P 591  Being 80 acres of land, more or less, and being
                                                                      Harris        described as all of the N 1/2 of Section 88,
                                                                                    Block 2,H&TC R.R. Co. Survey,Abstract No. 1421,
                                                                                    SAVE AND EXCEPT the West 240acres thereof which
                                                                                    is described in that certain oil and gas lease
                                                                                    dated June 16, 1933, W.C. Pitts, et al to T. J.
                                                                                    Hudgins which is duly recorded in the Harris
                                                                                    County Texas contract records.

42-201-000089-001  Texas Osage              Humble Oil &    07/28/44  Bk 443 P 684 All of our undivided interest in and to the West
                   Cooperative Royalty      Refining Company          Harris        20 acres of the SW 1/4 of Section 65, H&TC R.R.
                   Pool, Inc., et al                                                Co. Survey, Abstract 452, Harris County, Texas.

42-201-000089-002  Maggie Mansell, et al    Sun Oil Company 08/05/44  Bk 434 P 98   Being all of our undivided 5/12 interest in the
                                                                      Harris        SW 1/4 of Section 65, Block 2, H&TC R.R. Co.
                                                                                    Survey, Patent 371, Cert. 137, Abstract 452,
                                                                                    Harris County, Texas.

42-201-000089-003  R. D. Mansell, et al     Sun Oil Company 08/05/44  Bk 434 P 527  Being all of our undivided 1/12th interest in
                                                                      Harris        the SW 1/4 of Section 65, Block 2,H&TC R.R. Co.
                                                                                    Survey, Patent 371, Cert. 137, Abstract 452,
                                                                                    Harris County, Texas.

42-201-025634-000  T. T. Player, et al      Houston Oil     04/28/42  Bk 414 P 41   The S 1/2 of H&TC R.R.Co., Section 87,Abstract
                                            Company of Texas          Harris        No. 455, containing 320 acres, more or less.

42-473-025827-000  John W. Harris, et al    Humble Oil &    09/23/47  Bk 109 P 164  The N 1/2 of the J.M. Bennett Survey, Section
                                            Refining Company          Waller        86, Abstract 282, containing 320 acres, more or
                                                                                    less.

42-473-025828-000  John M. Coulter, et al   A. T. Jones     10/06/47  Bk 107 P 550  All of Section 85, H&TC R.R. Co. Survey, A-160,
                                                                      Waller        containing 640 acres, more or less.

42-201-026973-00A  A. E. Thompson, et ux    A. C. Felt      01/08/53  Bk 733 P 441  Being 275 acres of land, more or less, out of
                                                                      Harris        H&TC R.R.Co. Survey,Section 65,Block 2,Abstract
                                                                                    452, and being further described as all of the
                                                                                    N 1/2 of said Section, SAVE AND EXCEPT the West
                                                                                    45 acres thereof,which is held under production
                                                                                    by Katy Gas Unit No. 24.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-026973-00B  Donald B. Hubbert, et al A. C. Felt      01/26/53  Bk 733 P 436  Being 275 acres of land, more or less, out of
                                                                      Harris        H&TC R.R. Co., Section 65, Block 2, Abstract
                                                                                    452, and being further described as all of the
                                                                                    N 1/2 of said Section; SAVE AND EXCEPT the West
                                                                                    45 acres thereof,which is held under production
                                                                                    by Katy Gas Unit No. 24.

42-201-026973-00C  Carita Green Player,     A. C. Felt      02/11/53  Bk 733 P 443  Being 275 acres of land, more or less, out of
                   et al                                              Harris        H&TC R.R. Co. Section 65, Block 2, Abstract 452,
                                                                                    and being further described as all of the N 1/2
                                                                                    of said Section; SAVE AND EXCEPT the West 45
                                                                                    acres thereof,which is held under production by
                                                                                    Katy Gas Unit No. 24.

42-201-026978-000  Doris Kaiser Harding,    A. C. Felt     01/19/53   Bk 733 P 439  Being 106.666 acres of land, more or less, out
                   et vir                                             Harris        of H&TC R.R.Co.Survey, & being further describ-
                                                                                    ed as the Northwest corner of Section 66, Ab-
                                                                                    stracts 1329 and 1497, Harris County,Texas,and
                                                                                    being the same land described in that certain
                                                                                    deed from Frank A. Warden, et ux to J.E. Kaiser
                                                                                    dated Aug. 10, 1938, which is recorded in Vol.
                                                                                    1095, Page 706, Harris County Deed Records.

42-201-026979-000  Ethel Prather, et al     A. C. Felt      02/03/53  Bk 733 P 434  Being 160 acres of land,more or less, and being
                                                                      Harris        further described as all of the SW 1/4 of
                                                                                    Section 67, H&TC R.R. Co. Survey, Block 2,
                                                                                    Abstract 453, Harris County, Texas.

42-201-026980-000  Frank P. Wilkinson,      Humble Oil &    02/20/53  Bk 736 P 662  10 acres of land,more or less,being all of the
                   et ux                    Refining Company          Harris        NE 1/4 of the NE 1/4 of the NE 1/4 of H&TC R.R.
                                                                                    Co. Survey Section 79, Abstract 464, Harris
                                                                                    County, Texas.

42-201-026981-000  P. C. Pitts, et al       A. C. Felt      01/23/54  Bk 786 P 234  Being 60 acres of land,more or less,out of H&TC
                                                                      Harris        R.R. Co. Survey Section 88, Block 2, Abstract
                                                                                    1421, the said 60 acres being described as fol-
                                                                                    lows: Being the North 45 acres of the East 80
                                                                                    acres of the N 1/2 of said Section,and 15 acres
                                                                                    which is described as the North 15 acres of the
                                                                                    W 1/2 of the NE 1/4 of said Section, it being
                                                                                    the intention to cover & include by this lease
                                                                                    all of the land owned by Lessors in said Sec-
                                                                                    tion 88, SAVE AND EXCEPT that portion now held
                                                                                    by production under Katy Outside Unit No. 25.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-027030-00A  Iona Robertson, et al    A. C. Felt      03/20/53  Bk 741 P 622   Being 320 acres of land,more or less,and being
                                                                      Harris         further described as all of the E 1/2 of Sec-
                                                                                     tion 66, Abstract 1497, H&TC R.R. Co. Survey,
                                                                                     Block No. 2.

42-201-027030-00B  Jake Robertson,          A. C. Felt      08/12/55  Bk 888 P 39   An undivided 12/110 interest in the oil,gas and
                   Guardian of the Estate                             Harris        other minerals in and under 320 acres of land,
                   of Effie Elizabeth                                               more or less, being the E 1/2 of Section 66,
                   Robertson                                                        Block 2, H&TC R.R. Co. Survey, Abstract 1497,
                                                                                    Harris County, Texas, it being the intention of
                                                                                    the parties to include all the Ward's interest
                                                                                    in said described land.

42-201-026983-000  William A. Fraser,et al  E. J. Barragy   04/01/53  Bk 738 P 713  A tract of land comprising all of Section 77,
                                                                      Harris        H&TC R.R. Co. Survey, Block 2, Abstract 463,
                                                                                    EXCEPT 90 acres in the form of a rectangle out
                                                                                    of the southwest corner, as described in the
                                                                                    Deed Records of Harris County, Texas: A 90 acre
                                                                                    tract in the form of a rectangle out of the
                                                                                    southwest corner of this section (approximately
                                                                                    2,640 feet north and south by 1,485 feet east
                                                                                    and west is held by a previous oil and gas
                                                                                    lease and thus excluded from this lease.

42-201-026984-000  E. W. Peek, et ux        E. J. Barragy   02/03/53  Bk 737 P 529  The middle or central 1/3 of a Subdivision of
                                                                      Harris        the W 1/2 of Section 66, Abstract 1329, H&TC
                                                                                    R.R. Co. Survey, Block 2,Harris County,Texas,
                                                                                    containing 106.66 acres, more or less, SAVE AND
                                                                                    EXCEPT the West 25 acres thereof,the land being
                                                                                    leased hereunder containing 81.66 acres, more
                                                                                    or less.

42-201-026985-000  E. M. Bennett, et al     E. J. Barragy   02/03/53  Bk 737 P 513  The East 60 acres(approximately 2640feet North-
                                                                      Harris        South by 990 feet,East-West)of the E 1/2 of the
                                                                                    SE 1/4 of Section 78,H&TC R.R. Co. Survey,Block
                                                                                    2, Abstract 1366, as shown by the Deed Records
                                                                                    of Harris County, Texas, (this lease does not
                                                                                    include a 20 acre strip on the west side of the
                                                                                    E 1/2 of the SE 1/4 of Section 78,which is held
                                                                                    by a previous oil and gas lease).

42-201-026986-000  Ross E. Peek, et al      E. J. Barragy   02/03/53  Bk 769 P 382  The S 1/3 of a Subdivision of the W 1/2 of
                                                                      Harris        Section 66,Abstract 1329,Block 2, H&TC R.R. Co.
                                                                                    Survey, Harris County, Texas, containing 106.66
                                                                                    acres,more or less,SAVE AND EXCEPT the West 35
                                                                                    acres, the land leased hereunder containing
                                                                                    71.66 acres, more or less.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-201-026987-000  B. F. Beckendorff        E. J. Barragy   02/03/53  Bk 737 P 526  25 acres of land, being the North 25 acres of
                                                                      Harris        the W 1/2 of the NE 1/4 of Section 78, Block 2,
                                                                                    H&TC R.R. Co. Survey, Abstract 1366, as shown
                                                                                    by the Deed Records of Harris County, Texas.

42-201-026988-000  R. M. Hill, et ux        E. J. Barragy   02/03/53  Bk 737 P 523  320 acres of land,more or less,being the NW 1/4
                                                                      Harris        and the NE 1/4 of Section 67,H&TC R.R. Co. Sur-
                                                                                    vey, Block 2, Abstract 453, as recorded in the
                                                                                    Deed Records of Harris County, Texas.

42-201-026989-000  Mrs. Pearl Bennett       E. J. Barragy   02/03/53  Bk 737 P 520  80 acres of land, more or less, being the E 1/2
                                                                      Harris        of the NE 1/4 of Section78 H&TC R.R.Co. Survey,
                                                                                    Block 2, Abstract 1366, as shown by the Deed
                                                                                    Records of Harris County, Texas.

42-201-027359-00A  Maggie Mansell, et al    T. S. Mabry     05/15/53  Bk 752 P 465  Being the East 140 acres of the W 1/2 of the S
                                                                      Harris        1/2 of H&TC R.R. Co. Survey No. 65, Block 2,
                                                                                    Abstract 452,said W 1/2 of S 1/2 of said Survey
                                                                                    being the same land described in that certain
                                                                                    deed from R.E. Hooker and wife Maude Fussell
                                                                                    Hooker to Maggie Mansell by deed dated April
                                                                                    20, 1922, recorded in Vol. 504, Page 129 of the
                                                                                    Deed Records of Harris County, Texas, to which
                                                                                    deed and its record, reference is here made for
                                                                                    all purposes.

42-201-027359-00B  Texas Osage              T. S. Mabry     05/26/53  Bk 751 P 108  140 acres of land, more or less, described as
                   Cooperative Royalty                                Harris        follows:  The SW 1/4 of Section 65, Block 2,
                   Pool                                                             H&TC R.R. Co. Survey, Abstract 452, LESS the
                                                                                    West 20 acres.

42-201-027359-00C  Flag Oil Corporation    Broaddus Honeycutt 1/31/55 Bk 851 P 233  Being the East 140 acres of the W 1/2 of the
                   of Delaware                                        Harris        S 1/2 of H&TC R.R. Co. Survey No. 65, Block 2,
                                                                                    Abstract 452.Said W 1/2 of S 1/2 of said Survey
                                                                                    being the same land described in that certain
                                                                                    deed from R.E.Hooker & wife Aude Fussel Hooker
                                                                                    to Maggie Mansell by deed dated April 20, 1922,
                                                                                    recorded in Vol. 504, Page 129 of the Deed
                                                                                    Records of Harris County, Texas, to which deed
                                                                                    and its record, reference is here made for all
                                                                                    purposes.

42-473-026977-00A  Barton W. Freeland,      A. C. Felt      04/09/54  Bk 135 P 638  Tract 1: Being 150 acres of land, more or less,
                   et al                                              Waller        & being all of Section 81, H&TC R.R.Co. Survey,



                                                                                    Abstract No. 158; SAVE AND EXCEPT therefrom the
                                                                                    North 40 acres of the West 190 acres and that
                                                                                    portion of said Section held by production
                                                                                    under Katy Gas Unit No. 2 in said county.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-026977-00B  Mrs. Elaine Gottschalk   A. C. Felt      08/03/54  Bk 137 P 569  An undivided 1/48 interest and an additional
                   Olsen, Guardian of the                             Waller        undivided 1/72 interest for the life of Mrs.
                   Estate of Ransom Andrew                                          Stella Generes Freeland, or until such time
                   Nockton, III                                                     prior to her death or she remarries, in and
                                                                                    to the minerals under the following described
                                                                                    tracts of land situated in Waller County,
                                                                                    Texas:

                                                                                    Tract 1: Being 150 acres of land, more or less,
                                                                                    and being all of Section 81,H&TC R.R.Co.Survey,
                                                                                    Abstract No. 158, SAVE AND EXCEPT therefrom the
                                                                                    North 40 acres of the West 190 acres and that
                                                                                    portion of said section held by production
                                                                                    under Katy Gas Unit No. 2 in said county.

                                                                                    Tract 2: Being 200 acres of land, more or less,
                                                                                    situated in the western portion of Section 82
                                                                                    J.G. Bennett Survey, Abstract No. 290,and being
                                                                                    all of said Section 82, SAVE & EXCEPT therefrom
                                                                                    that portion thereof in said section held by
                                                                                    production under Katy Gas Units Nos. 1 and 2 in
                                                                                    said county.

42-473-027393(A)   Barton W. Freeland       A. C. Felt      08/29/55  Bk 141 P 495  North 40acres of the West 190 acres out of H&TC
                                                                      Waller        Section 81,Abstract 158, Waller County, Texas.

42-473-027393(B)   Mrs. Elaine Gottschalk   A. C. Felt      01/16/56  Bk 143 P 537  North 40 acres out of 190 acres out of H&TC
                   Olsen, Guardian of the                             Waller        Section 81, Abstract 158, Waller County, Texas.
                   Estate of Ransom Andrew
                   Nockton, III

42-201-027802-000  Albert William           Grace Oil Co.   02/03/53  Bk 1000 P 86  The SE 1/4 of Section 67, Block 2, originally
                   Thompson, et ux                                    Harris        granted to Houston & Texas City R.R. Co. by
                                                                                    virtue of Cert. 138, being the same property
                                                                                    more fully described in deed from R.Lena Spain,
                                                                                    Trustee,et al to Albert William Thompson dated
                                                                                    Jan. 29, 1949, recorded in Vol. 1883, Page 630,
                                                                                    Deed Records of Harris County,Texas, reference
                                                                                    to which is hereby made for all purposes.

42-473-028696-000  Bessie M. Stockdick,     A. C. Felt      08/27/58  Bk 1101 P 368 Being 290 acres of land,more or less,and being



                   et al                                              Harris        further described as follows:
                                                                      Bk 154 P 644
                                                                      Waller

                                                                                    Tract 1:  Being 225 acres of land,more or less,
                                                                                    out of H&TC R.R. Co. Survey, Section 118, Block
                                                                                    1, Abstract 378, being the same land described
                                                                                    in that certain Oil and Gas Lease dated Jan.25,
                                                                                    1954, from E.E. Stockdick, et al to T.S. Mabry,
                                                                                    which is recorded in Vol. 134, Page 534, Waller
                                                                                    County Deed Records.

                                                                                    Tract 2:  Being 65 acres of land, more or less,
                                                                                    out of H&TC R.R. Co. Survey, Section 118, Block
                                                                                    1, Abstract 378, and being all of the S 1/2 of
                                                                                    said section that is not now included in Katy
                                                                                    Gas Unit No. II.

42-473-028897-000  Elenora Muske Menke,     Humble Oil &    03/13/60  Bk 160 P 493  Being 140 acres of land, more or less, out of
                   et al                    Refining Company          Waller        H&TC R.R. Co. Survey, Abstract 377, Section
                                                                                    116, Waller County, Texas, and being the North
                                                                                    140 acres thereof, it being the intention to
                                                                                    lease by this instrument all of the land owned
                                                                                    by lessors in said Section 116,EXCEPT that now
                                                                                    held by production under Katy Gas Field Unit
                                                                                    No. 2.

42-473-029572A     Sam G. Harrison          Humble Oil &    04/14/66  Bk 1353 P 386 57.23 acres out of the SW 1/4 of the H&TC R.R.
                                            Refining Company          Harris        Section 77,A-199 Waller and A-1716 Harris
                                                                                    County, included in Katy Outside Unit 29, as
                                                                                    described in certain instrument dated Nov. 21,
                                                                                    1960, executed by Clarion Oil Co., et al.

42-473-029572-00B  Harry Hebert, et al      Sam G. Harrison 01/22/58  Bk 152 P 571  All of our undivided 5/8ths interest in and to
                                                                      Waller        Section No. 117, H&TC R.R. Co. Survey, Abstract
                                                                                    199, SAVE AND EXCEPT the West 15 acres of the
                                                                                    South 80 acres of the W 1/2 of said Section,
                                                                                    which 15 acres is a part of the Katy Gas Field
                                                                                    Unit No. 2.

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD UNIT II


INSOFAR AND ONLY INSOFAR as the above described leasehold is located within the current boundaries of the Katy Gas Field Unit II containing 20,565.485 acres of land, the outside boundaries of which are delineated by hatched line as Tract No. 2 on the plat attached as Exhibit "A-1" to that certain Assign- ment and Bill of Sale dated effective 10/1/90 by and between Sun Operating Limited Partnership, as Assignor and Atlantic Richfield Company, as Assignee and recorded in Volume 451, Page 172, Deed Records, Waller County, Texas AND INSOFAR AND ONLY INSOFAR as said leasehold pertains to gas and gas liquids only from the subsurface strata below the Cockfield V Formation, being the subsurface interval, or its correlative equivalent, as determined from electric logs of each of the following wells: Katy Gas Field Unit I, Well No. 3 - 7,640'; Katy Gas Field Unit I, Well No. 8 - 7,650'; Katy Gas Field

                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
KATY GAS FIELD CONSOLIDATED UNIT
OPERATOR: EXXON CORPORATION
FOC GWI: 0.00637265 (FROM ELAND)
FOC NRI: 0.00551800
FOC GWI: .11295894 (FROM ARCO)
FOC NRI: .09883907

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:

This unit is comprised of a consolidation of all leases in the Katy I and Katy II Units.




INSOFAR AND ONLY INSOFAR as the above described leasehold is located within the current boundaries of the Katy Gas Field Consolidated Unit as shown on Exhibit
"B" of that Certain Unit Agreement dated 5/2/66 a counterpart of which is recorded in Volume 203, Page 638, Deed Records of Waller County, Texas, AND INSOFAR AND ONLY INSOFAR as said leasehold pertains to gas and gas liquids only from the surface of the earth to the base of the Cockfield V Formation, being the subsurface interval, or its correlative equivalent, as determined from electric logs of each of the following wells: Katy Gas Field Unit I, Well No. 3
- - - - 7,640'; Katy Gas Field Unit I, Well No. 8 - 7,650'; Katy Gas Field Unit I, Well No. 23 - 7,682'; Katy Gas Field Unit I, Well No. 43 - 7,925'; Katy Gas
Field Unit I, Well No. 44 - 7,975'.


FOOTNOTES:

1. Unit Operating Agreement for the Katy Gas Field Consolidated Unit (AR-30521) dated 5/2/66 by and between Humble Oil & Refining Company, et al and each other as amended and supplemented.

2. Unit Agreement dated 5/2/66 by and between Humble Oil & Refining Company, et al as Working Interest Owners and Royalty Owners a counterpart of which is recorded in Volume 203, Page 638, Deed Records of Waller County, Texas.

3. Third Processing Agreement dated 5/2/66 by and between Humble Oil & Refining Company, et al, as Producers and Pan American Corporation, et al, as Processors.

4. Letter Agreements dated 8/18/60 and 4/14/66 by and between Humble Oil & Refining Company and Sam G. Harrison pertaining to the hereinabove referenced ARCO Lease Nos. 42-473-029572-00A and 42-473-029572-00B.

5. Partial Assignment of Oil, Gas and Mineral Leases, dated 11/25/85 by and between Atlantic Richfield Company, as Assignor and Occidental Energy Company, as Assignee.

6.   The obligations set out in the above described leases.

7. That portion of Forest Oil Corporation interest which was acquired from ARCO is subject to the following

       a. Conveyance of Overriding Royalty to Cactus Hydrocarbon III Limited Partnership dated December 10, 1993. Recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

       b. Production and Delivery Agreement with Cactus Hydrocarbon III Limited Partnership dated December 10, 1993, recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

       c. Gas Purchase Contract with Enron Gas Marketing, Inc. termed July 1, 1994 to December 31, 1994.




                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
NORTH KATY GAS UNIT NO. 1
OPERATOR: EXXON CORPORATION
FOC GWI: 0.11851000 (FROM ARCO)
FOC NRI: 0.09528889

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-473-070163-000  T. E. Sparks, et ux      Exxon Corp.     05/10/76  Bk 265 P 668  BEING 640 acres of land,more or less,being All
                                                                      Waller        of the H&TC R.R. Co. Section 115, Block 1,
                                                                                    Abstract 174, Waller County, Texas.

42-473-072067-000  Elenora Muske Menke,     Exxon Corp.      04/28/80  Bk 313 P 225 136.50 acres of land, more or less, being the
                   et al                                               Waller       North 140 acres of land, more or less, out of
                                                                                    Section 116, Block 1, H&TC R.R. Co. Survey
                                                                                    A-377, Waller County, Texas, SAVE AND EXCEPT
                                                                                    3.50 acres, more or less, now held by product-
                                                                                    ion under Katy Gas Field Consolidated Unit.
                                                                                    Said acreage also being part of the same land
                                                                                    described in Deed from Blake H. Alexander, W.T.
                                                                                    Wolfe and Nettie Alexander to Hub Muske, dated
                                                                                    Dec. 27, 1918, and recorded in Vol. 45,Page 493
                                                                                    of the Deed Records of Waller County, Texas, to
                                                                                    which record reference is hereby made for all
                                                                                    purposes.


INSOFAR AND ONLY INSOFAR as the above described leasehold is located within the North Katy Gas Unit No. 1 as described by Unit Designator dated 1/9/81,



recorded in Volume 323, Page 220 of the Deed Records of Waller County, Texas,
AND INSOFAR AND ONLY INSOFAR as said leasehold pertains to unitized substances and intervals therein.



1. Operating Agreement (AR-61960) dated April 11, 1980, covering the "North Katy" Contract Area by and between Exxon Corporation, as Operator, and Amerada Hess Corporation, et al, as Non-Operators.

2. Letter Agreement dated February 24, 1981 and accepted March 5, 1981 by and between Exxon Company, USA and Atlantic Richfield Company.

3. Unit Designation dated 1/9/81 recorded in Volume 323, Page 220, Deed Records of Waller County, Texas. (Counterparts of a Ratification of Unit Designation are recorded in Volume 323, Page 227 through 332, Deed Records of Waller County, Texas).

4.   The obligations set out in the above described leases.

5. Conveyance of Overriding Royalty to Cactus Hydrocarbon III Limited Partnership dated December 10, 1993. Recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

6. Production and Delivery Agreement with Cactus Hydrocarbon III Limited Partnership dated December 10, 1993, recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

7. Gas Purchase Contract with Enron Gas Marketing, Inc. termed July, 1994 to December 31, 1994.



                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
SOUTH KATY GAS FIELD UNIT I
OPERATOR:  EXXON CORPORATION
FOC GWI: 0.00503802 (FROM ELAND)
FOC NRI: 0.00431900

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-157-072222-000  Don F. McMillian         Exxon Corp.     4/17/78   V. 808, P203  INSOFAR AND ONLY INSOFAR as lease
                                                                      Ft. Bend      covers 492.48 acres in the Wm. Ames Survey,
                                                                                    A-104, Fort Bend County, Texas, being all that
                                                                                    portion of said lease held by production from
                                                                                    the Don F. McMillian B #1 Well.



INSOFAR AND ONLY INSOFAR AS the above listed leases cover unitized formations and zones in the following Units:
   1.  South Katy Gas Unit I


1. Gas Purchase Contract with Enron Gas Marketing, Inc. termed July 1, 1994 to December 31, 1994.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
SOUTH KATY GAS FIELD UNIT I
OPERATOR: EXXON CORPORATION
FOC GWI: 0.19249800 (FROM ARCO)
FOC NRI: 0.15876700

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-157-072178-000  Don F. McMillian         Exxon Corp.     04/17/78  Bk 808 P 197  Being 310.36 acres of land,more or less,out of
                                                                      Ft Bend       the Thomas Carraway Survey, Abstract 156, and
                                                                                    the Day Land and Cattle Survey, and being the
                                                                                    same land described in that certain deed from
                                                                                    Est. of L.D. Brown,deceased to D. F. McMillian,
                                                                                    dated March 10, 1972, and recorded in Vol. 562,
                                                                                    Page108 of the Deed Records of Fort Bend County,
                                                                                    Texas.  This lease also covers and includes all
                                                                                    roadways and canals owned or claimed by Lessor
                                                                                    contingous to said 310.36 acres, whether or not
                                                                                    in said surveys.

42-157-072222-000  Don F. McMillian         Exxon Corp.     04/17/78  Bk 808 P 203  662.48 acres of land, more or less, being all
                   et al                                              Ft Bend       of the William Ames Survey, A-104, Fort Bend
                                                                                    County, Texas, being the same land described in
                                                                                    deed from Perry V.Cook to Mrs. Eva S.McMillian,
                                                                                    dated June 17, 1932, and recorded in Vol. 138,
                                                                                    Page 376 of the Deed Records of Fort Bend
                                                                                    County,TX,SAVE & EXCEPT the North 170 acres of
                                                                                    said 662.48 acre tract herein above described,
                                                                                    said excepted 170 acres being the same tract
                                                                                    under which the minerals were reserved by Eva
                                                                                    S. McMillian and husband, Earl T. McMillian in
                                                                                    deed dated June 1, 1951, recorded in Vol. 283,
                                                                                    Page 212 of the Deed Records of Fort Bend
                                                                                    County, TX, and which excepted tract is more
                                                                                    particularly described as being 170 acres to be
                                                                                    separated from the remainder of said 662.48acre



                                                                                    tract by a line extended from the West line of
                                                                                    said 662.48 acre tract to the East line by a
                                                                                    line extended from the West line of said 662.48
                                                                                    acre tract to the East line thereof parallel to
                                                                                    the North line thereof & of sufficient distance
                                                                                    South from said North line to separate exactly
                                                                                    170acres of land from the remainder said 662.48
                                                                                    acre tract of land, leaving a remaining 492.48
                                                                                    acres of land, more or less.

42-157-077319-00A  Gerald Bartlett,         Fred Prickett   03/08/79  Bk 838 P 294  All our undivided interest in and to 20acres of
                   et ux                                              Ft Bend       land, more or less, out of the Jessee Burdette
                                                                                    Survey, A-385 and the C.W. Schrimph Survey,
                                                                                    A-412, and being the same land awarded to C.F.
                                                                                    Hoyt,et ux,Irene K. Hoyt by Partition Deed from
                                                                                    estate of C.D. Hoyt, et al as shown in Vol. 74,
                                                                                    Page 635, et seq., Deed Records of Ft. Bend
                                                                                    County, TX, to which deed and its record ref-
                                                                                    erence is hereby made for all purposes.SAVE AND
                                                                                    EXCEPT,that portion of the above described land
                                                                                    that is held by production and part of Katy Gas
                                                                                    Unit II.

42-157-077321-00A  Helen Hoyt               Fred Prickett   10/06/80  Bk 943 P 791  All of my undivided interest in and to 20 acres
                                                                      Ft Bend       of land,more or less,out of the Jessee Burdette
                                                                                    Survey,A-385 & the C.W. Schrimph Survey,A-412,
                                                                                    & being the same land awarded to C.F. Hoyt, et
                                                                                    ux, Irene K. Hoyt by Partition Deed from Estate
                                                                                    of C.D.Hoyt,et al as shown in Vol. 74,Page 635,
                                                                                    et seq., Deed Records of Ft. Bend County, Texas
                                                                                    to which deed & its record reference is hereby
                                                                                    made for all purposes. SAVE & EXCEPT that por-
                                                                                    tion of the above described land that is held
                                                                                    by production and part of Katy Gas Unit II.

42-157-077321-00B  Loris A. Hoyt            Fred Prickett   10/06/80  Bk 943 P 789  All of my undivided interest in and to 20 acres
                                                                      Ft Bend       of land,more or less,out of the Jessee Burdette
                                                                                    Survey,A-385 and the C.W.Schrimph Survey,A-412,
                                                                                    and being the same land awarded to C.F. Hoyt,et
                                                                                    ux, Irene K. Hoyt by Partition Deed from Estate
                                                                                    of C.D. Hoyt,et al as shown in Vol.74 Page 635,
                                                                                    et seq., Deed Records of Ft. Bend County, Texas
                                                                                    to which deed & its record reference is hereby
                                                                                    made for all purposes. SAVE & EXCEPT that por-
                                                                                    tion of the above described land that is held
                                                                                    by production and part of Katy Gas Unit II.

42-157-077321-00C  Kathryn Hoyt Pierce      Fred Prickett   03/08/79  Bk 838 P 291  All of my undivided interest in and to 20 acres
                                                                      Ft Bend       of land,more or less,out of the Jessee Burdette
                                                                                    Survey,A-385 & the C.W. Schrimph Survey,A-412,
                                                                                    & being the same land awarded to C.F. Hoyt, et
                                                                                    ux, Irene K. Hoyt by Partition Deed from Estate
                                                                                    of C.D. Hoyt,et al as shown in Vol.74,Page 635,
                                                                                    et seq., Deed Records of Ft. Bend County, Texas
                                                                                    to which deed & its record reference is hereby
                                                                                    made for all purposes. SAVE & EXCEPT that por-
                                                                                    tion of the above described land that is held
                                                                                    by production and part of Katy Gas Unit II.

42-157-077321-00D  Otto Karnaky             Fred Prickett   03/02/79  Bk 838 P 288  20 acres of land,more or less,and being the 60



                                                                      Ft Bend       acres, more or less, out of the Jessee Burdette
                                                                                    Survey,A-383 and the C.W. Schrimph Survey,A-412
                                                                                    and being the same land described in the deed
                                                                                    dated Jan. 27, 1938 from S.J. Hindman, et ux to
                                                                                    Otto Karnaky, recorded in Vol. 172, Page 528-9
                                                                                    of the Deed Records of Fort Bend County, Texas,
                                                                                    to which deed & its record reference is hereby
                                                                                    made for all purposes. SAVE & EXCEPT 40 acres,
                                                                                    more or less, out of the above described land
                                                                                    which is held by production & is a part of the
                                                                                    Katy Gas Unit II.

A portion of the subject unit, containing 10 acres, more or less (and being more particularly described as Tract No. 2 in Exhibit "B" of that certain Unit
Designation dated 1/4/82 and recorded in Volume 1019, Page 582, Deed Records of
Fort Bend County, Texas), is located within the current boundaries of the Katy
Gas Field Unit II. Reference is herein made to said Katy Gas Field Unit II and any amendments, enlargements, etc., for a more complete description of the area included therein, the lands, minerals, royalty interests pooled and combined thereby, as well as for all other purposes.


INSOFAR AND ONLY INSOFAR as the above described leasehold is located within the current boundaries of the South Katy Gas Field Unit I containing 352.0 acres of land, and described more fully in that certain Unit Designation dated 1/4/82 recorded in Volume 1019, Page 582, Deed Records of Fort Bend County, Texas,
INSOFAR AND ONLY INSOFAR as said leasehold pertains to gas rights for the depths of 7,905'-10,261' as seen in the Exxon D. F. McMillian Well No. 1.



1. Joint Operating Agreement (AR-62011) dated 2/12/81 by and between Exxon Corporation, as Operator, and Amerada Hess Corporation, et al, as Non-Operators, as amended by Letter Agreements dated 12/7/81 and 1/4/82.

2. Unit Designation dated 1/4/82 recorded in Volume 1019, Page 582, Deed Records of Fort Bend County, Texas.

3. Joint Operating Agreement dated 5/27/81 by and between Exxon Corporation, as Operator and Atlantic Richfield Company, et al, as Non-Operator, as amended.

4. Second Joint Operating Contract (AR-16575) dated 2/14/44, by and between Humble Oil & Refining Company, et al, as amended and supplemented.

5.   The obligations set out in the above described leases.

6. Conveyance of Overriding Royalty to Cactus Hydrocarbon III Limited Partnership dated December 10, 1993. Recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

7. Production and Delivery Agreement with Cactus Hydrocarbon III Limited Partnership dated December 10, 1993, recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

8. Gas Purchase Contract with Enron Gas Marketing, Inc. termed July 1, 1994 to December 31, 1994.


                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
SOUTH KATY GAS FIELD UNIT II
OPERATOR: MURPHY H. BAXTER
FOC GWI: 0.11555400 (FROM ARCO)
FOC NRI: 0.09737700

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-157-072222-000  Don F. McMillian, et al  Exxon Corp.     04/17/78  Bk 808 P 202  662.48 acres of land,more or less, being all of
                                                                      Ft Bend       the William Ames Survey,A-104,Fort Bend County,
                                                                                    Texas, being the same land described in deed
                                                                                    from Perry V. Cook to Mrs. Eva S. McMillian,
                                                                                    dated June 17, 1932, and recorded in Vol. 138,
                                                                                    Page 376 of the Deed Records of Fort Bend
                                                                                    County,TX, SAVE & EXCEPT the North 170 acres of
                                                                                    said 662.48 acres tract herein above described,
                                                                                    said excepted 170 acres being the same tract
                                                                                    which the minerals were reserved by Eva S.
                                                                                    McMillian and husband,Earl T. McMillian in deed
                                                                                    dated June 1, 1951, recorded in Vol. 283, Page
                                                                                    212 of the Deed Records of Fort Bend County,
                                                                                    Texas, and which excepted tract is more partic-
                                                                                    ularly described as being 170 acres to be sep-
                                                                                    arated from the remainder of said 662.48 acre
                                                                                    tract by a line extended from the West line of
                                                                                    said 662.48 acre tract to the East line thereof
                                                                                    parallel to the North line thereof and of suf-
                                                                                    ficient distance South from said North line to
                                                                                    separate exactly 170 acres of land from the re-
                                                                                    mainder said 662.48 acre tract of land, leaving
                                                                                    a remaining 492.48 acres of land, more or less.


A portion of the subject unit containing 84.93 acres, more or less (and being more particularly described as Tract No. 7 in Exhibit B of that certain Unit
Designation dated 7/13/82 and recorded in Volume ____, Page ____, Deed Records of Fort Bend County, Texas), is contained within the current boundaries of the Katy Gas Field Unit II. Reference is herein made to said Katy Gas Field Unit II and any amendments, enlargements, etc., for a more complete description of the area included therein, the lands, leases, minerals, royalty interests pooled and combined thereby, as well as for all other purposes.


INSOFAR AND ONLY INSOFAR as the above described leasehold is located within the current boundaries of the South Katy Gas Field Unit II containing 350.0 acres of land, and described more fully in that certain Unit Designation dated



7/13/82 recorded in Volume ____, Page ____, Deed Records of Fort Bend County,
Texas, INSOFAR AND ONLY INSOFAR as said leasehold pertains to gas rights for the depths of 7,905'-10,500' as seen in the Exxon D. F. McMillian Well No. 1.



1.   Joint Operating Agreement (AR-62155) dated 6/14/82 by and between Murphy
     H. Baxter, as Operator, and Exxon Corporation, et al, as Non-Operators.

2. Unit Designation dated 7/13/82 recorded in Volume ____, Page ____, Deed Records of Fort Bend County, Texas.

3. Second Joint Operating Contract (AR-16575) dated 2/14/44, by and between Humble Oil & Refining Company, et al, as amended and supplemented.

4.   The obligations set out in the above described lease.

5. Conveyance of Overriding Royalty to Cactus Hydrocarbon III Limited Partnership dated December 10, 1993. Recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

6. Production and Delivery Agreement with Cactus Hydrocarbon III Limited Partnership dated December 10, 1993, recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

7. Gas Purchase Contract with Enron Gas Marketing, Inc. termed July 1, 1994 to December 31, 1994.




                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER,FT. BEND & HARRIS
KATY FIELD PROSPECT
DON F. McMILLIAN "B"
OPERATOR:  EXXON CORPORATION
FOC GWI: 0.00503802 (FROM ELAND)
FOC NRI: 0.00414600

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-157-072222-000  Don F. McMillian         Exxon Corp.     4/17/78   V. 808, P203  INSOFAR AND ONLY INSOFAR as lease
                                                                      Fort Bend     covers 492.48 acres in the Wm. Ames Survey,
                                                                                    A-104, Fort Bend County, Texas, being all that
                                                                                    portion of said lease held by production from
                                                                                    the Don F. McMillian B #1 Well.



INSOFAR AND ONLY INSOFAR AS the above listed leases cover unitized formation and zones in the following Unit:
   1.  Don F. McMillan "B"



1. Gas Purchase Contract with Enron Gas Marketing, Inc. termed July 1, 1994 to December 31, 1994.



                                    EXHIBIT A

STATE OF TEXAS
COUNTIES OF WALLER, FT. BEND & HARRIS
KATY FIELD PROSPECT
DON F. McMILLIAN "B"
OPERATOR: EXXON CORPORATION
FOC GWI: 0.19249800 (FROM ARCO)
FOC NRI: 0.15840964

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                   Recording
Lease No.          Lessor                   Lessee          Date      Data          Description of Properties
_________          ______                   ______          ____      __________    ____________________________________
42-157-072222-000  Don F. McMillian, et al  Exxon Corp.     04/17/78  Bk 808 P 202  662.48 acres of land,more or less,being all of
                                                                      Ft Bend       the William Ames Survey,A-104,Fort Bend County,
                                                                                    TX, being the same land described in deed from
                                                                                    Perry V. Cook to Mrs. Eva S. McMillian, dated
                                                                                    June 17, 1932, and recorded in Vol. 138, Page
                                                                                    376 of the Deed Records of Fort Bend County,
                                                                                    Texas, SAVE AND EXCEPT the North 170 acres of
                                                                                    said 662.48 acre tract herein above described,
                                                                                    said excepted 170 acres being the same tract
                                                                                    under which the minerals were reserved by Eva
                                                                                    S. McMillian and husband, Earl T. McMillian in
                                                                                    deed dated June 1, 1951, recorded in Vol. 283,
                                                                                    Page 212 of the Deed Records of Fort Bend
                                                                                    County, Texas, and which excepted tract is
                                                                                    more particularly described as being 170 acres
                                                                                    to be separated from the remainder of said
                                                                                    662.48 acre tract by a line extended from the
                                                                                    West line of said 662.48 acre tract to the East
                                                                                    line thereof parallel to the North line thereof
                                                                                    & of sufficient distance South from said North
                                                                                    line to separate exactly 170 acres of land from
                                                                                    the remainder said 662.48 acre tract of land,
                                                                                    leaving a remaining 492.48 acres of land, more
                                                                                    or less.



INSOFAR AND ONLY INSOFAR as the above described leasehold contains 352.54 acres of land being described as all of said leasehold that is located outside current boundaries of the South Katy Gas Field Unit I and the South Katy Gas Field Unit
II. The South Katy Gas Field Unit I contains 352.0 acres (14.77 acres of the subject leasehold) and is described more fully in that certain Unit Designation dated 1/4/82 recorded in Volume 1019, Page 582, Deed Records of Fort Bend
County, Texas. The South Katy Gas Field Unit II contains 350.0 acres (125.17 acres of the subject leasehold) and is described more fully in that certain Unit
Designation dated 7/13/82, recorded in Volume ____, Page ____, Deed Records of
Fort Bend County, Texas.



1. Operating Agreement dated 5/27/81 by and between Exxon Corporation, as Operator and Atlantic Richfield Company, et al, as Non-Operators, as amended.

2.   The obligations set out in the above described lease.

3. Conveyance of Overriding Royalty to Cactus Hydrocarbon III Limited Partnership dated December 10, 1993. Recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

4. Production and Delivery Agreement with Cactus Hydrocarbon III Limited Partnership dated December 10, 1993, recorded in Volume ____, Page ____ Deed Records, Waller County, Texas.

5. Gas Purchase Contract with Enron Gas Marketing, Inc. termed July 1, 1994 to Deecember 31, 1994.



                                    EXHIBIT A

                                   Surface Fee

                    Katy Field Compression Satellite Stations

1. 10.0 acres described in that certain Warranty Deed dated April 24, 1967 by and between J. Raymond Dollins, Jr., et ux, as Grantors, and Humble Oil & Refining Company, as Grantee, recorded in Volume 200, Page 360 of the Deed Records of Waller County, Texas. Subject to the following: Deed dated 6/15/70 by and between Humble Oil & Refining Company, as Grantor, and Amerada Hess Corporation, et al, as Grantees, recorded in Volume 221, Page 262, Deed Records of Waller County, Texas.

2. 10.0 acres described in that certain Warranty Deed dated January 24, 1967 by and between Cecil Beckendorff, as Grantor, and Humble Oil & Refining Company, as Grantee, recorded in Volume 198, Page 370 of the Deed Records of Waller County, Texas. Subject to the following: Deed dated 6/15/70 by and between Humble Oil & Refining Company, as Grantor, and Amerada Hess Corporation, et al, as Grantees, recorded in Volume 221, Page 257, Deed Records of Waller County, Texas.

3. 10.0 acres described in that certain Deed dated March 16, 1967 and between John H. Woods, et al, as Grantors, and Humble Oil & Refining Company, as Grantee, recorded in Volume 200, Page 119 of the Deed Records of Waller County, Texas. Subject to the following: Deed dated 6/15/70 by and between Humble Oil & Refining Company, as Grantor, and Amerada Hess Corporation, et al, as Grantees, recorded in Volume 221, Page 251, Deed Records of Waller County, Texas.

4. 10.67 acres described in that certain Warranty Deed dated May 20, 1967 by and between Judith Givens, et al, as Grantors, and Humble Oil & Refining Company, as Grantee, recorded in Volume 201, Page 276 of the Deed Records of Waller County, Texas. Subject to the following: Deed dated 6/15/70 by and between Humble Oil & Refining Company, as Grantor, and Amerada Hess Corporation, et al, as Grantees, recorded in Volume 221, Page 245, Deed Records of Waller County, Texas.

5. 10.0 acres described in that certain Warranty Deed dated February 10, 1967 by and between Eba Hebert, et ux, as Grantor, and Humble Oil & Refining Company, as Grantee, recorded in Volume 198, Page 624 of the Deed Records of Waller County, Texas. Subject to the following: Deed dated 6/15/70 by and between Humble Oil & Refining Company, as Grantor, and Amerada Hess Corporation, et al, as Grantees, recorded in Volume 221, Page 238, Deed Records of Waller County, Texas.
     --------------------------------------------------------------------------

                                EXHIBIT A

STATE OF TEXAS
COUNTY OF CHAMBERS
BARBERS HILL PROSPECT
BARBER, A. E./A/TG FIELD
OPERATOR: ARCO OIL AND GAS COMPANY
FOC GWI: 1.00000000 (FROM ARCO)
FOC NRI: 0.83333333

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:



FOC                                                                    Recording
Lease No.          Lessor                    Lessee          Date      Data          Description of Properties
_________          ______                    ______          ____      __________    ____________________________________
42-071-005506-001  Arthur E. Barber, et ux   F. N. Bullock   03/18/21  Bk 14 P 465   Seventy three (73) acres of land in the
                                                                                     Henry Griffith League described as follows:
                                                                                     Beginning at the Southeast corner of Survey
                                                                                     made for Celina Thompson in said league;
                                                                                     THENCE South 30 degrees 20' East 1310 feet
                                                                                     to stake on North line of tract owned by
                                                                                     Winfree; THENCE South 59 degrees 20' West
                                                                                     with said Winfree North line 2413 feet to
                                                                                     a stake in West line of Henry Griffith
                                                                                     league; THENCE North 31 degrees West 1214
                                                                                     fee to Southwest corner of Celina Thompson
                                                                                     tract; THENCE North 59 degrees 30' East with
                                                                                     said Thompson South line 2427 feet to place
                                                                                     of beginning.



1.   The obligations set out in the above described lease.

2.   Oil contract with ARCO.  Termed July 1, 1994 to December 31, 1994.
     NYMEX based.


              ---------------------------------------------------

                                    EXHIBIT A

STATE OF TEXAS
COUNTY OF CHAMBERS
BARBERS HILL PROSPECT
FITZGERALD, L.E. UNIT TG
OPERATOR: ARCO OIL AND GAS COMPANY
FOC GWI: 1.00000000 (FROM ARCO)
FOC NRI: 0.86733100

All of Mortgagor's interest in and to the following listed Oil, Gas and

Mineral Leases, viz:


FOC                                                                    Recording
Lease No.          Lessor                    Lessee          Date      Data        Description of Properties
_________          ______                    ______          ____      __________  ____________________________________
42-071-005500-001  Mrs. Alma A.              Vacuum Oil      10/29/26  Bk 23 P 83  Lots 4 & 5, each containing 4.75 acres of
                   Eberspacher, et vir,      Company                               land out of the F.M. Fitzgerald Subdivision
                   et al                                                           of the Henry Griffith League, in Chambers
                                                                                   County, Texas, according to the map or plat
                                                                                   of said Subdivision, of record and on file
                                                                                   in the office of the County Clerk of Chambers
                                                                                   County, Texas, to which map and plat or the
                                                                                   record thereof reference is made for more
                                                                                   particular description of, said land; the
                                                                                   tract herein conveyed containing 9.50 acres
                                                                                   of land.

42-071-005501-001  Sarah E. Morgan, et vir,  Humphreys       10/28/29  Bk 29 P 395 Tract 1: Being a tract of land out of the F.M.
                   et al                     Corporation     10/25/30  Bk 32 P 35  Fitzgerald lands in the Henry Griffith League in Chambers County, Texas, known and designated
                                                                                   as Lot 2 out of the home tract, and described
                                                                                   as follows:  BEGINNING at the Southwest corner
                                                                                   of the home tract No. 1; THENCE North 40' East
                                                                                   along the line between tracts Nos. 1 and 2, 526
                                                                                   varas to the South line of prairie Lot No. 1;
                                                                                   THENCE West 51 varas; THENCE South 40' West
                                                                                   along the line of tracts 2 and 3, 536.8 varas;
                                                                                   THENCE North 89 degrees 5 feet East, 51 varas,
                                                                                   to the place of beginning,containing 4.75 acres
                                                                                   of land, and being the same tract of land
                                                                                   awarded to Sarah E. Morgan in the partition of
                                                                                   the Fitzgerald lands dated March 20, 1918 and
                                                                                   described in said partition as Lot 2-A.

                                                                                   Tract 2:  A tract of land out of the F.M.
                                                                                   Fitzgerald lands of the Henry Griffith League
                                                                                   in Chambers County, Texas, known and designated
                                                                                   as follows, to-wit:  BEGINNING at the Southwest
                                                                                   corner of home tract No.2;THENCE North 40' East
                                                                                   along the line between tracts Nos. 2 and 3,
                                                                                   526.8 varas to the South line of Prairie tract
                                                                                   No. 1; THENCE West 51 varas; THENCE South 40'
                                                                                   West along the line between tracts Nos. 3 and
                                                                                   4, 527.6 varas; THENCE North 89 degress 5 feet
                                                                                   East, 51 varas, to the place of beginning,
                                                                                   containing 4.75 acres of land and being the
                                                                                   identical tract of land awarded to A.M.
                                                                                   Fitzgerald in the aforesaid partition of the
                                                                                   Fitzgerald land, said tract being described in
                                                                                   said partition as Lot 3-C.


              ---------------------------------------------------

                                    EXHIBIT A

STATE OF TEXAS
COUNTY OF CHAMBERS
BARBERS HILL PROSPECT
FITZGERALD, L.E. UNIT TG


FOC                                                                    Recording
Lease No.          Lessor                    Lessee          Date      Data        Description of Properties
_________          ______                    ______          ____      __________  ____________________________________
42-071-005502-001  Anna Davis, et vir        Humphreys       03/31/30  Bk 30 P 625 Being Lot 6 out of the F.M. Fitzgerald Survey
                                             Corporation                           in the Henry Griffith League, and known and
                                                                                   designated as Home Tract #6 in the subdivision
                                                                                   of said F.M.Fitzgerald lands,and being described
                                                                                   as follows to-wit: BEGINNING at the Southwest
                                                                                   corner of Tract 5; THENCE North 40' East along
                                                                                   the line between tracts 5 and 6, 529.2 varas to
                                                                                   the South line of prairie tract No. 1; THENCE
                                                                                   West 51 varas; THENCE South 40' West along the
                                                                                   line between tract 6 and 7, 546 varas to the
                                                                                   Northerly line of oil tract No. 2; THENCE North
                                                                                   60 degrees 20' East along the Northerly line of
                                                                                   oil tracts Nos. 1 and 2, 35 varas; THENCE South
                                                                                   19 degrees 30' East, 10.2 varas to the South
                                                                                   line of F.M. Fitzgerald land; THENCE South 18
                                                                                   degrees 35' East along the line between tracts
                                                                                   6 and 7, 398 varas to the South line of said
                                                                                   Fitzgerald's land; THENCE North 60 degrees 20'
                                                                                   East, 23.44 varas to the place of beginning,
                                                                                   containing 4.75 acres of land.  There is ex-
                                                                                   cepted from the above described tract a strip of
                                                                                   land across the West end of said lot containing
                                                                                   1/4 of an acre, now under lease to the Superior
                                                                                   Oil Producing Co.

42-071-005503-001  T. C. Fitzgerald,         Humphreys       05/15/30  Bk 31 P 119 Lots 8,9 and 10, designated as Home Tracts out
                   et ux, et al              Corporation               Bk 33 P 168 of the F.M. Fitzgerald Subdivision in Henry
                                                                                   Griffith League, and more fully described in
                                                                                   that certain partition deed dated March 20,1918,
                                                                                   C&C Minutes, Book A, Pages 143, et seq.,Chambers
                                                                                   County Deed Records, and containing 14.25 acres,
                                                                                   more or less.

42-071-005504-001  Mary O. Scott, et vir     Humphreys       06/25/30  Bk 31 P 285 Known as Home Tract No. 1, a part of the Henry
                                             Corporation     08/20/42  Bk 75 P 610 Griffith League, Chambers County, Texas, and
                                                                                   described as follows, to-wit:  BEGINNING at the
                                                                                   West corner of the J.M. Fitzgerald 50 acre tract
                                                                                   at an iron pipe; THENCE North 40' East with the
                                                                                   West line of said J.M. Fitzgerald tract 525.2
                                                                                   varas to the Northerly corner of said Fitzgerald
                                                                                   tract; THENCE West 51 varas; THENCE South 40'
                                                                                   West along the line between home tracts Nos. 1
                                                                                   and 2, 526 varas;THENCE North 89 degrees 5' East,
                                                                                   51 varas to the place of beginning, containing
                                                                                   4.75 acres of land, more or less,SAVE AND EXCEPT
                                                                                   2 acres off of the North end of the above
                                                                                   described tract now under lease to the Superior

                                                                                   Oil Production Company.



              ---------------------------------------------------
                                    EXHIBIT A

STATE OF TEXAS
COUNTY OF CHAMBERS
BARBERS HILL PROSPECT
FITZGERALD, L.E. UNIT TG


FOC                                                                    Recording
Lease No.          Lessor                    Lessee          Date      Data          Description of Properties
_________          ______                    ______          ____      ____________  ____________________________________
42-071-005505-001  F. M. Fitzgerald, et al   S. J. Hindman,  10/30/26  Bk 23 P 40    The tracts of land to which this lease applies
                                             Trustee                                 are situated in Chambers County, Texas,and out
                                                                                     of the F.M. Fitzgerald lands out of the Henry
                                                                                     Griffith League in the said Chambers County,
                                                                                     Texas,according to partition of said land made
                                                                                     in the Cause No. 157, styled T.S. Fitzgerald,
                                                                                     et al vs. F.M.Fitzgerald,et al in the District
                                                                                     Court of Chambers County, Texas, and according
                                                                                     to a plat of said partition recorded in BookA,
                                                                                     Page 154 of the Minutes of the 75th Judicial
                                                                                     District Court of Chambers County, Texas,
                                                                                     to-wit: Lot Nos. 6 and 7,containing each 4.75
                                                                                     acres of land,out of what is designated as the
                                                                                     Home Tracts, making a total of 9-1/2 acres
                                                                                     herein conveyed by this lease.  Said decree of
                                                                                     partition and the plat above referred to are
                                                                                     made a part hereof as fully as though incor-
                                                                                     porated herein for description of said prop-
                                                                                     erty hereinbefore set forth.



1. That certain Pooling Agreement dated February 5, 1936, between Anna A. Davis, et al, recorded in Volume 51, Page 52, Deed Records, Chambers County, Texas.

2. That certain Pooling Agreement dated February 22, 1941, between K. M. Fitzgerald, et al, Lessors and Texas Gulf Producing Company, Lessee, recorded in Volume 70, Page 528, Deed Records, Chambers County, Texas.

3.   The obligations set out in the above described leases.

4.   Oil contract with ARCO.  Termed July 1, 1994 to December 31, 1994.
     NYMEX based.


              ---------------------------------------------------

                                    EXHIBIT A

STATE OF TEXAS
COUNTY OF CHAMBERS
BARBERS HILL PROSPECT
KIRBY/A/TG
OPERATOR: ARCO OIL AND GAS COMPANY
FOC GWI: 1.00000000 (FROM ARCO)
FOC NRI: 0.83333333

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                    Recording
Lease No.          Lessor                    Lessee          Date      Data        Description of Properties
_________          ______                    ______          ____      __________  ____________________________________
42-071-005512-001  Kirby Petroleum           Mills Bennett   01/19/26  Bk 21 P 271 73 acres of land out of the Henry Griffith
                   Company                                                         League, being the Second Tract described in
                                                                                   deed from Celina Thompson and husband to Old
                                                                                   River Rice Irrigation Co., 12/12/22, recorded
                                                                                   Vol. 3,Page 249,Deed Records Chambers County,
                                                                                   Texas, here referred to and described by metes
                                                                                   and bounds as follows:BEGINNING at the Northwest
                                                                                   corner of the said Griffith League; THENCE North
                                                                                   59 degrees 30' East, 2420' to a stake; THENCE
                                                                                   South 31 degrees 20' East 1306' to a stake at
                                                                                   the Northeast corner of a 68.6 acre tract owned
                                                                                   by A.E. Barber;THENCE South 59 degrees 20' West
                                                                                   with the said Barber's North line 2427.5' to the
                                                                                   Northwest corner; THENCE North 31 degrees West
                                                                                   1211' to the place of beginning.



1.   The obligations set out in the above described lease.

2.   Oil contract with ARCO.  Termed July 1, 1994 to December 31, 1994.
     NYMEX based.



              ---------------------------------------------------

                                    EXHIBIT A

STATE OF TEXAS
COUNTY OF CHAMBERS
BARBERS HILL PROSPECT
KIRBY/B/TG
OPERATOR: ARCO OIL AND GAS COMPANY
FOC GWI: 1.00000000 (FROM ARCO)
FOC NRI: 0.83333333

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                    Recording
Lease No.          Lessor                    Lessee          Date      Data        Description of Properties
_________          ______                    ______          ____      __________  ____________________________________
42-071-005513-002  Kirby Petroleum           Mills Bennett   04/10/26  Bk 21 P 399 Tract 1:  A portion of that certain 382.2
                   Company, et al            Production      08/28/26  Bk 22 P 560 acres in the Henry Griffith League
                                             Company                   described as the 35th tract in Deed of conveyance from
                                                                       Old River Co. to the Kirby Petroleum Co. dated Dec. 6,
                                                                       1923, recorded in Vol. 17, Page 581, Chambers County Deed
                                                                       Records;

                                                                       Tract 2:  Approximately 21.5 acres of land out of the South part of said Henry Griffith League and being a part of the
                                                                       150 acres described as the 36th tract in the above mentioned conveyance from Old River Co. to Kirby Petroleum Co. and
                                                                       being all of the said 150 acre tract lying West of that
                                                                       certain 50 acre tract mentioned in said 36th tract as the
                                                                       Chas. E. Lawrence land, being the same 50 acres described in deed from D.J. Lawrence to C.E. Lawrence, dated Jan. 27,
                                                                       1898, recorded in Vol. J, Page 160, Chambers County Deed
                                                                       Records,said 150 acres of land being the same land described in a deed from D. J. Lawrence and A. M. Lawrence to A. J.
                                                                       Sheffield, Trustee,recorded in the Deed Records of Chambers
                                                                       County, Texas,in Vol. 6,Page 345 et seq., to which reference is here made for a more particular description; said 150
                                                                       acres of land being the S 1/2 of the 350 acre tract conveyed by B.F. Wilburn and H. Wilburn to D.J. Lawrence on May 4,
                                                                       1871,by deed recorded in Vol.B,Page 333 of the Deed Records of Chambers County, Texas.



1.   The obligations set out in the above described lease.

2.   Oil contract with ARCO.  Termed July 1, 1994 to December 31, 1994.
     NYMEX based.



              ---------------------------------------------------

                                    EXHIBIT A

STATE OF TEXAS
COUNTY OF CHAMBERS
BARBERS HILL PROSPECT
KIRBY/C/TG
OPERATOR: ARCO OIL AND GAS COMPANY
FOC GWI: 1.00000000 (FROM ARCO)
FOC NRI: 0.83333333

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                    Recording
Lease No.          Lessor                    Lessee          Date      Data          Description of Properties
_________          ______                    ______          ____      __________    ____________________________________
42-071-005514-001  John Shearer              C.A. Kelly      10/25/26  Bk 22 P 508   An undivided 5acres out of that certain 30
                                                                                     acres excepted out of 382.2acres in the Henry
                                                                                     Griffith League, described as the 35th tract in
                                                                                     Deed of Conveyance from Old River Co. to Kirby
                                                                                     Petroleum Co. dated Dec. 16, 1923, recorded in
                                                                                     Vol. 17, Page 381,Chambers County Deed
                                                                                     Records,and being the 30 acres excepted out of
                                                                                     the First Tract described in lease from Kirby
                                                                                     Petroleum Co., et al, to Mills Bennett
                                                                                     Production Co., the said 30 acres hereby
                                                                                     granted, leased and let being particularly
                                                                                     described as follows to-wit: Said 30 acres
                                                                                     being at the most Southerly corner of said
                                                                                     382.2 acre tract being the Southeast corner of
                                                                                     the Y.A. Lawrence tract in the North line of
                                                                                     the R.B. Lawrence tract; THENCE Northeasterly
                                                                                     with the South line of said 382.2 acre tract to
                                                                                     a point therein at the Northeast corner of the
                                                                                     said C.E. Lawrence 50 acre tract described in
                                                                                     deed from D.J.Lawrence to C.E.Lawrence dated
                                                                                     Jan. 28, 1898, recorded in Vol. J,Page 160,
                                                                                     Chambers County Deed Records; THENCE North 24
                                                                                     degrees 30 min. West 450 feet to a point for
                                                                                     corner; THENCE in a Southwesterly direction in
                                                                                     a course parallel with the South line of said
                                                                                     382.2 acre tract and at all points 450 foot
                                                                                     distant therefrom to a point in the West line
                                                                                     of said 382.2 acre tract 450 feet North 24
                                                                                     degrees 30 min. West from the beginning point;
                                                                                     THENCE South 24 degrees 30 min. East 450 feet
                                                                                     to the place of beginning.

42-071-005514-002  Kirby Petroleum           Gulf Production 11/04/26  Bk 23 P 135   Undivided 5/6 interest in a certain 15acre
                                                                                     tract Company, et al Company of land, being
                                                                                     part of the 30 acre tract of land described in
                                                                                     the above mentioned oil, gas and mineral lease,
                                                                                     which said 15 acres is more particularly
                                                                                     described in said lease from Kirby Petroleum
                                                                                     Co.,et al,to Gulf Production Co.,which said
                                                                                     lease is recorded in Vol. 23, Pages 135, et
                                                                                     seq., of the Deed Records of Chambers County,
                                                                                     Texas.



1.   The obligations set out in the above described lease.

2.   Oil Contract with ARCO.  Termed July 1, 1994 to December 31, 1994.
     NYMEX based.

              ---------------------------------------------------

                                    EXHIBIT A

STATE OF TEXAS
COUNTY OF CHAMBERS
BARBERS HILL PROSPECT
WINFREE, O.K. TG
OPERATOR: ARCO OIL AND GAS COMPANY
FOC GWI: 1.00000000 (FROM ARCO)
FOC NRI: 0.83333333

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                    Recording
Lease No.          Lessor                    Lessee          Date      Data        Description of Properties
_________          ______                    ______          ____      __________  ____________________________________
42-071-005520-001  O.K. Winfree, et ux       Humphreys       02/21/29  Bk 27 P 586 Being a part of the William D. Smith 1/4 League
                                             Corporation                           on Cedar Bayou and described by metes and bounds
                                                                                   as follows:  BEGINNING at the Northeast corner
                                                                                   of a tract of land owned by John Smith on Cedar
                                                                                   Bayou and Crosby public road; THENCE South 30
                                                                                   degrees East 1715 varas to corner on North line
                                                                                   of William Bloodgood League; THENCE North 9-1/2
                                                                                   degrees West 864varas to intersect the West line
                                                                                   of the Griffith League; THENCE North 30 degrees
                                                                                   West on said line 802 varas to corner; THENCE
                                                                                   South 80-1/2 degrees West 328 varas to beginning
                                                                                   corner, embracing 73 acres of land; SAVING AND
                                                                                   EXCEPTING from said 73 acres 10 acres of land
                                                                                   heretofore conveyed to E.H.Winfree, as evidenced
                                                                                   by deed of record in the Deed Records of Cham-
                                                                                   bers County, TX. There is also excepted from the
                                                                                   73 acre tract of land above described that
                                                                                   certain 20 acres of land off of the South end of
                                                                                   said 73 acre tract, described as second tract in
                                                                                   that certain lease from the lessors herein to
                                                                                   Sun Oil Co. dated June 6, 1925, recorded in Vol.
                                                                                   19, Page 554 of the Deed Records of Chambers
                                                                                   County, Texas. The land covered by this lease to
                                                                                   said Humphreys Corporation is all of said 73 acre
                                                                                   tract of land owned by Lessor, save & except the
                                                                                   two tracts of 10 acres & 20 acres,respectively,
                                                                                   referred to above.



1.   The obligations set out in the above described lease.

2.   Oil contract with ARCO.  Termed July 1, 1994 to December 31, 1994.
     NYMEX based.

              ---------------------------------------------------

                                    EXHIBIT A

OFFSHORE TEXAS
BRAZOS 507
OPERATOR: W & T OFFSHORE
FOC ORRI = 12.5% BPO
FOC ORRI = 12.5% APO

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                    Recording
Lease No.          Lessor               Lessee               Date      Data        Description of Properties
_________          ______               ______               ____      __________  ____________________________________
TO-192215-000001   USA OCS-G 13301      Transco Exploration  10/1/91   Serial No.  All of Block 507, Brazos Area, as shown on OCS
                                        & Prod. Co.                    OCS-G 13301 Leasing Map,Texas Map No. 5 containing 5,760
                                                                                   acres, more or less, INSOFAR AND ONLY INSOFAR
                                                                                   as said lease lies within the confines of the
                                                                                   following described aliquots:  W/2 of SW/4 of
                                                                                   NE/4; NE/4 of NE/4 of SW/4; N/4 of NW/4 of SE/4;
                                                                                   E/2 of SE/4 of NE/4 of Block 507.Limited to 100'
                                                                                   above the stratigraphic equivalent of the top of
                                                                                   the L. Big Hum Sand at 7292' MD as seen in
                                                                                   OCS-G-13301 #1 down to 100' below the base of
                                                                                   the stratigraphic equivalent of the L. Big Hum
                                                                                   Sand at 7334' MD as seen in the OCS-G-13301 #1.



1. Subject to Participation Agreement PA00321-P dated 1/1/93 by and between Forest Oil Corporation and W&T Offshore wherein Forest Oil Corporation agreed to convey 100% of its Operating Rights from surface to 100' below total depth drilled to W&T Offshore.

2.   Designation of Operator dated 6/17/93 designates W&T Offshore as Operator.

3. Assignment effective 10/6/93 conveying 100% of Forest Oil Corporation Operating Rights from the surface to 100' below the stratigraphic equivalent of 7,500' as found in the W&T OCS-G 13301 No. 1 Well.

4. Gas Purchase Contract with Enron Gas Marketing, Inc. termed April 1, 1994 through October 1, 1994.


              ---------------------------------------------------

                                    EXHIBIT A

STATE OF LOUISIANA
PARISH OF ST. BERNARD

CHANDELEUR SOUND BLOCK 32
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .3000000 (FROM DAVIS)
FOC NRI: .2300000
FOC GWI: .7000000 (FROM ARCO)
FOC NRI: .5600000

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                    Recording
Lease No.          Lessor               Lessee               Date      Data          Description of Properties
_________          ______               ______               ____      __________    ____________________________________
17-000-36192-000   State of Louisiana   Atlantic Richfield   06/12/91  COB 504, 543  Entire Tract No. 25925 being described as
                   (SL 14055)           Company                        MLB 85, 98    follows: Tract 25925 - Portion of Block 32,
                                                                                     Chandeleur Sound Area, St. Bernard Parish,
                                                                                     Louisiana, and more particularly described as
                                                                                     follows:  BEGINNING at the Northwest corner of
                                                                                     Block 32, Chandeleur Sound Area, having
                                                                                     Coordinates of X = 2,753,350.00 and Y =
                                                                                     440,330.00; THENCE East 14,750.00 feet;THENCE
                                                                                     South 7,375.00 feet; THENCE West 14,750.00
                                                                                     feet; THENCE North 7,375.00 feet to the point
                                                                                     of beginning,containing approximately 2,497.27
                                                                                     acres, as shown outlined in red on a plat on
                                                                                     file in the Off. of the Secretary, Department
                                                                                     of Natural Resources.

17-000-36193-000   State of Louisiana   Atlantic Richfield   06/12/91  COB 504, 558  Entire Tract No. 25928, said Tract No. 25928
                   (SL 14056)           Company                        MLB 85, 99    being described as follows:  Tract 25928 -
                                                                                     Portion of Block 32, Chandeleur Sound Area,
                                                                                     St. Bernard Parish, Louisiana, and more par-
                                                                                     ticularly described as follows: BEGINNING at
                                                                                     the Southwest corner of Block 32, Chandeleur
                                                                                     Sound Area, having Coordinates of X =
                                                                                     2,753,350.00 and Y = 425,580.00; THENCE North
                                                                                     7,375.00 feet; THENCE East 14,750.00 feet;
                                                                                     THENCE South 7,375.00 feet; THENCE West
                                                                                     14,750.00 feet to the point of beginning, con-
                                                                                     taining approximately 2,497.27 acres, as shown
                                                                                     outlined in red on a plat on file in the Off.
                                                                                     of the Secretary, Department of Natural
                                                                                     Resources.


1. That certain Well Participation Agreement (AR-102210) by and between Atlantic Richfield Company and Davis Petroleum Corp., dated November 3, 1992, covering the entirety of Block 32, Chandeleur Sound Area, St. Bernard Parish, Louisiana, with a form of Operating Agreement (AR-102211) attached as Exhibit "II" thereto.

2.   The obligations set out in the above described leases.

3. That portion of Forest Oil Corporation interest which was acquired from ARCO is subject to the following:

       a. Conveyance of Overriding Royalty to Cactus Hydrocarbon III Limited Partnership dated December 10, 1993. Recorded in Volume ____, Page ____, ________ Parish, Louisiana

       b. Production and Delivery Agreement with Cactus Hydrocarbon III Limited Partnership dated December 10, 1993, recorded in Volume ____, Page ____, ________ Parish, Louisiana.

       c. A portion of the interest acquired from ARCO will be termed from July 1, 1994 through May 31, 1996. 2,500 MMBTU/D for 1994. 1,500
       MMBTU/D for 1995. 1,000 MMBTU/D for 1996. NYMEX based pricing. Purchaser is Chevron.



              ---------------------------------------------------

                                    EXHIBIT A

OFFSHORE LOUISIANA
VERMILION 101
OPERATOR: FOREST OIL CORPORATION
FOC GWI: 0.2361000 (FROM ZILKHA)
FOC NRI: 0.1967000
FOC GWI: 763900 (From TEPCO)
FOC NIR: 6365833

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                               Recording
Lease No.          Lessor            Lessee               Date    Data          Description of Properties
_________          ______            ______               ____    __________    ____________________________________
LO-192211-000001   USA OCS-G 10658   TXP Operating Co.,   7/1/89  Serial No.    All of Block 101, Vermilion Area, as shown on OCS
                                     et al                        OCS-G 10658   Leasing Map, Louisiana Map No. 3 containing 4531.63
                                                                                acres, more or less, INSOFAR AND ONLY INSOFAR as
                                                                                said lease lies within the confines of the follow-
                                                                                ing described aliquots:SW/4 of SE/4 of NW/4,E/2 of
                                                                                NW/4 of SW/4, NW/4 of NE/4 of SW/4 of Block 101.
                                                                                Limited to 100' above the stratigraphic equivalent
                                                                                of the top of the 9300' Sand at 8496' MD as seen
                                                                                in OCS-G-10658 #1 (B-1) down to 100' below the base
                                                                                of the stratigraphic equivalent of the 9,300' Sand
                                                                                at 8,710' MD as seen in the OCS-G-10658 #1 (B-1).

                                                                                E/2 of NW/4 of SW/4, NW/4 of NE/4 of SW/4 of Block
                                                                                101.  Limited to the stratigraphic equivalent of
                                                                                100' above the 10,300' Sand at 9,076' MD as seen in
                                                                                OCS-G-10658 #1 (B-1) down to 100' below the base
                                                                                of the stratigraphic equivalent of the 10,300' Sand
                                                                                at 9,136' MD as seen in OCS-G-10658 #1 (B-1).

                                                                                W/2 of NW/4 of SW/4 of Block 101. Limited to 100'
                                                                                above the stratigraphic equivalent of the top of

                                                                                the 9300' Sand at 10,156' MD as seen in OCS-G 8645
                                                                                #1 down to 100' below the base of the stratigraphic
                                                                                equivalent of the 9300' Sand at 10,380' MD as seen
                                                                                in OCS-G 8645 #1.


Subject to the following:

1. Program Agreement dated June 30, 1987, effective as of March 1, 1987, between TXP Operating Company and Zilkha Energy Company.


2. Agreement to Purchase and Sale dated June 1, 1989, by and between TXP Operating Company and Transco Exploration and Production Company.

3. Offshore Operating Agreement dated effective July 1,1989, by and between Transco Exploration and Production Company, Operator, and Zilkha Energy Company, Non-Operator.

4. Assignment dated effective July 1, 1989, by and between TXP Operating Company, Assignor, and Transco Exploration and Production Company, Assignee, at Entry No. 9011228, Conveyance Records, Vermilion Parish and at Entry No. 220739, Conveyance Records, Cameron Parish, Louisiana.

5. Assignment dated effective July 1, 1989, by and between Transco Exploration and Production Company, Assignor, and Zilkha Energy Company, Assignee, at Entry No. 9011229, Conveyance Records, Vermilion Parish and at Entry No. 220740, Conveyance Records, Cameron Parish, Louisiana.

6. Letter Agreement dated September 26, 1990, by and between Zilkha Energy Company and Transco Exploration and Production Company, covering the sales of natural gas from East Cameron Block 109 and Vermilion Block 101.

That portion of Forest Oil Corporation interest which was acquired from TEPCO is subject to the following:

1. Conveyance of Production Payment (amended and restated) to Cactus Hydrocarbon III Limited Partnership dated Novmeber 9, 1993 recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

2. Production and Delivery Agreement (amended and restated) with Cactus Hydrocarbon III Limited Partnership dated November 9, 1993 recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

3. Amendment to and Restatement of Conveyance of Production Payment to Enron Reserve Acquisition Corp. dated November 9, 1993, recorded in Volume ______, Page ____ of the records of Cameron Parish, Louisiana.


              ---------------------------------------------------

                                    EXHIBIT A

OFFSHORE LOUISIANA
VERMILION 102
OPERATOR: BRITISH BORNEO EXPLOR.
FOC ORRI = 10% BPO
FOC WI = 40% APO (UPON ELECTION)

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                 Recording
Lease No.          Lessor            Lessee                Date     Data         Description of Properties
_________          ______            ______                ____     __________   ____________________________________
LO-193008-000001   USA OCS-G 3393    CNG Producing Co.,    1/1/77   Serial No.   All of Block 102, Vermilion Area, as shown on OCS
                                     Ocean Production Co.,          OCS-G 3393   Official Leasing Map,Louisiana Map No.3 containing
                                                                                 4587.70 acres, more or less, INSOFAR AND ONLY
                                                                                 INSOFAR as said lease lies within the confines of
                                                                                 the following described aliquot: NW/4 of SW/4 of
                                                                                 Block 102. Limited to 100' above the stratigraphic
                                                                                 equivalent of the M-1 Sand top at 9472' MD as seen
                                                                                 in OCS-G-3393 #7 down to 100'below the base of the
                                                                                 stratigraphic equivalent of the M-1.8 Sand at
                                                                                 10,543' MD as seen in the OCS-G-3393 #7.



1. Subject to Farmout Agreement F/O 9300801 dated 8/26/93 by and between Forest Oil Corporation and British Borneo Exploration.

2. Designation of Operator form dated 10/20/93 designates British Borneo Exploration as Operator of certain aliquots under Vermilion Block 102.



              ---------------------------------------------------

                                    EXHIBIT A

OFFSHORE LOUISIANA
VERMILION 255
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .2000000
FOC NRI: .1666667

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                               Recording
Lease No.          Lessor             Lessee            Date      Data          Description of Properties
_________          ______             ______            ____      __________    ____________________________________
LO-162014-000001   USA OCS-G 1152     Forest Oil Corp.  6/1/62    Serial No.    All of Block 255,Vermilion Area,South Addition,as
                                                                  OCS-G-1152    shown on Official Leasing Map La No. 3B, Outer
                                                                                Continental Shelf Leasing Map, Louisiana Offshore
                                                                                Operations containing 5,000 acres, more or less,
                                                                                INSOFAR AND ONLY INSOFAR as said lease lies within
                                                                                the confines of the following described aliquots:
                                                                                SE/4 of SW/4 of NW/4, SW/4 of SE/4 of NW/4, NW/4

                                                                                of SW/4, W/2 of NE/4 of SW/4, NE/4 of SW/4 of SW/4
                                                                                of Block 255. Limited to 100' above the strati-
                                                                                graphic equivalent of the top of the EH-5 Sand at
                                                                                10,694' MD as seen in OCS-G-1152 #A-3 S/t and down
                                                                                to 100' below the base of the stratigraphic equiva-
                                                                                lent of the EH-5 Sand at 10,780' MD as seen in OCS-
                                                                                G-1152 #A-3 S/T.



1. Subject to Operating Agreement dated 5/17/61 by and between Forest Oil Corporation as Operator and CNG Producing as Non-Operator.

2.   Oil Contract with Phibro termed July 1, 1994 to December 31, 1994.


              ---------------------------------------------------

                                    EXHIBIT A

OFFSHORE LOUISIANA
VERMILION 256
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .2500000
FOC NRI: .2083333

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                             Recording
Lease No.          Lessor           Lessee            Date      Data         Description of Properties
_________          ______           ______            ____      __________   ____________________________________
LO-162014-000002   USA OCS-G 1153   Forest Oil Corp.  9/1/70    Serial No.   All of Block 256, Vermilion Area, South Addition, as
                                                                OCS-G 1153   shown on Official Leasing Map LA No. 3B, Outer
                                                                             Continental Shelf Leasing Map, Louisiana Offshore
                                                                             Operations containing 5,000 acres, more or less,
                                                                             INSOFAR AND ONLY INSOFAR as said lease lies within
                                                                             the confines of the following described aliquots:
                                                                             S/2 of NW/4 of SW/4, SW/4 of NE/4 of SW/4, S/2 of
                                                                             SW/4, SW/4 of SW/4 of SE/4 of Block 256.  Limited to
                                                                             the stratigraphic equivalent of 100' above the top of
                                                                             the K-1 Sand at 9710' MD as seen in OCS-G-1977 #C-2
                                                                             down to 100' below the base of the stratigraphic
                                                                             equivalent of the K-1 Sand at 10,100' MD as seen in
                                                                             OCS-G-1977 #C-2.



1.   Oil Contract with Phibro termed July 1, 1994 to December 31, 1994.


              ---------------------------------------------------

                                    EXHIBIT A

OFFSHORE LOUISIANA
VERMILION 267
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .2500000
FOC NRI: .2083333

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                               Recording
Lease No.          Lessor            Lessee             Date      Data          Description of Properties
_________          ______            ______             ____      __________    ____________________________________
LO-162014-000003   USA OCS-G 1977    Forest Oil Corp.   9/1/70    Serial No.    N 1/2 of Block 267, Vermilion Area, South Addition,
                                                                  OCS-G 1977    as shown on Official Leasing Map, Louisiana Map No.
                                                                                3B containing 2,500 acres, more or less, INSOFAR &
                                                                                ONLY INSOFAR as said lease lies within the confines
                                                                                of the following described aliquots:NE/4 of NW/4 of
                                                                                NW/4, NE/4 of NW/4, NE/4 of SE/4 of NW/4, NE/4 of
                                                                                Block 267.  Limited to the stratigraphic equivalent
                                                                                of 100' above the top of the K-1 Sand at 9710' MD
                                                                                as seen in OCS-G-1977 #C-2 down to 100' below the
                                                                                base of the stratigraphic equivalent of the K-1
                                                                                Sand at 10,100' MD as seen in OCS-G-1977 #C-2.


1. Subject to Operating Agreement dated 9/1/70 by and between Forest Oil Corporation as Operator and CNG Producing as Non-Operator.

2.   Oil Contract with Phibro termed July 1, 1994 to December 31, 1994.

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                                    EXHIBIT A

OFFSHORE LOUISIANA
EAST CAMERON 109 & 110
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .2361000 (FROM ZILKHA)
FOC NRI: .1967500
FOC GWI: .7639000 (FROM TEPCO)
FOC NRI: .6365833

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                                 Recording
Lease No.          Lessor           Lessee                Date      Data          Description of Properties

_________          ______           ______                ____      __________    ____________________________________
LO-192208-000001   USA OCS-G 8645   Transco Exploration   6/1/87    Serial No.    All of Blocks 109 and 110, East Cameron Area, as
                                    & Prod. Co.                     OCS-G-8645    shown on OCS Leasing Map, Louisiana Map No. 2
                                                                                  containing 4284.10 acres, more or less, INSOFAR
                                                                                  AND ONLY INSOFAR as said lease lies within the
                                                                                  confines of the following described aliquots:

                                                                                  SE/4 of SE/4 of Block 109, NE/4 of NE/4 of NE/4
                                                                                  of Block 110.  Limited to 100' above the strati-
                                                                                  graphic equivalent of the top of 7,700' Sand at
                                                                                  7,930' MD as seen in OCS-G-8645 #2 ST-A down to
                                                                                  100' below the base of the stratigraphic equiva-
                                                                                  lent of the 7,700' Sand at 7,990' MD as seen in
                                                                                  OCS-G-8645 #2 ST-A.

                                                                                  SE/4 of NE/4 and N/2 of NE/4 of SE/4 of Block109.
                                                                                  Limited to 100'above the stratigraphic equivalent
                                                                                  of the top of the 9,300' Sand at 10,156' MD as
                                                                                  seen in OCS-G-8645 #1 down to 100' below the base
                                                                                  of the stratigraphic equivalent of the 9,300'Sand
                                                                                  at 10,380'MD as seen in OCS-G-8645 #1,and limited
                                                                                  to 100' above the stratigraphic equivalent of the
                                                                                  10,300' Sand at 10,552' MD as seen in OCS-G-8645
                                                                                  #3 and 100' below the base of the stratigraphic
                                                                                  equivalent of the 10,300' Sand at 10,645' MD as
                                                                                  seen in OCS-G-8645 #3.


That portion of Forest Oil Corporation interest which was acquired from TEPCO is subject to the following:

1. Conveyance of Production Payment (amended and restated) to Cactus Hydrocarbon III Limited Partnership dated Novmeber 9, 1993 recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

2. Production and Delivery Agreement (amended and restated) with Cactus Hydrocarbon III Limited Partnership dated November 9, 1993 recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

3. Amendment to and Restatement of Conveyance of Production Payment to Enron Reserve Acquisition Corp. dated November 9, 1993, recorded in Volume ______, Page ____ of the records of Cameron Parish, Louisiana.

4. Amendment to and Restatement of Production and Delivery Agreement dated November 9, 1993, recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

5. Gas Purchase contract with Enron Gas Marketing, Inc. termed April 1, 1994 to October 1, 1994.


That portion of Forest Oil Corporation interest which was acquired from Zilkha is subject to the following:

1. Program Agreement dated June 30, 1987, effective as of March 1, 1987, between TXP Operating Company and Zilkha Energy Company.

2.   Offshore Operating Agreement dated effective June 1, 1987, by and between

     TXP Operating Company, Operator, and Zilkha Energy Company, Non-Operator.


3. Ratification and Amendment of Offshore Operating Agreement dated effective June 1, 1989, by and between Transco Exploration and Production Company and Zilkha Energy Company.

4. Assignment dated effective June 1, 1987, by and between TXP Operating Company,signor, and Zilkha Energy Company, Assignee.

5. Letter Agreement dated September 26, 1990, by and between Zilkha Energy Company and Transco Exploration and Production Company, covering the sales of natural gas from East Cameron Block 109 and Vermilion Block 101.


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